As filed with the Securities and Exchange Commission on July 19, 2005

                                               Registration No. 33-_____________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM SB-2

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                GTC TELECOM CORP.
                       (Name of Registrant in Its Charter)


             NEVADA                    4813                      88-0318246
  (State or Other Jurisdiction (Primary Standard Industrial   (I.R.S. Employer
        of Incorporation        Classification Code Number)  Identification No.)
         or Organization)


      3151 AIRWAY AVE., SUITE P-3                          S. PAUL SANDHU
        COSTA MESA, CALIFORNIA                       3151 AIRWAY AVE., SUITE P-3
           (714) 549-7700                               COSTA MESA, CALIFORNIA
 (Address and telephone number of Principal                 (714) 549-7700
  Executive Offices and Principal Place                  (Name, address and
                                                      telephone number of agent
                                                             for service)
                                                             of Business)


                                   Copies To:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 220
                        Rancho Santa Margarita, CA  92688
                                 (949) 635-1240
                            Fax No.:  (949) 635-1244



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ x ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE





           TITLE OF EACH CLASS OF                     AMOUNT          PROPOSED MAXIMUM
             SECURITIES TO BE                         TO BE          OFFERING PRICE PER    PROPOSED MAXIMUM            AMOUNT OF
                REGISTERED                          REGISTERED             SHARE        AGGREGATE OFFERING PRICE   REGISTRATION FEE
     ------------------------------------------------------------------------------------------------------------------------------
     Common Stock of certain selling shareholders    5,000,000          $  0.17 (1)  $         850,000                $   100.05
     Common Stock underlying conversion             31,230,770          $  0.13 (2)  $       4,060,000                $   477.86
        of convertible notes
     Common Stock underlying warrants held by       22,395,000          $  0.21 (3)  $       4,672,500                $   549.95
        certain warrantholders                                                                                        ----------
                                                                                                               TOTAL: $ 1,127.86


(1) The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The price per share is based on the average bid and ask price of the common stock on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Deals on July 18, 2005.
(2)     Denotes  the  conversion  price  of  the  convertible  notes.
(3)     Denotes  the  weighted  average  exercise  price  of  the  warrants.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to Completion, Dated July 19, 2005

                     UP TO 58,625,770 SHARES OF COMMON STOCK

                                GTC TELECOM CORP.



                               [GRAPHIC  OMITED]











     GTC Telecom is registering up to 5,000,000 shares of our common stock already issued, 31,230,770 shares issuable by us upon conversion of convertible notes and 22,395,000 shares issuable upon exercise of warrants all held by existing shareholders.

     The selling shareholders may resell these shares, and resell the shares issuable upon exercise of the warrants, using this prospectus. All of the common stock registered by this prospectus will be sold by the selling shareholders at the prevailing market price at the time they are sold.

     Our common stock is quoted on the over-the-counter electronic bulletin board under the symbol "GTCC."


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                  The date of this prospectus is ________, 2005

                               PROSPECTUS SUMMARY
                                GTC TELECOM CORP.

     We are a provider of various telecommunication services, including local and long distance telephone services as well as a provider of Internet service access. We were organized on May 17, 1994 and are currently based in Costa Mesa, California. Our common stock is quoted on the over-the-counter electronic bulletin board under the symbol "GTCC."

     Our principal office is located at 3151 Airway Ave., Suite P-3, Costa Mesa, CA 92627, telephone number (714) 549-7700. Our worldwide website is www.gtctelecom.com. Information contained on our website is not part of this prospectus.

                                  THE OFFERING

     We are registering 5,000,000 shares for sale by existing shareholders, up to 31,230,770 shares for sale by existing convertible note holders upon conversion of their convertible notes, and up to 22,395,000 shares for sale by existing warrant holders upon the exercise of their warrants. All of the common stock registered by this prospectus will be sold by the selling shareholders at the prevailing market prices at the time they are sold. We currently have 29,625,622 shares of common stock outstanding, and if all of the convertible notes are converted and all the warrants are exercised, we will have 83,351,392 shares of common stock outstanding.

                                  RISK FACTORS

     OUR COMPANY IS SUBJECT TO VARIOUS RISKS WHICH MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. THESE ARE NOT THE ONLY RISKS AND UNCERTAINTIES THAT WE FACE. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

     WE CURRENTLY DO NOT HAVE SUFFICIENT CASH FLOW FROM OPERATIONS TO MEET ALL OF OUR MONTHLY OPERATING REQUIREMENTS. Currently, billings from accounts receivable are sufficient to meet our monthly operating requirements. However, the amounts actually collected from our customers is not sufficient to fully pay
all of our monthly operating expenses.   With our recent entry into the local
telephone market, an increasing number of our customers have elected to pay their monthly bills by check. Previously, the majority of our long distance customers elected to pay their bills by credit card. Payment by credit card allows us to collect our billings within days of billing our customers. Payment by check, however, typically results in collection times in excess of thirty days. In addition, payment by credit card allows us to quickly determine whether a customer is going to pay their bill whereas, with payment by check, this determination can take in excess of thirty days. As a result, we have experienced a significant increase in the amount of bad debt associated with our local product.

     In an effort to reduce this bad debt and increase collections, we have recently begun implementing several corrective measures. These include: determining a customer's credit rating prior to provisioning service; strengthening our internal and third-party collection efforts by increasing the number of our collection employees and reducing the timeframe before collection efforts are initiated; and reporting delinquent customers to the appropriate credit bureaus. We anticipate that these measures will increase our cash flows from operating activities. However, if we are unsuccessful in our efforts to increase our cash collections or increase revenues and customers, we will not have sufficient cash flows to fund our monthly operations as well as service our debt obligations.

     WE MAY NOT HAVE SUFFICIENT CASH TO REPAY OUR DEBT OBLIGATIONS. Recently, we restructured approximately $7.7 million in accrued liabilities consisting of notes payable, accrued interest and other outstanding accounts payable, into new short and long term debt (see below) that resulted in the elimination of approximately $6.9 million in accrued liabilities. Consequently, beginning in September 2005, we will be required to begin making monthly principal and interest payments on these new obligations. Unless we are able to increase our revenues and increase our cash collections, we may not have sufficient cash flow to fully support daily operations and service our debt obligations and will need to increase revenues and customers, decrease bad debt, or acquire alternate financing.

     WE ARE DEPENDENT ON A LIMITED NUMBER OF SUPPLIERS WHICH ARE REQUIRED FOR US TO PROVIDE OUR SERVICES. We do not own our own long distance network and therefore currently depend primarily upon Sprint Communications LP to provide for the transmission of long distance phone calls by our customers and to provide the call detail records upon which we base our customer's billings. We also rely upon incumbent local exchange carriers such as BellSouth Communications and SBC Communications to provide the underlying networks for the provisioning of our local telephone service. Additionally, our Internet services are provided pursuant to agreements with various outside companies. Although we believe that our relations with these companies are strong and should remain so with continued contract compliance, the termination of our contracts with these companies, the loss of services provided by them, or a reduction in the quality of service we receive from them would likely harm our business. For additional details, please see Major Suppliers below.

     COMPETITION IN OUR MARKETS IS VERY INTENSE AND WE MAY NOT BE ABLE TO COMPETE. The local and long distance telecommunications industry is highly competitive and affected by the introduction of new services by, and the market activities of, major industry participants, including AT&T Corp., WorldCom, Sprint Corporation, SBC, Verizon, and other national and regional local and interexchange carriers. Competition in the local and long distance business is based upon pricing, customer service, billing services and perceived quality.
We compete against various national and regional carriers that are composed of both facilities-based providers (those that carry traffic on their own equipment) and switchless resellers (those that resell local and long distance carried by facilities-based providers) offering essentially the same services as we do. Several of our competitors are substantially larger and have greater financial, technical and marketing resources. Although we believe that we have the human and technical resources to pursue our strategy and compete effectively in this competitive environment, our success will depend upon our continued ability to profitably provide high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors.

     We expect to encounter continued competition from major domestic and international communications companies. In addition, we may be subject to additional competition due to the enactment of the Telecommunications Act of 1996, the development of new technologies and increased availability of domestic and international transmission capacity. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new competitors, which may have financial, personnel and other resources significantly greater than ours. Other potential competitors include cable television companies, wireless telephone companies, electric utilities, microwave carriers and private networks of large end users.

     The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new product and service offerings and increasing transmission capacity for services similar to those provided by us. We cannot predict which of many possible future product and service offerings will be important to maintain our competitive position or what expenditures will be required to develop and provide such products and services.

     The market for Internet-based online services is relatively new, intensely competitive and rapidly changing. Since the advent of commercial services on the Internet, the number of Internet Service Providers and online services competing for users' attention and spending has proliferated because of, among other reasons, the absence of substantial barriers to entry, and we expect that competition will continue to intensify. Many of our current and potential competitors such as Earthlink, Yahoo, AOL, UUNET, and Microsoft Network have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products and services than we are.

     AS OUR CUSTOMERS ARE FREE TO CHANGE THEIR TELECOMMUNICATION PROVIDER, OUR REVENUES MAY DECREASE AT ANY TIME. The vast majority of our customers are not obligated to purchase any minimum usage amount and can discontinue service, without penalty, at any time. Therefore, we cannot know if our customers will continue to buy their local or long distance telephone service through us. A high level of customer attrition is inherent in the long distance industry, and our revenues are affected by such attrition. Attrition is attributable to a variety of factors, including termination of customers by us for nonpayment and the initiatives of existing and new competitors as they engage in, among other things, national advertising campaigns, telemarketing programs and the issuance of cash or other forms of incentives.

In the event that a significant portion of our customers decide to purchase service from another provider, we do not know if we would be able to replace our customer base from other sources. Loss of a significant portion of our customers would result in a corresponding reduction in our revenues.

     WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION THAT MAY BE CHANGED IN WAYS THAT HURT OUR BUSINESS. We are subject to regulation by the FCC and by various state public service and public utility commissions as a nondominant provider of local and long distance services. We are required to file tariffs for interstate and international service with the FCC, which tariffs are presumed lawful and become effective on one day's notice. We are also required to file tariffs or obtain approval for intrastate service provided in most of the states in which we market local or long distance services. By engaging in direct marketing to end users, we will be subject to applicable regulatory standards for marketing activities and the increased FCC and state attention to certain marketing practices may become more significant to us. Additionally, certain marketing practices, including the methods and means to convert a customer's telephone service from one carrier to another, have recently been subject to increased regulatory review at both the federal and state levels. This increased regulatory review could impede our possible future acquisition of new business from other resellers. Our marketing activities mandate compliance with applicable state and federal regulations. We are unable to predict the effect of such increased regulatory review.

     YOU MAY BE UNABLE TO EFFECTIVELY EVALUATE THE BUSINESS OF OUR PERFEXA SUBSIDIARY BECAUSE PERFEXA'S OUTSOURCED CALL CENTER AND INFORMATION TECHNOLOGY SERVICE BUSINESS HAS EXISTED FOR ONLY A SHORT PERIOD OF TIME. Perfexa-U.S. was originally incorporated on October 3, 2000 as GTC Wireless, Inc. and was inactive until September 13, 2002 when it changed its name to Perfexa Solutions, Inc. Perfexa-U.S. owns 99% of the issued and outstanding capital stock of Perfexa Solutions Pvt. Ltd., a corporation formed under the laws of the Republic of India. Perfexa develops and markets offshore outsourced call center solutions and information technology services to small and medium size companies and does not have an established operating history. Accordingly, you can evaluate Perfexa's business, and therefore its future prospects, based only its very limited operating history. In addition, you must consider Perfexa's prospects in light of the risks, expenses, and difficulties frequently encountered in the establishment of a new business in a rapidly evolving market.

     PERFEXA WILL BE SUBJECT TO CERTAIN INHERENT RISKS ASSOCIATED WITH THE REPUBLIC OF INDIA. Perfexa's operating subsidiary, Perfexa Solutions Pvt. Ltd., is incorporated in the Republic of India, and substantially all of Perfexa's assets and employees are located in India. Consequently, Perfexa's financial performance will be affected by political, social and economic developments affecting India, Government of India policies, including taxation and foreign investment policies, government currency exchange control, as well as changes in exchange rates and interest rates.

     Regional conflicts in South Asia could adversely affect the Indian economy, disrupt Perfexa's operations and cause its business to suffer. South Asia has from time to time experienced instances of civil unrest and hostilities among neighboring countries, including between India and Pakistan. India's relations with neighboring Pakistan, each a nuclear power, are tense. In April 1999, India and Pakistan each conducted long-range missile tests. Since May 1999, military confrontations between India and Pakistan have occurred in the disputed Himalayan region of Kashmir. India's relations with neighboring China are also tense. Events of this nature in the future could influence the Indian economy and have a material adverse effect on Perfexa's business. The potential for such hostilities has recently increased as a result of terrorist attacks in the U.S. and the recent attack on the Indian Parliament has increased tensions between India and Pakistan. Events of this nature in the future could influence the Indian economy and could have a material adverse effect on Perfexa's operations and on the market for Perfexa's services.

     Political instability or changes in the government in India could delay the liberalization of the Indian economy and adversely affect economic conditions in India generally, which could impact Perfexa's financial results and prospects. Since 1991, successive Indian governments have pursued policies of economic liberalization, including significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant. The Government of India has changed several times over the past decade. The current Government of India, formed in 2004, has announced policies and taken initiatives that support the continued economic liberalization policies that have been pursued by previous governments. There can be no assurances that that these liberalization policies will continue in the future. The rate of economic liberalization could change, and specific laws and policies affecting technology companies, foreign investment, currency exchange and other matters affecting investment in its securities could change as well. A significant change in India's economic liberalization and deregulation policies could adversely affect business and economic conditions in India generally and Perfexa's business in particular.

     PERFEXA'S BUSINESS IS SUBJECT TO FLUCTUATIONS IN FOREIGN CURRENCIES. Perfexa's business is subject to fluctuations in the value of the Indian Rupee against the U.S. dollar due to Perfexa's Indian subsidiary. Operational costs including labor, equipment, and facilities leases could fluctuate depending on the value of the Rupee vis-a-vis the U.S. dollar. With the recent decline in the value of the dollar in relation to the Rupee, we have experienced a corresponding increase in our operating costs. In the future, Perfexa may also sell its products and services in other currencies which would make the management of currency fluctuations more difficult.

     OUR STOCK PRICE WILL FLUCTUATE AFTER THIS OFFERING, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS. The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

-     Quarterly variations in operating results;
-     Changes in financial estimates by securities analysts;
- Announcements by us or our competitors of new products, significant contracts, acquisitions or strategic relationships;
-     Publicity about our company, management, products or our competitors;
-     Additions or departures of key personnel;
-     Any future sales of our common stock or other securities; and
-     Stock market price and volume fluctuations of publicly traded companies.

     These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

     In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

     CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE. THE LAPSE OF THOSE RESTRICTIONS, COUPLED WITH THE SALE OF THE RELATED SHARES IN THE MARKET, OR THE MARKET'S EXPECTATION OF SUCH SALES, COULD RESULT IN AN IMMEDIATE AND SUBSTANTIAL DECLINE IN THE MARKET PRICE OF OUR COMMON STOCK. A substantial number of our shares of common stock are restricted from immediate resale in the public market. The sale or resale of those shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.

     BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED. Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

     - With a price of less than $5.00 per share;

     - That are not traded on a "recognized" national exchange;

     - Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

     - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

     YOU MAY INCUR DILUTION IN THE FUTURE. We may require additional funds to support our working capital requirements or for other purposes, and will seek to raise additional funds through public or private equity financing. Also, we may acquire other companies or finance strategic alliances by issuing equity. Any capital raising transaction may result in additional dilution to our shareholders.

SPECIAL  NOTE  ABOUT  FORWARD-LOOKING  STATEMENTS

     We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this prospectus.

     Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

                                USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we may receive proceeds from the exercise of warrants. The weighted average exercise price to acquire all of the shares of common stock included in this prospectus underlying the exercise of warrants is $0.21 per share, and the maximum proceeds to us upon the exercise of all the warrants is approximately $4,672,500.

     These proceeds would be received from time to time as warrants are exercised, and we will use these proceeds for working capital needs.

     Our allocation of proceeds represents our best estimate based upon the expected exercise of warrants and the requirements of our proposed business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

                              SELLING SHAREHOLDERS


     The following table provides certain information with respect to shares offered by the selling shareholders:

                                 PERCENTAGE OF
                                 OUTSTANDING     SHARES TO BE   PERCENTAGE OF
                                 SHARES          SHARES         ACQUIRED UPON   OUTSTANDING
                                 BENEFICIALLY    BENEFICIALLY   CONVERSION OF   SHARES TO BE  SHARES TO BE
SELLING                          OWNED BEFORE    OWNED BEFORE   CONVERTIBLE     SOLD IN THE   OWNED AFTER
STOCKHOLDER                      OFFERING        OFFERING(1)    NOTE(3)         OFFERING      THE OFFERING(4)

Alpha Capital                     7,647,059 (5)         21.19%(2)    9,185,520    15,565,611               0%
DCOFI Master                      9,176,471 (6)         24.54%(2)   11,022,624    18,678,733               0%
SCG Capital                       2,294,118 (7)          7.27%(2)    2,755,656     4,669,683               0%
Silver Oak                        3,823,529 (8)         11.64%(2)    4,592,760     7,782,805               0%
Ellis International               1,529,412 (9)          4.95%       1,837,104     3,113,122               0%
Bumper Fund, LP                   1,529,412(10)          4.95%       1,837,104     3,113,122               0%
Lance Baral                       1,250,000(11)          4.25%          N/A        1,250,000               0%
Blue Future, Inc.                    25,000(12)             *           N/A           25,000               0%
Hunter Wise Financial Group LLC     120,000(13)             *           N/A          120,000               0%

_________________________________________
*  Represents  less  than  1%  of  outstanding  shares.

(1) Percentage of outstanding shares prior to offering is based on 29,625,622 shares of common stock outstanding as of the date of this prospectus plus the shares underlying warrants being registered for that particular selling shareholder in this offering.
(2) Represents the total maximum percentage of shares that may be owned by the selling shareholder. However, pursuant to a subscription agreement entered into between us and the selling shareholder, the selling shareholder may not own at any one time, more than 4.99% of the our outstanding common stock.
(3) Reflects 175% of the number of shares that may be acquired by the Selling Shareholder upon conversion of the principal plus interest underlying the 12% Convertible Note at a conversion rate of $0.13 per share.
(4) Percentage of outstanding shares is based on 29,625,622 shares of common stock outstanding as of date of this prospectus, together with the 175% of the shares of common stock that may be acquired from the conversion of the principal amount and interest of the Convertible Notes at a the conversion rate of $0.13 per share, and 22,395,000 shares underlying warrants being registered in this offering.
(5) Includes 3,529,412 shares underlying Class A Warrants and 2,941,176 Class B Warrants.
(6) Includes 4,235,294 shares underlying Class A Warrants and 3,529,412 Class B Warrants.
(7) Includes 1,058,824 shares underlying Class A Warrants and 882,353 Class B Warrants.
(8) Includes 1,764,706 shares underlying Class A Warrants and 1,470,588 Class B Warrants.
(9) Includes 705,882 shares underlying Class A Warrants and 855,235 Class B Warrants.
(10) Includes 705,882 shares underlying Class A Warrants and 855,235 Class B Warrants.
(11) Includes 250,000 shares underlying warrants to acquire common stock at an exercise price of $0.11 per share.
(12) Reflects number of shares underlying warrants to acquire common stock at an exercise price of $0.17 per share.
(13) Reflects number of shares underlying warrants to acquire common stock at an exercise price of $0.20 per share.

Material  Relationships  With  The  Selling  Shareholders

     Blue Future, Inc. has been retained by us to provide financial consulting services. Hunter Wise Financial Group LLC has been retained by us to provide investment banking services. With the exception of the above, we have had no other material relationships with the selling shareholders during the past three years.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

     We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:


Securities and Exchange Commission Registration Fee     $       1,128
Printing and Engraving Expenses                         $       1,000
Accounting Fees and Expenses                            $      10,000
Legal Fees and Expenses                                 $      50,000
Blue Sky Qualification Fees and Expenses                $       1,500
Miscellaneous                                           $       5,000
                                              TOTAL     $      68,628

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

     In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities. We have been advised that under the rules and regulations of the NASD, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

                                LEGAL PROCEEDINGS

     From time to time, we may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of our business. We are not currently involved in any such litigation which we believe could have a materially adverse effect on our financial condition or results of operations.

                              DIRECTORS, EXECUTIVE
                    OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the names and ages of the current directors and executive officers of the Company, the director nominees, and the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are appointed by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers, and none of our officers or directors serves as a director of another reporting issuer.


Name               Age     Position(s)
--------------------------------------------------------------------------------

Paul  Sandhu        44     Chief  Executive  Officer and Chairman of the Board

Eric  Clemons       34     Director,  President, Secretary and Treasurer

Gerald A. DeCiccio  47     Director  and  Chief  Financial  Officer

     PAUL SANDHU is currently our Chief Executive Officer and the Chairman of our Board of Directors. Mr. Sandhu has been with us since our inception. Mr. Sandhu has over fourteen years experience with start-up and emerging growth companies. Mr. Sandhu was Co-Founder, President and Co-Owner of Maximum Security, a Security and surveillance company he started in 1992. While at Maximum, Mr. Sandhu actively managed a staff of over 200 employees. In 1997 Mr. Sandhu sold the business to his partner. Mr. Sandhu graduated from the University of Punjab in India with a degree in Engineering.

     ERIC CLEMONS is currently our President and a member of our Board of Directors. Mr. Clemons has been with us since our inception. Mr. Clemons has over twelve years experience with sales and marketing organizations. Mr. Clemons most recent position prior to joining the Company was as Vice President of Marketing for Intelligent Electronic Communications managing a staff of 50 employees.

     GERALD A. DECICCIO joined us in January 1999 as Chief Financial Officer and is currently a member of our Board of Directors. Mr. DeCiccio has over twenty years experience in the financial and accounting field. Prior to joining us, Mr. DeCiccio was the Vice President of Finance and Administration for National Telephone & Communications, Inc., ("NT&C") a $150 million inter-exchange carrier and provider of communications products and services. While at NT&C, Mr. DeCiccio managed NT&C's finance, accounting, human resources and legal departments. Between 1995 and 1997, Mr. DeCiccio was the Corporate Controller for Newport Corporation, a $140 million multi-national manufacturer / distributor of laser and optics products. Prior to that, Mr. DeCiccio was the Director of Audit and Quality Systems for Sunrise Medical, Inc., a $750 million multi-national manufacturer / distributor of health care products. From 1980 to 1984, Mr. DeCiccio was a Supervising Senior Accountant for Ernst and Young. Mr. DeCiccio received his Bachelor of Science in Accounting from Loma Linda University, and his Masters of Science in Finance and Systems Technology from the University of Southern California. Mr. DeCiccio is a Certified Public Accountant in the State of California.

                               SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 15, 2005, certain information with respect to the equity securities owned of record or beneficially by:

-     each of our Officers and Directors;
- each person who owns beneficially more than 5% of each class of our equity securities; and
-     all Directors and Executive Officers as a group.


                                                      COMMON STOCK PERCENT OF(1)
TITLE OF CLASS  NAME AND ADDRESS OF BENEFICIALOWNER   OUTSTANDING  OUTSTANDING
--------------------------------------------------------------------------------

                Paul Sandhu(2)
Common Stock    3151 Airway Avenue, Suite P-3
                Costa Mesa, CA 92626.                   4,187,715  13.81%
                --------------------------------------  ---------  ------

                Eric Clemons(3)
Common Stock    3151 Airway Avenue, Suite P-3
                Costa Mesa, CA 92626.                     882,522   2.92%
                --------------------------------------  ---------  ------

                Gerald A. DeCiccio(4)
Common Stock    3151 Airway Avenue, Suite P-3
                Costa Mesa, CA 92626.                     413,500   1.38%
                --------------------------------------  ---------  ------

                Reet Trust(5)
Common Stock    21520 Yorba Linda, Suite 6227
                Yorba Linda, CA 92887                   2,000,000   6.75%
                --------------------------------------  ---------  ------

                Rapaport Family Trust
Common Stock    584 Via Almar
                Palos Verde Peninsula, CA 90275         3,595,000  12.13%
                --------------------------------------  ---------  ------

Common Stock    All Directors and Officers as a Group
                (3 Persons in total)                    5,483,737  18.51%
                --------------------------------------  ---------  ------

______________________________________

(1) Percentage of outstanding shares is based on 29,625,622 shares of common stock outstanding as of the date of this prospectus plus shares underlying options exercisable within 60 days for that particular holder.

(2) Includes 693,000 options to acquire shares of our common stock in accordance with Mr. Sandhu's director compensation agreement and our employee benefit plan. Does not include an aggregate of 837,000 unvested options to acquire shares of our common stock granted in accordance with our employee benefit plan.

(3) Includes 572,000 options to acquire shares of our common stock in accordance with Mr. Clemons' director compensation agreement and our employee benefit plan. Does not include an aggregate of 573,000 unvested options to acquire shares of our common stock in accordance with our employee benefit plan.

(4) Includes an aggregate of 391,000 options to acquire shares of our common stock in accordance with Mr. DeCiccio's employment and director compensation agreements and our employee benefit plan. Does not include an aggregate of 394,000 unvested options to acquire shares of our common stock in accordance with our employee benefit plan.

(5) The trustee of the Reet Trust is Teg Sandhu, father of S. Paul Sandhu. However, S. Paul Sandhu disclaims any beneficial ownership to the shares held by the Reet Trust.

     We believe that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

                            DESCRIPTION OF SECURITIES

Authorized  Capital  Stock.
---------------------------

     The authorized capital stock of our company currently consists of 100,000,000 shares of common stock, par value $0.001 and 20,000,000 shares of preferred stock, par value $0.001. As of July 15, 2005, we have 29,625,622 shares of common stock outstanding and no shares of preferred stock designated or outstanding.

     Common Stock. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

     Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by the Nevada Revised Statutes, or the rules of any quotation system or national securities exchange on which stock of our company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; and to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. We have no present plans to issue any shares of preferred stock.

     12% Convertible Promissory Notes.
     ---------------------------------

     General Terms. In May and July 2005, we issued an aggregate of $2,000,000 principal amount in 12% Convertible Promissory Notes. This principal amount reflects a original issue discount of 15%, which resulted in $1,700,000 in gross proceeds to us. The notes accrue simple interest at the rate of 12% per annum and mature on November 23, 2006. Under the terms of the notes, we are obligated to make minimum payments beginning 120 days following the issuance of the notes. The first three monthly minimum payments after the initial 120 day grace period, will each equal 2.5 percent of the principal amount. The next eleven monthly minimum payments will each equal 5 percent of the principal amount. Any remaining outstanding principal or interest is then due upon maturity of the note, which is November 23, 2006.

     Repayment in Stock. Under the terms of the notes, subject to certain limitations, we have the option of paying our minimum monthly payments with our common stock. Such common stock would be valued at a conversion rate equal to the lessor of (i) $0.13 per share or (ii) 85% of the average of the five closing bid prices of our common stock prior to the date we make our payment. However, unless waived by the noteholder, we may not pay the monthly minimum payment in common stock if the amount the shares for such payment exceeds 35% of the aggregate daily trading volume for our stock for the seven trading days prior to our payment. We may also not use this feature to the extent that doing so at such time, will cause a noteholder to own more than 4.99% of out common stock. Additionally, we may not exercise this option if an effective registration statement covering these shares is not in place. We have not decided whether to make our minimum monthly payments in stock or cash.

     Provided that certain conditions exist, we may force the noteholders to convert some or all of the then outstanding principal and unpaid interest into shares of our common stock at the rate of $0.13 per share. We may only exercise this mandatory conversion option if the closing bid of our common stock is more than $0.35 for each for the 10 trading days prior to our notice of a mandatory conversion and then only for one day. Also, the shares to be paid in a mandatory conversion may not exceed 35% of the daily trading volume of our common stock for the preceding seven trading days multiplied by our common stock's volume weighted average price.

     Conversion Rights. The noteholder has the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount and any interest or fees then due, into shares of our common stock at the rate of $0.13 per share. However, the noteholder may not exercise this option (unless the noteholder waives this limitation upon 61 days prior notice) to the extent that by doing so, it will own more than 4.99% of our outstanding shares of common stock.

     Default Provisions. Upon the occurrence of certain conditions set forth in the notes, the noteholders shall be entitled to declare all outstanding principal amounts and unpaid interest immediately due and payable. In the event of a default, we may not pay a minimum monthly payment in stock and we may not force a mandatory conversion.

     Registration of Underlying Common Stock.     To permit the purchasers to
resell the common shares underlying the convertible notes, we agreed to register 175% of the common shares issuable upon conversion of the convertible notes as well as the shares underlying the Class A and Class B warrants described below. To that end, we agreed that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, to keep it effective until the earliest of any of the following dates:

- the date after which all of the common shares held by the purchasers or which are issuable by the convertible notes or warrants, have been sold by the purchasers pursuant to such registration statement;

- the date after which all of the common shares held by the purchasers or which are issuable by the convertible notes or warrants that are covered by the registration statement may be sold, in the opinion of our counsel, without restriction under the Securities Act of 1933; or

     - the date that is thirty-six (36) months from the effective date of the registration statement.

     Class A and Class B Warrants
     ----------------------------

     In connection with the issuance of the 12% Convertible Promissory Notes, we issued to the purchasers of the notes six Class A Warrants and five Class B Warrants for each dollar amount of principal amount purchased.

     Class A Warrants

     The Class A Warrants entitle the holder to purchase our common stock for $0.22 per share. Class A warrants are exercisable up to four years from the date of issuance. If a registration statement covering the common stock underlying the warrants is effective at the time of exercise, then the warrants may only be exercised upon payment of cash. If such registration statement is not in effect, then the holder may elect to exercise the warrant via a cashless exercise method. Cashless exercise works in the following way. At the time the holder wishes to exercise their warrants, if the fair market value of our common stock is greater than the exercise price, then in lieu of paying cash to satisfy the exercise price, the holder can elect to pay the exercise price by reducing the amount of common stock they'll receive by the number of shares multiplied by the then fair market value necessary to exercise the warrants.

     For example, if a holder of 1,000 Class A Warrants wishes to exercise all 1,000 warrants, and at the time of exercise the fair market value of our common stock is $0.44 per share, then instead of paying $220 to exercise their warrants (1,000 shares x $0.22 exercise price), the holder would reduce the number of shares they would receive by 500 ($220 divided by the fair market value of $0.44 per share). The holder would then get 500 shares upon exercise of their 1,000 warrants. The holders of the Class A Warrants are under no obligation to exercise their warrants.

     Class B Warrants

     The Class B Warrants entitle the holder to purchase our common stock for $0.20 per share. Class B warrants are exercisable from the date of issuance until 120 days following the day in which a registration statement covering the shares underlying the Class B Warrants is effective. During the period, the
warrants may only be exercised upon payment of cash.    If such registration
statement is not in effect, then the holder may elect to exercise the warrant via a cashless exercise method. The holders of the Class B Warrants are under no obligation to exercise their warrants.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW

     The following provisions of the Articles of Incorporation and Bylaws of our company could discourage potential acquisition proposals and could delay or prevent a change in control of our company. Such provisions may also have the effect of preventing changes in the management of our company, and preventing shareholders from receiving a premium on their common stock.

     Authorized but Unissued Stock. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

     Blank Check Preferred Stock. The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

     Nevada Business Combination Law. The State of Nevada has enacted legislation that may deter or frustrate takeovers of Nevada corporations. The Nevada Business Combination Law generally prohibits a Nevada corporation from engaging in a business combination with an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of the outstanding voting stock of our company or any person affiliated with such person) for a period of three years following the date that such shareholder became an interested shareholder, unless the combination or the purchase of shares made by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the corporation before that date. A corporation may not engage in any combination with an interested shareholder of the corporation after the expiration of three years after his date of acquiring shares unless:

     - The combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the date such interested shareholder acquired such shares;

     - A combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested shareholder proposing the combination, or any affiliate or associate of the interested shareholder proposing the combination, at a meeting called for that purpose no earlier than three years after the interested shareholder's date of acquiring shares; or

     - The aggregate amount of cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested shareholder, satisfies the fair value requirements of Section 78.441 of Nevada Revised Statutes.

     Special Meetings of Shareholders. Special meetings of the shareholders of our company may be called by our Board of Directors or other persons authorized to do so under Nevada law. Under applicable Nevada law, shareholders do not have the right to call a special meeting of the shareholders. This may have the effect of discouraging potential acquisition proposals and could delay or prevent a change in control of our company by precluding a dissident shareholder from forcing a special meeting to consider removing the Board of Directors or otherwise.

     Transfer Agent and Registrar. Transfer On-line is the transfer agent and registrar for our common stock. Its address is 317 SW Alder Street, Portland, Oregon, 97204.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The Lebrecht Group, APLC serves as our legal counsel in connection with this offering. The Lebrecht Group and its employees are the owner of 900 shares of our common stock. Additionally, pursuant to an agreement with the Lebrecht Group, we are obligated to issue to them 50,000 shares of our common stock.

                      DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify our directors, officer, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.
We currently have an insurance policy for our officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

OVERVIEW

     We are a provider of various services including, telecommunication services such as local and long distance telephone services, Internet related services, and business process outsourcing ("BPO") services. We were organized as a Nevada Corporation on May 17, 1994 and are currently based in Costa Mesa, California. Our common stock trades on the NASDAQ's OTC Bulletin Board under the symbol "GTCC."

     Our services consist of the following:

TELECOMMUNICATIONS RELATED SERVICES

     We are currently licensed in every state (except Alaska) and the District of Columbia to provide long distance telecommunications services. We primarily service small and medium sized businesses and residential customers throughout the United States and have positioned ourselves to be a low-cost provider in the marketplace. To date, we have operated as a switchless(1), nonfacilities-based reseller of long distance services. By committing to purchase large usage volumes from national carriers such as Sprint, pursuant to contract tariffs(2), we have been able to procure substantial discounts and offer low-cost, high-quality long distance services to our customers at rates at or below current standard industry levels.

     We provide long distance telephone service under a variety of plans. These include outbound service, inbound toll-free 800 service and calling card service. We are also continuing our efforts to expand our service offerings to provide local telephone service by becoming a Competitive Local Exchange Carrier ("CLEC"). We have recently obtained licenses in several states including California, Florida, Georgia, Kentucky, New York, New Jersey, North Carolina, Ohio, and Texas to operate as a CLEC. We recently began offering service in Florida, Georgia, Kentucky, North Carolina, and Texas and are in the process of expanding our local service offerings. Future plans are to provide local services in most of the major states throughout the country. We anticipate that by providing CLEC services, we will be able to offer our own bundled services and thereby reverse the recent attrition of our telecommunications customer base. Recently, however, the Federal Court of Appeals for the District of Columbia, overturned rules regulating rates which incumbent local exchange carriers charge competitive local exchange carriers such as the Company. Consequently, incumbent local exchange carriers such as SBC, Bellsouth and Verizon are no longer legally required to offer us certain network elements which we require to offer local service. However, we have been able to negotiate commercial agreements with SBC and Bellsouth for the provisioning of such service at rates which we believe are acceptable.

INTERNET RELATED SERVICES

     We also operate as an Internet Service Provider, offering dial-up access at speeds up to 56kps and Digital Subscriber Line (DSL) service. These services are available to both consumer and business users. Our Internet related services are billed using the same methods as those used for billing our telecommunication services. Our Internet related services are provided pursuant to contracts with third-party providers, who remain competitors with us. By contracting with third-party providers to purchase large quantities of usage volumes, we are able to secure significant discounts, which then allows us to offer these services to our end-users at rates equal to or less than our competitors.

BUSINESS PROCESS OUTSOURCING SERVICES

     In 2002 we began exploring various options to reduce our labor and overhead costs as well as explore new markets. We determined that by developing a call center and Information Technology ("IT") development center in India, we could take advantage of India's highly skilled but vastly lower labor and operating costs thereby allowing for the reduction of a significant portion of our operating overhead. Despite significant start-up costs associated with the development of our outsourcing subsidiary, we believe that these operations will result in significant savings for us. Additionally, our outsourcing operations were designed to provide additional revenue opportunities for us in the Business Process Outsourcing Services market (see below). Our domestic outsourcing operations are conducted through our majority owned subsidiary, Perfexa Solutions, Inc., which we call Perfexa-U.S. Perfexa-U.S.'s subsidiary, Perfexa Solutions Private Limited, a corporation formed under the laws of the Republic of India ("Perfexa-India") manages and operates our call center and IT development center in New Delhi, India. We will collectively refer to both Perfexa-U.S. and Perfexa-India as Perfexa in this prospectus.

__________________________
(1)Switchless resellers of long distance services do not utilize any of their own lines, or switching equipment.
(2)Contract tariffs are services and rates based on contracts negotiated with individual customers, but also available to all customers.

     Our Perfexa operations provide inbound, as well as outbound call center management solutions, IT management solutions and business operations management solutions. Perfexa's solution is to: 1) capitalize on India's highly educated, English speaking workforce; 2) utilize the inherent cost and labor availability advantages within India; and 3) take advantage of the low employee turnover rates in India, which will enable us to capitalize on our significant investment in ongoing employee training and development programs which will dramatically improve the quality of the customer care experience. Future plans are to expand into other low cost countries as business develops.

     Perfexa currently provides customer service for our approximately 93,000 telecommunication and Internet users. Perfexa's IT group currently develops IT solutions for our customer care needs and the integration of our customer care system with those of Perfexa's New Delhi Center. Perfexa has recently begun offering its services to third parties and plans to focus on marketing its outsourced call center services to U.S. based companies. Perfexa's IT group will work initially to ensure the integration of Perfexa's systems with those of Perfexa's clients. Subsequently, the IT group will develop customized software solutions for third parties.

COMPETITION

Telecommunication Services

     The local and long distance telecommunications industry is highly competitive and affected by the introduction of new services by, and the market activities of, major industry participants, including AT&T Corp., Sprint, local exchange carriers such as Verizon and SBC Communications, and other national and regional carriers. Competition in the telecommunications business is based upon pricing, customer service, billing services and perceived quality. We compete against various national and regional carriers that are composed of both facilities-based providers (those that carry local and long distance traffic on their own equipment) and switchless resellers (those that resale long distance carried by facilities-based providers or lease local telephone lines and switching equipment from incumbent local carriers) offering essentially the same services as us. Several of our competitors are substantially larger and have greater financial, technical and marketing resources. We believe that we are able to compete with these competitors by providing high quality service at the lowest price possible.

     We believe that the pricing strategies and cost structures of the major carriers have resulted historically in their charging higher rates to the residential and small-to-medium sized business customer. Smaller customers typically are not able to make the volume commitments necessary to negotiate reduced rates under individualized contracts. By committing to large volumes of traffic, we guarantee traffic to the major long distance carrier while relieving the major long distance carrier of the administrative burden of qualifying and servicing large numbers of small-to-medium-sized accounts. To be successful, we believe that we must have lower overhead costs and be able to efficiently market the long distance product, process orders, verify credit and provide customer service to a large number of accounts. Although we believe we have human and technical resources to pursue our strategy and compete effectively in this competitive environment, our success will depend upon our continued ability to profitably provide high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors. There can be no assurances that we will be able to compete successfully in these markets.

     Our long distance traffic is currently carried by Sprint Communications, Inc. which provides our underlying long distance network. Sprint remains a competitor of ours for the provisioning of telecommunications services.

     The Telecommunications Act of 1996 is intended to introduce more competition to U.S. telecommunications markets. The legislation opens the local services market by requiring local exchange companies to permit interconnection to their networks and establishing, among other things, their obligations with respect to access, resale, number portability, dialing parity, access to rights-of-way and mutual compensation. The legislation also codifies local exchange carriers' equal access and nondiscrimination obligations and preempts most inconsistent state regulation. The legislation also contains special provisions that eliminate restrictions on the Regional Bell Operating Companies ("RBOCs") providing long distance services, which means that we face competition for providing long distance services from well capitalized, well known companies that prior to this time could not compete in long distance service.

Internet Related Services

     The market for Internet-based online services is relatively new, intensely competitive and rapidly changing. Since the advent of commercial services on the Internet, the number of Internet Service Providers and online services competing for users' attention and spending has proliferated because of, among other reasons, the absence of substantial barriers to entry, and we expect that competition will continue to intensify. Many of our current and potential competitors such as Earthlink, Yahoo, AOL, and Microsoft Network have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products and services than us.

     We believe that our Internet Related Services are marketed at competitive rates and provide quality and services comparable to our competitors.

Business Process Outsourcing Services

     IT Outsourcing. Electronic Data Systems Corporation (EDS) is currently the largest IT outsourcer. According to IDC, EDS captured over 25% of the $25.7 billion IT outsourcing market in 2000. Given the strength of the company's competition, maintaining its sizable market share is not easily accomplished; EDS's most formidable competitor in terms of revenue generation is IT outsourcing giant IBM Global Services, which captured 14% of the segment's market share in 2000. Other competitors include Computer Sciences Corporation, Unisys, Affiliated Computer Systems (ACS), CGI Group Inc. and Science Applications International Corporation (SAIC).

     Perfexa's ability to obtain business is dependent upon its ability to offer better strategic concepts and technical solutions, better value, a quicker response, or a combination of these factors. Many of these competitors have a more substantial amount of resources and therefore have the greater ability to obtain client contracts where large asset purchases or investments are required. In order to sustain competitive prices, Perfexa must operate with efficient and minimal overhead while building a stable client base. India provides the infrastructure to leverage low cost IT solutions.

     Call Center Outsourcing. Convergys is a leading provider of outsourced services within the billing services and software segment as well as the call center services segment. The company handles more than one million customer contacts daily through its 28,000 workstations and manages customer interactions that range from initial product information requests, account activation and product sales to service renewal, billing inquiries and complaint resolution. Additional competitors include Exult, NCO Group, ProBusiness, SITEL Corporation, Synhrgy, Teletech Holdings, Inc, West Corporation, and Peopleclick.

     Pricing strategies and cost structures of these major players are generally built on labor rates, technical and operation capabilities, and industry and process knowledge. The required competency is optimization of the business process at hand, and pricing models may be based on cost plus incentives, fixed fee, or per transaction. Perfexa's initial revenues will be derived from the areas of call center and administrative outsourcing services. Critical competitive factors include the ability to measure the quality of job performance and pricing and obtain a solid understanding of clients' specific job requirements through consultative assessments.

     Value-added services is one of the key advantages that Perfexa expects to have. By leveraging a highly educated and cost-effective team in India, this advantage is expected to reduce customers' business operating costs by 40% to 50% lower than onshore outsourcing providers. To be successful, Perfexa will offer a distinct value proposition to the client---significant savings by converting fixed employee costs to flexible, variable costs while avoiding large capital expenditures required to implement and maintain call center technologies. The challenge that Perfexa may face is whether they will be able to provide high quality service at a cost savings while at the same time be both profitable and lower-priced than their competitors. There can be no assurances that Perfexa will be able to compete successfully in these markets.

CUSTOMER ATTRITION

     We believe that a high level of customer attrition is a characteristic of the domestic residential long distance, local and Internet related industries. Attrition is attributable to a variety of factors, including the termination of customers by us for non-payment and the initiatives of existing and new competitors as they engage in, among other things, national advertising campaigns, telemarketing programs and the issuance of cash or other forms of incentives. Such attrition could have a material adverse effect upon our future results of operations and financial conditions.

DEPENDENCE ON KEY CUSTOMERS

     We are not dependent on any single customer for a significant portion of our annual sales. Our customer base changes on a continuous basis, as new customers are added or old customers removed.

MAJOR SUPPLIERS

     We do not own our own long distance network and currently depend upon Sprint Communications Company L.P. to provide for the transmission of phone calls by our customers and to provide the call detail records upon which we base our customer's billings. Pursuant to the terms of our agreement with Sprint, as amended, we are obligated to a monthly minimum of $25,000 through July 26, 2006. For any period during which we fail to meet our monthly minimum, we would be liable for 25% of the difference between our actual usage and the stated minimum. We may terminate the agreement upon 90 days written notice provided that we pay a termination fee equal to 50% of the aggregate minimum revenue requirement for the remaining term of the contract if we terminate for convenience or by default of us prior to the expiration date which was approximately $194,000 as of June 30, 2005. Sprint may terminate the agreement upon 30 days written notice and then only in the event that we are in material breach of the agreement. However, in cases of nonpayment, Sprint may elect to immediately terminate the Agreement.

     The termination of our contract with Sprint, the loss of telecommunications services provided by Sprint, or a reduction in the quality of service we receive from Sprint would materially harm our business. In addition, the accurate and prompt billing of our customers is dependent upon the timeliness and accuracy of call detail records provided to us by Sprint. Our business would be harmed if Sprint's call detail records are inaccurate or are not timely delivered.

     In the event that the services provided by Sprint to us were discontinued, we believe that we would be able to identify alternate suppliers that would be able to provide us with sufficient levels of services at terms similar to those of Sprint. Although we have the right to switch our current customers to an alternate underlying carrier, our customers have the right to discontinue their service with us at any time. Accordingly, the termination or non-renewal of our contract tariffs with Sprint or the loss of telecommunications services from Sprint may adversely effect our business.

     We do not have our own local telephone network. We currently lease local telephone lines and switching equipment from incumbent local exchange carriers such as SBC and Bellsouth. Previously, these carriers were required by law to lease us local lines and switching services at regulated rates. Recently, court decisions and FCC regulations have eliminated the local carriers' legal obligation to provide us with switching services at regulated rates. Consequently, we have entered into multi-year contracts with SBC and Bellsouth for the continued provisioning of these services to us at negotiated rates. Although these rates are higher than those previously offered, we believe that we can continue to economically offer service to our end-users at favorable rates. In the event that the services provided by these local exchange carriers were discontinued, we would be unable, absent significant capital expenditures, to continue providing local service. Currently, these services do not comprise a material portion of our operations.

     We do not have our own Internet Network. Currently, we provide our Internet Service Provider Access services pursuant to agreements with third party companies for the provisioning of our Internet Service Provider Access service. We are not obligated to any monthly minimums under these agreements. Although we believe that our relationship with our third-party providers is strong and should remain so with continued contract compliance, the termination of our contract with our underlying provider, the loss of Internet services provided by this company, or a reduction in the quality of service we receive from this company could have an adverse effect on our internet operations. In the event that an underlying provider was to discontinue its service to us, we believe, based upon discussions that we have had with other Internet service providers, that we could negotiate and obtain contracts with Internet service providers at comparable rates.

REGULATION

     The provisioning of our communications services is subject to extensive government regulation. Federal law regulates interstate and international telecommunications, while states have jurisdiction over telecommunications that originate and terminate within the same state. Changes in existing policies or regulations in any state or by the FCC could materially adversely affect our financial condition or results of operations, particularly if those policies make it more difficult for us to obtain service from Sprint or other long distance companies at competitive rates, or otherwise increase the cost and regulatory burdens of marketing and providing service. There can be no assurance that the regulatory authorities in one or more states or the FCC will not take action having an adverse effect on our business or financial condition or results of operations.

Federal

     We are classified by the FCC as a nondominant carrier. After the prior reclassification of AT&T as nondominant, only the local exchange carriers are classified as dominant carriers among domestic carriers. The FCC generally does not exercise direct oversight over charges for service of nondominant carriers, although it has the statutory power to do so. Nondominant carriers are required by statute to offer interstate services under rates, terms, and conditions that are just, reasonable and not unreasonably discriminatory. The FCC has the jurisdiction to act upon complaints filed by third parties, or brought on the FCC's own motion, against any common carrier, including nondominant carriers, for failure to comply with its statutory obligations. Nondominant carriers are required to publish and make available service agreements listing their rates, terms and conditions of service. The FCC also has the authority to impose more stringent regulatory requirements on us and change our regulatory classification from nondominant to dominant. In the current regulatory atmosphere, we believe, however, that the FCC is unlikely to do so.

     The FCC imposes only minimal reporting requirements on nondominant resellers, although we are subject to certain reporting, accounting and record-keeping obligations.

     At present, the FCC exercises its regulatory authority to set rates primarily with respect to the rates of dominant carriers, and it has increasingly relaxed its control in this area. Even when AT&T was classified as a dominant carrier, the FCC most recently employed a "price cap" system, which essentially exempted most of AT&T's services, including virtually all of its commercial and 800 services, from traditional rate of return regulation because the FCC believes that these services were subject to adequate competition.

State

     We are subject to varying levels of regulation in the states in which we currently provide local or intrastate telecommunications services. The vast majority of the states require us to apply for certification to provide local or intrastate telecommunications services, or at least to register or to be found exempt from regulation, before commencing such service. The vast majority of states also require us to file and maintain detailed tariffs listing our rates for local and intrastate service. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunications operations, assignments of carrier assets, including subscriber bases, carrier stock offerings and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and the rules, regulations and policies of the state regulatory authorities. Fines and other penalties, including the return of all monies received for intrastate traffic from residents of a state, may be imposed for such violations. In certain states, prior regulatory approval may be required for acquisitions of telecommunications operations.

     As we expand our efforts to provide local and long distance services, we will have to remain attentive to relevant federal and state regulations. FCC rules prohibit switching (also commonly known as "Slamming") of a consumer's service provider without the consumer's consent and specify how that consent can be obtained. Most states have consumer protection laws that further define the framework within which our marketing activities must be conducted. We intend to comply fully with all laws and regulations, and the constraints of federal and state restrictions could impact the success of direct marketing efforts.

     We are not currently subject to any State or Federal regulation with respect to our Internet related services. However, there can be no assurances that we will not be subject to such regulations in the future. We are not aware of any pending legislation that would have a material adverse effect on our operations.

     Our domestic BPO operations are not currently subject to any State or Federal regulations. However, our Perfexa-India operations are regulated by the policies of the Indian government. Indian law regulates call center activities requiring the registration of call centers with the Indian Department of Telecommunications. Our Perfexa-India subsidiary has obtained all required permits and licenses to operate its call center. Pursuant to such licenses, however, we must notify and obtain permission from the Indian DOT prior to expansion of our call center. Additionally, in times of war, the Indian government may have the power to appropriate Perfexa-India's facilities.

PATENTS, TRADEMARKS, LICENSES

     We have registered service marks for our Perfexa Solutions business. However, we do not depend upon any other patents or trademarks to conduct our business. We are required to hold licenses with the Federal Communication Commission for the operation of our telecommunication services. We are also required to hold licenses in the states in which we provide intrastate long distance services. Currently, we are licensed in every state (except Alaska) and the District of Columbia to provide intrastate services and hold licenses in nineteen states to provide local service. Our federal and state telecommunication licenses are of indefinite length and will remain effective so long as we comply with all Federal and State regulations.

COST OF COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

     We currently have no costs associated with compliance with environmental regulations. However, there can be no assurances that we will not incur such costs in the future.

NUMBER OF EMPLOYEES

     As of June 30, 2005, we employed approximately 25 people on a full time basis in the United States and our subsidiary employs approximately 200 people on a full time basis in India.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and our actual results could differ materially from those forward-looking statements. The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto.

GENERAL  OVERVIEW

     Our principal line of business is to provide local and long distance telephone and value-added services for small and medium-sized businesses and residential customers throughout the United States. Our strategy has been to build a subscriber base without committing capital or management resources to construct our own network and transmission facilities. This strategy has allowed us to add customers without being limited by capacity, geographic coverage, or configuration of any particular network that we might have developed. We also provide a number of Internet related services such as Internet access via Dial-Up and Digital Subscriber Line. Currently, our Internet related services are intended to be a value-added service to attract customers to our Telecommunication services as opposed to a significant revenue generating service. Our services are marketed nationwide through sales affiliates, independent sales agents and our own sales force.

     Our revenues consist of revenues from the sale of telecommunications, Internet, and BPO services. Telecommunication revenues are generated primarily from monthly recurring charges for local service and when customers make long distance telephone calls from their business or residential telephones. Internet related services are typically billed at a flat rate and are billed in advance. Revenues are recognized in the period earned. BPO services revenues are billed each month based on a client contract that provides for either a dedicated or per minute rate as the services are rendered.

     Cost of sales consists of telecommunications service costs and the costs of providing internet access, and BPO services. Local telecommunications service costs are paid by us on a per line basis. Long distance telecommunications service costs are based on our customers' long distance usage. We pay our carriers based on the type of call, time of call, duration of call, the terminating telephone number, and terms of our contract in effect at the time of the call. General and administrative expenses consist of the cost of customer acquisition (including costs paid for third-party verification), customer service, billing, cost of information systems and personnel required to support our operations and growth.

RESULTS OF OPERATIONS OF THE COMPANY
------------------------------------

NINE MONTHS ENDED MARCH 31, 2005 COMPARED TO NINE MONTHS ENDED MARCH 31, 2004

     REVENUES - Revenues decreased by $1,925,823 or 22.4% to $6,658,091 in the nine months ended March 31, 2005 from $8,583,914 in the nine months ended March 31, 2004. The decrease was due to a decrease in telecommunications revenues of $1,886,835 and a decrease in Internet revenues of $125,826, offset partially by the increase in BPO revenues of $86,838. As of March 31, 2005, we had 89,190 telecommunications customers and 3,780 Internet customers, with usage of long distance services of approximately 82,576,000 minutes for the nine months ended March 31, 2005 as compared with 77,421 telecommunications customers and 6,004 Internet customers as of March 31, 2004, with usage of long distance services of approximately 122,134,000 minutes for the nine months ended March 31, 2004.

     We believe that the reduction in minutes is a result of several recent competitive pressures including: the increase in the number of low-priced long distance calling plans currently available, the expansion of bundled local/long distance services offered by local exchange carriers and/or competitive local exchange carriers, and the migration of traditional long distance usage to cellular long distance and internet usage. In addition, the difficulties we recently experienced as a result of the change in our underlying providers may have contributed to this reduction in minutes (see Change In Primary Supplier below). In an effort to increase revenue, we have stepped up our outbound telemarketing campaigns.

     We are also continuing our efforts in becoming a local telephone service provider. We have recently obtained licenses to provide such services in several states including California, Florida, Georgia, Kentucky, New York, New Jersey, North Carolina, Ohio, and Texas. We recently began offering service in Florida, Georgia, Kentucky, North Carolina, and Texas and are in the process of expanding our local service offerings. Future plans are to provide local services in most of the major states throughout the country. We anticipate that by providing local services, we will be able to offer our own bundled services and thereby reverse the recent attrition of our telecommunications customer base.

     Additionally, we are continuing to focus on developing third party revenue for our Perfexa subsidiary. During the quarter ended December 31, 2003, we began widespread marketing of our BPO services to third parties and have begun securing client contracts for these services. Perfexa generated third-party revenues of $129,560 and $42,722 for the nine months ended March 31, 2005 and 2004, respectively.

     COST OF SALES - Cost of sales decreased by $848,313 or 22.1% to $2,998,283 in the nine months ended March 31, 2005 from $3,846,596 in the nine months ended March 31, 2004. The decrease was primarily due to the decrease in carrier costs associated with decreased telecommunications service revenues of $799,189, offset partially by increased carrier costs associated with the increase in our cost of providing telecommunications service of $194,611 for the nine months ended March 31, 2005 (see Change In Primary Supplier below and to our new local phone services which will have a higher cost as compared to our long distance products). In addition, for the nine months ended March 31, 2005, the costs associated with Internet services decreased $301,802 and the costs associated with BPO services increased $58,067. As a percentage of revenue, cost of sales increased to 45.0% from 44.8%, primarily as a result of the increase in telecommunications cost of sales as a percentage of telecommunications revenues to 45.6% in the nine months ended March 31, 2005 from 42.4% in the nine months ended March 31, 2004 (see Change In Primary Supplier below), offset partially by the decrease in internet cost of sales as a percentage of internet revenues to 31.6% in the nine months ended March 31, 2005 from 77.6% (due to monthly minimum purchase requirements with MCI) in the nine months ended March 31, 2004. This results in a gross margin of 55.0% as compared to 55.2% for the nine months ended March 31, 2005 and 2004, respectively.

     Perfexa incurred third-party cost of sales of $86,184 and $28,117 for the nine months ended March 31, 2005 and 2004, respectively.

     OPERATING EXPENSES - Operating expenses decreased by $1,573,804 or 30.7% to $3,544,802 in the nine months ended March 31, 2005 from $5,118,606 in the nine months ended March 31, 2004 primarily due to our shift of customer service and information technology development to our Perfexa subsidiary.

     Operating expenses, individually net of Perfexa related costs, for the nine months ended March 31, 2005 were comprised primarily of $769,936 in payroll and related expenses paid to employees; billing related costs of $497,704; rent of $118,539; bad debt of $287,304; depreciation expense of $88,003; amortization of previously issued options to employees valued at approximately $82,687; and $984,310 of other operating expenses, primarily sales commissions, internal telephone usage, costs of third party verification for newly acquired customers, internet support costs and audit and legal costs.

     Perfexa related operating expenses for the nine months ended March 31, 2005 were comprised primarily of $995,636 in payroll and related expenses paid to employees; rent of $190,933; depreciation expense of $139,948; and $(610,198) of other operating expenses, primarily corporate expense allocations, and office maintenance and supplies.

     Operating expenses, individually net of Perfexa related costs, for the nine months ended March 31, 2004 were comprised primarily of $1,188,715 in payroll and related expenses paid to employees; billing related costs of $541,758; penalties and interest in connection with past due payroll taxes of prior periods of $135,000; rent of $144,875; bad debt of $142,285; depreciation expense of $92,364; amortization of previously issued options to employees valued at approximately $82,688; and $36,593 of other operating expenses, primarily sales commissions, costs of third party verification for newly acquired customers, internet support costs and audit and legal costs, offset primarily by corporate expense allocations.

     Perfexa related operating expenses for the nine months ended March 31, 2004 were comprised primarily of $995,323 in payroll and related taxes paid to employees; rent of $182,345; depreciation expense of $127,230; and $1,449,430 of other operating expenses, primarily corporate expense allocations, and office maintenance and supplies.

     INTEREST EXPENSE - Net interest expense increased by $8,271 to $851,021 for the nine months ended March 31, 2005 from $842,750 for the nine months ended March 31, 2004. The increase was primarily due to the interest owed on notes payable, and the interest owed on outstanding balances due to WorldCom, including accrued interest of approximately $1,104,000 owed on default of the WorldCom note.

     NET LOSS - Net loss decreased $456,601 to 725,253 or $0.03 loss per common share for the nine months ended March 31, 2005, from a net loss of $1,181,854, or $0.06 loss per common share, for the nine months ended March 31, 2004.

     ASSETS AND LIABILITIES - Assets decreased by $19,855 to $1,564,631 as of March 31, 2005 from $1,584,486 as of June 30, 2004. The decrease was due to net decreases in cash of $50,616, deposits of $915, prepaid expenses of $2,369, other assets of $275, and property and equipment of $163,702, net of an increase in accounts receivable of $198,022. Liabilities increased by $863,286 to $9,014,067 as of March 31, 2005 from $8,150,781 as of June 30, 2004. The increase was due to increases in accounts payable and accrued expenses of $898,803, primarily for amounts owed to WorldCom (associated with customer usage and accrued interest), and payroll and payroll related liabilities of $18,490; net of decreases in obligations under capital lease of $10,641, and notes payable of $43,366 due primarily to principal repayments, associated with the decrease in telecommunications service costs, internet service provider access fees and customer services operations as a result of the decrease in customers.

     STOCKHOLDERS' DEFICIT - Stockholders' deficit increased by $863,010 to $7,541,419 as of March 31, 2005 from $6,678,409 as of June 30, 2004. The increase was attributable to a net loss of $725,253 in the nine months ended March 31, 2005, and a cumulative translation adjustment of $301,271; net of increases in amortization of compensation expense related to previously issued options to employees in the amount of $82,687; the fair market value of stock issued pursuant to notes payable of $20,827, and the proceeds from the sale of stock of $60,000.

FISCAL YEAR ENDED JUNE 30, 2004 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2003

     REVENUES - Revenues decreased by $4,190,070 or 27.7% to $10,957,588 for the year ended June 30, 2004 from $15,147,658 for the year ended June 30, 2003. The decrease was due primarily to a decrease in telecommunications revenues of $4,150,947 and a decrease in Internet revenues of $117,767, offset partially by the increase in BPO revenues of $78,644. As of June 30, 2004, we had approximately 80,397 long distance customers and 5,666 internet customers, with usage of long distance services of approximately 156,772,000 minutes for the year ended June 30, 2004 as compared with approximately 102,041 long distance customers and 5,965 internet customers, with usage of long distance services of approximately 219,237,000 minutes for the year ended June 30, 2003.

     We believe that the reduction in minutes is a result of several recent competitive pressures including: the increase in the number of low-priced long distance calling plans currently available, the expansion of bundled local/long distance services offered by local exchange carriers and/or competitive local exchange carriers, and the migration of traditional long distance usage to cellular long distance and internet usage. In addition, the difficulties we recently experienced as a result of the change in our underlying providers may have contributed to this reduction in minutes (see Change In Primary Supplier below). In an effort to increase revenue, we have stepped up our outbound telemarketing campaigns.

     We are also continuing our efforts in becoming a local telephone service provider. We have recently obtained licenses to provide such services in several states including California, Florida, Georgia, Kentucky, New York, New Jersey, North Carolina, Ohio, and Texas. We recently began offering service in Florida, Georgia, Kentucky, North Carolina, and Texas and are in the process of expanding our local service offerings. Future plans are to provide local services in most of the major states throughout the country. We anticipate that by providing local services, we will be able to offer our own bundled services and thereby reverse the recent attrition of our telecommunications customer base.

     Additionally, we are continuing to focus on developing third party revenue for our Perfexa subsidiary. During the year ended June 30, 2004, we began widespread marketing of our BPO services to third parties and have begun securing client contracts for these services. For the year ended June 30, 2004, Perfexa generated third-party revenues of $78,644. Perfexa had no revenues in prior years.

     COST OF SALES - Cost of sales decreased by $2,574,213 or 34.7% to $4,836,377 for the year ended June 30, 2004 from $7,410,590 for the year ended June 30, 2003. The decrease was primarily due to the decrease in carrier costs associated with decreased telecommunications service revenues of $1,969,998 and by decreased costs associated with a 20% reduction in our transportation cost negotiated in November 2003 of $572,972 for the year ended June 30, 2004. In addition, the costs associated with Internet services decreased $90,482 for the year ended June 30, 2004 in proportion with our decreased Internet services revenue, and the costs associated with BPO services increased $59,239. As a percentage of revenue, cost of sales was 44.1% and 48.9% resulting in a gross margin of 55.9% and 51.1% for the years ended June 30, 2004 and 2003, respectively.

     For the year ended June 30, 2004, Perfexa incurred third-party cost of sales of $59,239. Perfexa had no cost of sales in prior years.

     OPERATING EXPENSES - Operating expenses decreased by $2,322,752 or 30.0% to $5,419,914 for the year ended June 30, 2004 from $7,742,666 for the year ended June 30, 2003. We have continued to streamline operations in the year ended June 30, 2004, thereby decreasing operating expenses when compared to the year ended June 30, 2003, primarily due to our shift of customer service and information technology development to our Perfexa subsidiary.

     Operating expenses, individually net of Perfexa related costs, for the year ended June 30, 2004 were comprised primarily of $1,519,161 in payroll and related expenses paid to employees; billing related costs of $709,824; rent of $189,505; penalties and interest in connection with past due payroll taxes of prior periods of $135,000; bad debt of $159,467; sales commissions of $132,770; depreciation expense of $125,083; amortization of previously issued options to employees valued at $110,250; and $7,580 of other operating expenses, primarily investor relations, internal telephone usage, consulting services, costs of third party verification for newly acquired customers, internet support costs and audit and legal costs, offset primarily by corporate expense allocations of $316,560.

     Perfexa related operating expenses for the year ended June 30, 2004 were comprised primarily of $1,338,257 in payroll and related expenses paid to employees; rent of $244,449; depreciation expense of $172,973; and $575,595 of other operating expenses, primarily corporate expense allocations of $316,560, and office maintenance and supplies.

     Operating expenses, individually net of Perfexa related costs, for the year ended June 30, 2003 were comprised primarily of $3,433,528 in payroll and related expenses paid to employees; billing related costs of $935,486; rent of $313,661; bad debt of $112,770; sales commissions of $149,814; depreciation expense of $132,257; amortization of previously issued options to employees valued at $113,925; and $732,346 of other operating expenses, primarily investor relations, internal telephone usage, consulting services, costs of third party verification for newly acquired customers, internet support costs and audit and legal costs.

     Perfexa related start-up operating expenses for the year ended June 30, 2003 were comprised primarily of $371,092 in payroll and related expenses paid to employees; rent of $94,404; depreciation expense of $16,991; and $1,336,392 of other operating expenses, primarily corporate expense allocations of $870,302, and office maintenance and supplies.

     INTEREST EXPENSE - Net interest expense increased by $891,766 to $1,262,697 for the year ended June 30, 2004 from $370,931 for the year ended June 30, 2003. The increase was primarily due to the interest owed and amortization of debt discount on notes payable, and the interest owed on outstanding balances due to WorldCom, including accrued interest of approximately $399,000 owed on default of WorldCom note.

     NET LOSS - Net loss increased $523,161 to $552,267, or $(0.03) loss per share for the year ended June 30, 2004, from a net loss of $29,106, or $0.00 per share, for the year ended June 30, 2003, respectively. The net loss for the year ended June 30, 2004, included a one-time charge of $135,000 resulting from an increased accrual on penalties and interest on out past due payroll tax liability. The net loss for the year ended June 30, 2003 included a one-time credit of $332,018 resulting from waived penalties and interest on our past due payroll tax liability, offset partially by Perfexa start-up costs of $949,509.

     ASSETS AND LIABILITIES - Assets decreased by $234,240 to $1,584,486 at June 30, 2004 from $1,818,726 at June 30, 2003. The decrease was due to a net decreases in accounts receivables of $258,339, prepaid expenses of $19,930, deposits of $19,218, and property and equipment of $10,471; net of increases in cash of $73,072, and other assets of $646. Liabilities increased by $11,404 to $8,150,781 at June 30, 2004 from $8,139,377 at June 30, 2003. The increase was due to increases in accounts payable and accrued expenses of $468,303, primarily for amounts owed to WorldCom (associated with customer usage), deferred income of $1,315, and obligations under capital lease of $29,733 primarily due to purchase of equipment, net of decreases in notes payable of $299,475, and, accrued payroll and payroll related liabilities of $188,472, associated with the decrease in telecommunications service costs, Internet service provider access fees and customer service operations as a result of the decrease in customers.

     STOCKHOLDERS' DEFICIT - Stockholders' deficit increased by $(285,442) to $6,678,409 at June 30, 2004 from $6,392,967 at June 30, 2003. The increase was attributable to a net loss of $552,267 for the year ended June 30, 2004, and a cumulative translation adjustment of $58,146; net of decreases in amortization of compensation expense related to previously issued options to employees in the amount of $110,251, the fair market value of stock issued pursuant to notes payable of $149,695, the fair market value of warrants granted to a consultant for services rendered of $65,000, and the exercise of stock options by an officer of $25.

CHANGE IN PRIMARY SUPPLIER

     On July 7, 2004 we initiated a system wide conversion of our underlying long distance provider from MCI to Sprint. As a result, we initially experienced an approximate 16% reduction in our call volumes and corresponding revenues. We believe that we have resolved all outstanding technical issues relating to this conversion and continue to market our services in order to re-acquire or add new customers. However, there can be no assurances that we will be able to re-acquire or add sufficient numbers of customers to compensate for the reduction incurred by this conversion.

     Additionally, the cost of Sprint's services to us are higher than those of MCI's and will affect our future gross margins. We are attempting to renegotiate more favorable pricing terms with Sprint. Alternatively we are examining the rates we charge our customers. There can be no assurances that we will be able to negotiate more favorable rates with Sprint. Also, an increase in our rates to end-users may have a detrimental effect in customer acquisition and retention.

LIQUIDITY AND CAPITAL RESOURCES

     GENERAL - Currently, billings from accounts receivable are sufficient to meet our monthly operating requirements. However, the amounts actually collected from our customers is not sufficient to fully pay all of our monthly operating expenses (see "Cash Flows from Operating Activities" below).
Recently, we restructured approximately $7.7 million in accrued liabilities consisting of notes payable, accrued interest and other outstanding accounts payable, into new short and long term debt (see below) that resulted in the elimination of approximately $6.9 million in accrued liabilities. Consequently, beginning in September 2005, we will be required to begin making monthly principal and interest payments on these new obligations where we previously did not. Although this financing reduced our overall debt, it did not materially increase our cash flow. As a result, we may not have sufficient cash flow to fully support daily operations and service our debt obligations and will need to increase revenues and customers as detailed above, as well as decrease bad debt, or acquire alternate financing.

     CASH FLOWS FROM OPERATING ACTIVITIES - Net cash provided by operating activities of $311,250 for the nine months ended March 31, 2005 was primarily due to net loss of $725,253, offset partially by changes in operating assets and liabilities, principally increases in accounts payable and accrued expenses of $901,142, and accrued payroll and related taxes of $18,490, and a decrease in accounts receivable and other current assets of $481,767; and minority interest of $20,131; offset partially by the amortization of previously issued options vesting to employees in the current period of $82,687; the fair market value of stock issued in connection with a note payable of $20,827; depreciation and amortization expense of $227,951; and the increase in bad debt expense related to accounts receivable of $287,304.

     With our recent entry into the local telephone market, an increasing number of our customers have elected to pay their monthly bills by check. Previously, the majority of our long distance customers elected to pay their bills by credit card. Payment by credit card allows us to collect our billings within days of billing our customers. Payment by check, however, typically results in collection times in excess of thirty days. In addition, payment by credit card allows us to quickly determine whether a customer is going to pay their bill whereas, with payment by check, this determination can take in excess of thirty days. As a result, we have experienced a significant increase in the amount of bad debt associated with our local product.

     In an effort to reduce this bad debt and increase collections, we have recently begun implementing several corrective measures. These include: determining a customer's credit rating prior to provisioning service; strengthening our internal and third-party collection efforts by increasing the number of our collection employees and reducing the timeframe before collection efforts are initiated; and reporting delinquent customers to the appropriate credit bureaus. We anticipate that these measures will increase our cash flows from operating activities. However, if we are unsuccessful in our efforts to increase our cash collections or increase revenues and customers, we will not have sufficient cash flows to fund our monthly operations as well as service our debt obligations.

     CASH FLOWS FROM INVESTING ACTIVITIES - Net cash used in investing activities of $29,463 for the nine months ended March 31, 2005 funded purchases of property and equipment.

     CASH FLOWS FROM FINANCING ACTIVITIES - Net cash used in financing activities of $31,132 in the nine months ended March 31, 2005 was primarily due to principal repayments on notes payable of $80,491, and principal repayments under capital lease obligations of $10,641, offset partially by proceeds from sale of stock of $60,000.

     OUTSTANDING DEBT OBLIGATIONS AND RECENT DEBT RESTRUCTURINGS - In May and July 2005, we entered into subscription agreements, as amended, with certain third party investors for the sale of convertible notes, $2,000,000 principal amount along with shares of our common stock and warrants, resulting in gross proceeds of $1.7 million, less offering costs of $141,825. The notes accrue simple interest of 12% per annum and may be converted into shares of our common stock. Under the terms of the notes, we must begin repayment of principal and interest beginning in September 2005.

     In May 2005, we restructured $927,524 in amounts due on a past due note payable and corresponding accrued interest and penalties into a new long term note payable, principal amount $1,200,000. The new note accrues simple interest in the amount of 12% per annum. We are obligated to pay accrued interest monthly, but then only if, after deducting all then current obligations, we at that time have at least $300,000 in available cash.

     In February 2005, we negotiated the settlement of all amounts due to MCI Worldcom, our former underlying network provider, totaling approximately $7,700,000 in exchange for the payment of $769,000. On May 23, 2005, we paid the settlement amount and satisfied the terms of the settlement agreement.

     On June 8, 2004, we borrowed $50,000 for working capital purposes from an unrelated third party. The note was originally to be repaid plus interest of $7,500 on September 7, 2004. On November 18, 2004, we restructured the note. Under the new terms of the note, we are required to make monthly payments of $5,000 plus simple interest of 10% until all principal and accrued interest is repaid. As of the date of this prospectus, we have made all payments as required in the note.

     On December 9, 2003, we borrowed $200,000 for working capital purposes from an unrelated third party. The note was to be repaid plus interest of $21,333 on April 8, 2004. On May 17, 2004, the note, as amended, was extended to July 19, 2004. On July 1, 2005, we agreed to resolve all outstanding amounts owed under the note via the payment of $30,000 plus bi-weekly payments of $8,000. The outstanding principal and accrued interest, which, at the time of the agreement totaled $167,000 will accrue simple interest at the rate of 10% per annum until fully repaid.

     On October 2, 2002, we borrowed $100,000 for working capital purposes from an unrelated third party. All amounts owed, with the exception of $25,000 has been repaid. We currently are in the process of renegotiating payment terms.

     We maintain a revolving line of credit of $45,000 to finance the purchase of computer equipment. The revolving line of credit provides for us to make monthly payments of $795, including interest at a rate of approximately 14.74%. The total outstanding balance on the revolving line of credit was $29,797 and is included in notes payable in the accompanying consolidated balance sheet at March 31, 2005. As of the date of this report, we have made all payments as required in the revolving line of credit.

     INTERCOMPANY ACTIVITIES - Since inception, Perfexa-U.S. and its Indian subsidiary Perfexa-India have relied upon us for funding and for administrative services required in the development of their business plan. Perfexa is obligated to reimburse us for such advances and their share of such expenses. As of March 31, 2005, we have advanced Perfexa-U.S. $4,770,390 in cash and equipment, of which $661,504 was for the purchase of equipment and $4,108,886 for operating expenses. In addition, we have allocated $2,080,503 of shared administrative expenses to Perfexa-U.S. Cash and equipment advances accrue interest of 10% per annum and are due upon demand. Shared administrative expenses accrue no interest and are also due upon demand.

     Pursuant to a Master Services Agreement between Perfexa-US and us, Perfexa provides call center and IT development services to us on a cost plus 5% basis. As of March 31, 2005, Perfexa-U.S. has billed us $2,274,766 for such services during the nine months then ended.

     As of March 31, 2005, Perfexa-U.S. owes us $4,414,227, net of $161,900 repaid by Perfexa-U.S. from funds raised and $2,274,766 in amounts billed for services rendered.

     EQUITY FINANCING - On December 28, 2004, we sold 1,000,000 shares of our restricted common stock to an unrelated accredited third-party investor for $60,000. In addition, we agreed to issue to the third party, warrants to purchase up to 250,000 shares of our common stock. The warrants have an exercise price of $0.11 per share. The warrants vest immediately and are exercisable for two (2) years from the date of issuance and contain piggy-back registration rights. No consulting expense was recognized due to the fact the warrants were issued in connection with equity fund raising activities.

CAPITAL EXPENDITURES

     We expect to purchase approximately $200,000 of additional equipment on top of the purchases already made in connection with the expansion of our business. In addition, as previously discussed, we expanded our operations into the Republic of India through our Perfexa subsidiary. We expect to continue funding this expansion with an additional $200,000 to Perfexa primarily for leasehold improvements, equipment (computer and telephone), furniture and fixtures, and deposits. Because we presently do not have the capital for such expenditures, we will have to raise these funds.

OFF-BALANCE SHEET ARRANGEMENTS

     We  do  not  currently  have  any  off-balance  sheet  arrangements.

SUBSIDIARIES

     We have formed four wholly owned subsidiaries, of which only one is currently active (see below), to offer different products and services. They are managed separately because each business requires different technology and/or marketing strategies.

     The four subsidiaries are: CallingPlanet.com, Inc., ecallingcards.com, Inc., Curbside Communications, Inc., and Perfexa Solutions, Inc.

     CallingPlanet.com, Inc. was set up to offer international calling using a PC to phone connection. It is currently inactive. ecallingcards.com, Inc. was set up to offer prepaid calling cards purchased over the internet. It is currently inactive. Curbside Communications, Inc., currently inactive, has been set up for future strategic purposes which are currently in the planning process. Perfexa Solutions, Inc. offers business process outsourcing services.

GOING CONCERN

     Our independent certified public accountants have stated in their report included in our 2004 Form 10-KSB, that we have incurred operating losses in the last two years, have a working capital deficit, and have a significant stockholders' deficit. These conditions, among others, raise substantial doubt about our ability to continue as a going concern.

INFLATION

     We believe that inflation has not had a material effect on our results of operations.

CRITICAL ACCOUNTING POLICIES

     The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires us to make judgments, assumptions and estimates that affect the amounts reported in our condensed consolidated financial statements and the accompanying notes. The amounts of assets and liabilities reported on our balance sheet and the amounts of revenues and expenses reported for each of our fiscal periods are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, accounts receivable, doubtful accounts, deferred tax asset valuation allowances, and valuation of securities, options, and warrants issued. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of the financial statements:

     USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by us are, among others, provisions for losses on accounts receivable, realizability of long-lived assets, estimates for deferred income tax asset valuations, and valuation estimates for securities, options, and warrants issued.

     REVENUE AND RELATED COST RECOGNITION - We recognize revenue during the month in which services or products are delivered, as follows:

     TELECOMMUNICATIONS RELATED SERVICES

     Our telecommunications service revenues are generated primarily when customers make long distance telephone calls from their business or residential telephones for long distance service, monthly recurring charges for local service, or by using any of our telephone calling cards.

     Telecommunication services cost of sales consists of the cost of long distance service provided by Sprint based on usage and on a per line basis for local service.

     INTERNET RELATED SERVICES

     Internet service revenues consist of monthly fees charged to subscribers for Internet access and are recognized in the period service access is provided. Internet service cost of sales consists of the cost of providing Internet access.

     BPO SERVICES

     BPO service revenues consist of amounts billed each month based on a client contract that provides for either a dedicated or per minute rate as the services are rendered. BPO service cost of sales consists of labor and its related support costs directly associated with a service contract.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. SAB 101 was later superseded by SAB 104. We believe our revenue recognition policies conform to SAB 104.

     STOCK-BASED COMPENSATION - We account for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period.

     SFAS No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" if fully adopted, changes the method of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

     SFAS No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

     The adoption of the accounting methodology of SFAS 123 is optional and we have elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if we adopted the cost recognition requirements under SFAS 123, are required to be presented.

     In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value model of APB Opinion 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method.

     Small Business Issuers are required to apply SFAS No. 123-R in the first annual reporting period that begins after December 15, 2005. Thus, our consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after July 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

     TRANSLATION OF FOREIGN CURRENCIES - We use the U.S. dollar as our functional and reporting currency while our foreign subsidiary uses the Indian Rupee as its functional currency. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at year-end or period-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year or other period presented. In accordance with SFAS No. 52, "Foreign Currency Translation," net exchange gains or losses resulting from such translation are excluded from net loss, but are included in comprehensive loss and accumulated in a separate component of stockholders' deficit.

                            DESCRIPTION OF PROPERTY

     We lease a total of 5,137 square feet of office space for our headquarters and domestic customer service operations in Costa Mesa, California at a monthly rental rate of $9,697 pursuant to a one-year lease agreement ending February 28, 2006.

     Effective October 1, 2002, Perfexa-India began leasing approximately 15,422 square feet of office space in Gurgaon, India, a suburb of New Delhi, at a monthly rate of Rs. 524,348 (approximately $11,400) per month. This facility serves as Perfexa-India's call center, IT development center, and administrative offices. The lease is for a term of three years with an option to renew for an additional three year term with an increase in the rental rate of 20%.
Effective October 1, 2002, Perfexa-India also entered into a maintenance agreement for their New Delhi facility. The maintenance agreement obligates Perfexa-India to pay a monthly maintenance fee of Rs. 138,798 (approximately $3,000) per month for the first twelve months. Thereafter, the monthly fee will be calculated based on the actual costs of maintenance (including electricity and water) plus a 20% mark-up.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of March 31, 2005, we had net advances to Eric Clemons, our President, of $60,306. The advances accrue interest at 10% (no interest income has been recorded as of March 31, 2005) and are due on demand. We have reclassified the note receivable as an increase to stockholders' deficit in the accompanying condensed consolidated balance sheets at March 31, 2005. There have been no additional advances since June 2001.

     In February, 2003, Perfexa-U.S. entered into a Master Services Agreement with us whereby Perfexa-U.S. agreed to provide call center outsourcing and Information Technology systems development for GTC. Pursuant to the terms of the Agreement, GTC has agreed to reimburse Perfexa-U.S. for such services on a cost plus 5% basis. Work on this agreement commenced May 1, 2003 upon completion of the Perfexa call center. As of March 31, 2005, Perfexa-U.S. has billed us $2,274,766 for such services.

     Since inception, Perfexa-U.S. and their Indian subsidiary Perfexa-India has relied upon us for funding and for administrative services required in the development of their business plan. Perfexa is obligated to reimburse us for such advances and their share of such expenses. As of March 31, 2005, the Company has advanced Perfexa-U.S. $4,770,390 in cash and equipment, of which $661,504 was for the purchase of equipment and $4,108,886 for operating expenses. In addition, the Company has allocated $2,080,503 of shared administrative expenses to Perfexa-U.S. Cash and equipment advances accrue interest of 10% per annum and are due upon demand. Shared administrative expenses accrue no interest and are also due upon demand.

     As of March 31, 2005, Perfexa-U.S. owes us $4,414,227 net of $161,900 repaid by Perfexa-U.S. from funds raised and $2,274,766 in amounts billed for services rendered.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     The following table sets forth the high and low bid prices for shares of our common stock for the periods noted, as reported by the National Daily Quotation Service and the NASDAQ Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

        CALENDAR                                        BID PRICES
          YEAR          PERIOD                     HIGH           LOW
--------------------------------------------------------------------------------
          2002          First Quarter               0.27       0.17
                        Second Quarter              0.30       0.15
                        Third Quarter               0.25       0.15
                        Fourth Quarter              0.22       0.13

          2003          First Quarter               0.23       0.13
                        Second Quarter              0.24       0.14
                        Third Quarter               0.19       0.13
                        Fourth Quarter              0.14       0.09

          2004          First Quarter               0.13       0.07
                        Second Quarter              0.18       0.07
                        Third Quarter               0.08       0.03
                        Fourth Quarter              0.16       0.03

          2005          First Quarter               0.23       0.07
                        Second Quarter              0.20       0.15

     On June 30, 2005, the last sales price per share of our common stock, as reported by the Nasdaq Over-The-Counter Electronic Bulletin Board, was $0.16.

NUMBER OF SHAREHOLDERS

     The number of beneficial holders of record of our common stock as of the close of business on June 30, 2005 was approximately 400. Many of the shares of our common stock are held in "street name" and consequently reflect numerous additional beneficial owners.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS


                               EQUITY COMPENSATION PLANS AS OF JUNE 30, 2004


                                     (A)                         (B)                              (C)
                           ---------------------------  ----------------------  --------------------------------------
                           NUMBER OF SECURITIES
                           NUMBER OF SECURITIES         WEIGHTED-AVERAGE        REMAINING AVAILABLE FOR FUTURE
                           TO BE ISSUED UPON EXERCISE   EXERCISE PRICE OF       ISSUANCE UNDER EQUITY COMPENSATION
                           OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES REFLECTED
                           WARRANTS AND RIGHTS          WARRANTS AND RIGHTS     IN COLUMN (A))
PLAN CATEGORY                        (#)                         ($)                              (#)
-------------------------  ---------------------------  ----------------------  --------------------------------------
Equity compensation plans
approved by security
holders                            1,931,600(1)                $ 0.47                           3,792,000(2)
-------------------------  ---------------------------  ----------------------  --------------------------------------
Equity compensation plans
not approved by security
holders                            1,362,400                   $ 0.53                                   0
-------------------------  ---------------------------  ----------------------  --------------------------------------
Total                              3,004,000                   $ 0.49                           3,792,000


(1) consists of 723,600 options issued under the 1999 Stock Option Plan and 1,208,000 options issued under the 2001 Stock Incentive Plan.
(2)  does  not include any ungranted options under the 1999 Omnibus Stock Option
Plan  as  this  plan  was  terminated.


DIVIDEND POLICY

     To date, we have declared no cash dividends on our common stock, and we do not expect to pay cash dividends in the next term. We intend to retain future earnings, if any, to provide funds for operation of our business.

                             EXECUTIVE COMPENSATION

     The following table shows certain compensation information for services rendered in all capacities for the fiscal years ended June 30, 2004, 2003 and 2002. Other than as listed below, no executive officer's salary and bonus exceeded $100,000 in any of the listed years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.



                                                             SUMMARY COMPENSATION TABLE

                                          ANNUAL  COMPENSATION                          LONG  TERM  COMPENSATION
                                         ----------------------                         AWARDS           PAYOUTS
                                                                                    -------------------------------
                                                                OTHER        RESTRICTED  SECURITIES                 ALL
NAME AND                                                        ANNUAL         STOCK     UNDERLYING    LTIP        OTHER
PRINCIPAL                          SALARY        BONUS       COMPENSATION      AWARDS     OPTIONS     PAYOUTS   COMPESATION
POSITION               YEAR         ($)           ($)            ($)            ($)       SARS (#)      ($)         ($)
---------------------------------------------------------------------------------------------------------------------------
Paul Sandhu           2004
(CEO)                (6/30)     $  184,800        -0-            5,000(1)       -0-          -0-        -0-        7,108(3)

                      2003
                     (6/30)        184,800        -0-           40,000(1)       -0-          -0-        -0-         -0-

                      2002
                     (6/30)        186,450       16,800         12,000(2)       -0-        280,000      -0-       27,139(3)

---------------------------------------------------------------------------------------------------------------------------
Eric Clemons          2004
(President)          (6/30)        167,200        -0-              -0-          -0-          -0-        -0-         -0-

                      2003
                     (6/30)        160,233        -0-              -0-          -0-          -0-        -0-         -0-

                      2002
                     (6/30)        198,550(4)     1,520         12,000(2)       -0-        270,000      -0-       24,554(3)
---------------------------------------------------------------------------------------------------------------------------
Gerald DeCiccio       2004
(CFO)                (6/30)        158,400        -0-              -0-          -0-          -0-        -0-         -0-

                      2003
                     (6/30)        158,400        -0-              -0-          -0-          -0-        -0-        6,092(3)

                      2002
                     (6/30)        155,100       14,400         12,000(2)       -0-        260,000      -0-       17,169(3)
---------------------------------------------------------------------------------------------------------------------------
Vi Bui(5)             2004
(General Counsel)    (6/30)        105,000        -0-              -0-          -0-           -0-       -0-         -0-

                      2003
                     (6/30)         94,298        -0-              -0-          -0-           -0-       -0-         -0-

                      2002
                     (6/30)          -0-          -0-              -0-          -0-           -0-       -0-         -0-
---------------------------------------------------------------------------------------------------------------------------

(1)     Amounts  paid  on  deferred  salary  from  prior  years
(2) Amounts paid for director's fees earned in fiscal year 2001 and paid in fiscal year 2002
(3)     Amounts  paid  for  vacation
(4)     Includes  $24,383  of  salary  advances
(5) Mr. Bui joined the Company on July 15, 2002. Mr. Bui is not an executive officer of the Company.

                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                            (INDIVIDUAL GRANTS)


                  NUMBER OF SECURITIES      PERCENT OF TOTAL
                       UNDERLYING         OPTIONS/SAR'S GRANTED
                 OPTIONS/SAR'S GRANTED   TO EMPLOYEES IN FISCAL    EXERCISE OF BASE PRICE
NAME                      (#)                     YEAR                     ($/SH)           EXPIRATION DATE
                 ----------------------  -----------------------  ------------------------  ---------------
Paul Sandhu                          0                         0  $                      0             n/a
                 ----------------------  -----------------------  ------------------------  ---------------
Eric Clemons                         0                         0  $                      0             n/a
                 ----------------------  -----------------------  ------------------------  ---------------
Gerald DeCiccio                      0                         0  $                      0             n/a
                 ----------------------  -----------------------  ------------------------  ---------------



                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                               AND FY-END OPTION/SAR VALUES


                                                                   NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN
                                                                   SECURITIES UNDERLYING       THE-MONEY OPTION/SARS
                   SHARES ACQUIRED ON             VALUE            OPTIONS/SARS AT FY-END (#)        AT FY-END ($)
NAME                  EXERCISE (#)             REALIZED ($)        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                 ----------------------  ------------------------  --------------------------  --------------------------

Paul Sandhu                           0                       n/a           207,000 / 198,000                       0 / 0
Eric Clemons                          0                       n/a           263,000 / 182,000                       0 / 0
Gerald DeCiccio                   2,500                       n/a           295,666 / 131,000                       0 / 0


1999  STOCK  OPTION  PLAN

     On September 20, 1999, our Board of Directors approved the GTC Telecom Corp. Omnibus Stock Option Plan (the "1999 Plan"), effective October 1, 1999. The 1999 Plan was approved and ratified by the shareholders on December 13, 1999 at our 1999 annual shareholder's meeting. Under the terms of the 1999 Plan, the Board has the sole authority to determine which of the eligible persons shall receive options, the number of shares which may be issued upon exercise of an option, and other terms and conditions of the options granted under the 1999 Plan to the extent they don't conflict with the terms of the 1999 Plan.

     Upon implementation of our 2001 Stock Incentive Plan (as described below), we closed the 1999 Plan. As of the end of the fiscal year ended June 30, 2004, a total of 723,600 options, previously issued to employees, exercisable at a weighted average of $0.94 per share remain outstanding.

2001 STOCK INCENTIVE PLAN

     On October 17, 2001, our Board approved the GTC Telecom Corp. 2001 Stock Incentive Plan (the "SIP Plan"), effective January 1, 2002. The SIP Plan was approved and ratified by the stockholders on December 13, 2001 at our 2001 annual stockholder's meeting. The SIP Plan provides for the grant of various types of equity-based incentives, including stock options, stock appreciation rights ("SARs"), restricted stock, and cash and stock bonuses, on a current or deferred basis, collectively "Awards." We may settle Awards in cash or shares of our Common Stock ("Shares").

     Number of Shares Available. The maximum number of Shares that may be issued under the SIP Plan is 5,000,000 shares of our Common Stock. The Internal Revenue Code requires a fixed limit on the number of Shares that may be covered by options and SARs granted to any one individual in any one calendar year and a fixed limit on the number of Shares that may be covered by all Awards granted to any one individual in any one calendar year. These limits are each 1,000,000 shares.

     Plan Administration. The SIP Plan may be administered by the Board or by a committee appointed by the Board (the "Committee"). Currently the SIP Plan is administered by the full Board of Directors. Subject to the express terms of the SIP Plan, the SIP Plan administrator will have broad power to administer, construe, and interpret the SIP Plan.

     Consideration for Awards and Shares. Awards may be issued for services rendered or to be rendered. Shares also may be issued for any lawful consideration, including cash, other securities or rights. The administrator may authorize loans from us to participants in the amount necessary for participants to pay the withholding taxes due in connection with the exercise or vesting of Awards.

     Eligibility. All of our directors, officers, consultants, and employees and our subsidiaries are eligible for Award grants. Only persons actually selected by the administrator will be granted Awards.

     During the fiscal year ended June 30, 2004, we issued options to certain employees to purchase an aggregate of 56,000 shares of common stock at a weighted average exercise price of $0.12 per share pursuant to the SIP Plan (each issuance priced at the estimated fair market value of our common stock on the date of grant). The options vest over five years from the date of grant and are exercisable through December 2013. Subsequently, due to the departure of the employees, these options were forfeited.

     During the year ended June 30, 2004, we issued options pursuant to the SIP Plan to certain board of directors and an employee to purchase an aggregate of 30,000 shares of common stock, at a weighted average exercise price of $0.12 per share (each issuance priced at the estimated fair market value of our common stock on the date of grant). The options vested on the date of grant and are exercisable through April 2006. Subsequently, due to the departure of the directors, these options were forfeited.

     On December 21, 2004, our Board granted, pursuant to the SIP Plan, Incentive Stock Options (as defined by the SIP Plan), to purchase an aggregate of 1,375,000 shares of our common stock at an exercise price of $0.10 per share (the fair market value of our common stock on the day of grant), to certain of our employees. In addition, on December 21, 2004, our Board granted to our CEO, pursuant to the SIP Plan, options to purchase 925,000 shares of our common stock at an exercise price equal to 110% of the fair market value on the date of grant ($0.11 per share). The options vest equally over a period of five years from the date of grant and are exercisable through December 2013.

NON-PLAN  ISSUANCES

     On April 12, 2004, we entered into an agreement with an outside consultant for investor relations services. Pursuant to the agreement, we agreed, in addition to certain cash consideration, to issue to the investor relations company, warrants to purchase up to 500,000 shares of our common stock. The warrants have an exercise price of $0.13 per share. The warrants are valued at approximately $65,000 (based on the Black Scholes pricing model) which we recorded to consulting expense in April 2004. The warrants vest immediately and are exercisable for a period of three years from the date of issuance.

BONUS  POOL  PLAN

     On January 5, 2005, our Board of Directors approved the establishment of a bonus pool plan to incentivize our executive officers and employees in an effort to increase our profitability and productivity. Pursuant to the bonus plan, upon reaching revenue goal milestones as set forth below, our executives and employees would be entitled to share in the corresponding bonus pool. Individual distributions from the pool, if any, would be recommended by our officers, subject to final approval by the Board of Directors.


                    Bonus  Pool  Amount

Quarter                      Revenue Goal   Executives   Non-Executives
---------------------------  -------------  -----------  --------------
1st Quarter ending 3/31/05   $ 2.5  Million $    30,000  $30,000
2nd Quarter ending 6/30/05   $ 3.15 Million $    45,000  $45,000
3rd Quarter ending 9/30/05   $ 4.0  Million $    60,000  $60,000
4th Quarter ending 12/31/05  $ 5.0  Million $    75,000  $75,000

As of the date of this report, no distributions have been made pursuant to the bonus pool plan.

EXECUTIVE EMPLOYMENT AGREEMENTS

     On December 1, 1998, we entered into an Employment Agreement with Paul Sandhu, our Chief Executive Officer. The Agreement was approved by our Board of Directors. On September 6, 2001, the Compensation Committee of the Board agreed to revise the Agreement increasing Mr. Sandhu's salary to $184,800. The Agreement continues for an indefinite term but may be canceled at any time by either Mr. Sandhu or us. However, if we terminate the Agreement without cause, as defined in the Agreement, we shall be obligated to pay Mr. Sandhu 25% of his then annual salary as severance.

     On December 1, 1998, we entered into an Employment Agreement with Eric Clemons, our President. The Agreement was approved by our Board of Directors. On September 6, 2001, the Compensation Committee of the Board agreed to revise the Agreement increasing Mr. Clemon's salary to $167,200. The Agreement continues for an indefinite term but may be canceled at any time by either Mr. Clemons or us. However, if we terminate the Agreement without cause, as defined in the Agreement, we shall be obligated to pay Mr. Clemons 25% of his then annual salary as severance.

     On December 1, 1998, we entered into an Employment Agreement with Gerald DeCiccio, our Chief Financial Officer. The Agreement was approved by our Board of Directors. On September 6, 2001, the Compensation Committee of the Board agreed to revise the Agreement increasing Mr. DeCiccio's salary to $158,400. The Agreement continues for an indefinite term but may be canceled at any time by either Mr. DeCiccio or us. However, if we terminate the Agreement without cause, as defined in the Agreement, we shall be obligated to pay Mr. DeCiccio 25% of his annual salary as severance.

COMPENSATION OF DIRECTORS

     Our current directors do not receive compensation for their services as our directors.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    EXPERTS

     Our balance sheet as of June 30, 2004 and the related statements of operations, stockholders deficit and cash flows for the fiscal years ended June 30, 2004 and 2003 appearing in this prospectus have been audited by Squar, Milner Reehl & Williamson, LLP, independent registered public accountants, as stated in their report therein, and are included herein in reliance upon the report of such firm given their authority as experts in accounting and auditing. There have been no disagreements between Squar, Milner Reehl & Williamson, LLP and Management since the date of their engagement.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by The Lebrecht Group, APLC, Rancho Santa Margarita, California. The Lebrecht Group and its employees are the owner of 900 shares of our common stock. Additionally, pursuant to an agreement with the Lebrecht Group, we are obligated to issue to them 50,000 shares of our common stock.

                              AVAILABLE INFORMATION

     For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

     Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at their regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

INDEX  TO  FINANCIAL  STATEMENTS

Years Ended June 30, 2004 & June 30, 2003
-----------------------------------------

                                                                     Page
                                                                     ----

Report of Independent Auditors                                       F-2

Consolidated balance sheet at June 30, 2004                          F-3

Consolidated statements of operations for the years ended
 June 30, 2004 and 2003                                              F-4

Consolidated statements of stockholders' deficit for the years
 ended June 30, 2004 and 2003                                        F-5

Consolidated statements of cash flows for the years ended
 June 30, 2004 and 2003                                              F-7

Notes to consolidated financial statements                           F-9


Nine Months Ended March 31, 2005
-----------------------------------------

Condensed consolidated balance sheets at March 31, 2005
(unaudited) and June 30, 2004                                        F-25

Condensed consolidated statements of operations and other
 comprehensive loss unaudited) for the three and nine months
 ended March 31, 2005 and 2004                                       F-26

Condensed consolidated statements of cash flows (Unaudited)
 for the nine months ended March 31, 2005 and 2004                   F-27

Notes to condensed consolidated financial statements (Unaudited)     F-29



All other schedules are omitted as the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements or notes thereto.

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

     To the Board of Directors and Shareholders of GTC Telecom Corp.

     We have audited the accompanying consolidated balance sheet of GTC Telecom Corp. (the "Company") and subsidiaries as of June 30, 2004 and the related consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows for each of the years in the two-year period ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GTC Telecom Corp. and subsidiaries at June 30, 2004 and the consolidated results of their operations and their cash flows for each of the years in the two-year period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1, the Company has incurred operating losses in the last two years, has a working capital deficit of approximately $7,200,000, liabilities from the underpayment of payroll taxes, an accumulated deficit of approximately $15,800,000, and a stockholders' deficit of approximately $6,680,000 at June 30, 2004. Additionally as discussed in Note 10, the Company terminated its contract with MCI WorldCom Network Services, Inc. ("MCI") as its underlying carrier and owes MCI approximately $5,600,000 at June 30, 2004. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.


/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport  Beach,  California
August  29,  2004,  except  for  Note  14,  as  to  which  the date  is  September  19,  2004



                        GTC TELECOM CORP. AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEET



                                                                      June 30,
                                                                        2004
                                                                    -------------

ASSETS
  Cash                                                              $     73,572
  Accounts receivable, net of allowance for doubtful accounts of
   approximately $49,000                                                 691,749
  Deposits                                                                57,587
  Prepaid expenses                                                        64,899
                                                                    -------------
    Total current assets                                                 887,807

Property and equipment, net                                              620,471
Other assets                                                              76,208

    Total assets                                                    $  1,584,486
                                                                    =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses                             $  1,998,130
  Accrued payroll and related taxes                                      210,997
  Obligation under capital leases                                         13,394
  Notes payable                                                        5,868,597
  Deferred income                                                          4,560
                                                                    -------------
    Total current liabilities                                          8,095,678
                                                                    -------------

Long-term liabilities:
  Obligation under capital leases, net of current portion                 31,538
  Notes payable, net of current portion                                   23,565
                                                                    -------------

    Total liabilities                                                  8,150,781
                                                                    -------------

Commitments and contingencies

Minority interest in consolidated subsidiary                             112,114

Stockholders' deficit:
  Preferred stock, $0.001 par value; 10,000,000 shares authorized;
    none issued and outstanding                                               --
  Common stock, $0.001 par value; 50,000,000 shares authorized;
    22,106,622 shares issued and outstanding                              22,107
  Additional paid-in-capital                                           9,208,778
  Note receivable officer                                                (60,306)
  Accumulated deficit                                                (15,800,852)
  Accumulated other comprehensive income (loss)                          (48,136)
                                                                    -------------
    Total stockholders' deficit                                       (6,678,409)
                                                                    -------------

    Total liabilities and stockholders' deficit                     $  1,584,486
                                                                    =============

           See accompanying notes to consolidated financial statements


                        GTC  TELECOM  CORP.  AND  SUBSIDIARIES
                      CONSOLIDATED  STATEMENTS  OF  OPERATIONS
                               AND COMPREHENSIVE LOSS

                                                                   Year Ended June 30,
                                                                    2004        2003
                                                               ------------  ------------
Revenues:
  Telecommunications                                           $10,103,082   $14,254,029
  Internet services                                                775,862       893,629
  BPO services                                                      78,644            --
                                                               ------------  ------------
    Total revenues                                              10,957,588    15,147,658
                                                               ------------  ------------

Cost of sales:
  Telecommunications                                             4,221,809     6,764,779
  Internet services                                                555,329       645,811
  BPO services                                                      59,239            --
                                                               ------------  ------------
    Total cost of sales                                          4,836,377     7,410,590
                                                               ------------  ------------

Gross profit                                                     6,121,211     7,737,068

Operating expenses
  Payroll and related                                            2,857,419     3,804,620
  Selling, general, and administrative                           2,562,495     3,938,046
                                                               ------------  ------------
    Total operating expenses                                     5,419,914     7,742,666
                                                               ------------  ------------

Operating income (loss)                                            701,297        (5,598)

Interest expense, net                                           (1,262,697)     (370,931)
Gain on waiver of payroll tax penalties and interest                    --       332,018
Loss on sale of equipment                                          (10,392)       (2,419)
                                                               ------------  ------------

Loss before provision for income taxes and minority interest      (571,792)      (46,930)

Provision for income taxes                                          13,753         2,760
                                                               ------------  ------------

Loss before minority interest                                     (585,545)      (49,690)

Minority interest in loss of consolidated subsidiaries              33,278        20,584
                                                               ------------  ------------

Net loss available to common shareholders                         (552,267)      (29,106)

Foreign currency translation adjustment                            (58,146)       10,010
                                                               ------------  ------------

Comprehensive loss                                             $  (610,413)  $   (19,096)
                                                               ============  ============

Basic and diluted net loss available to common
shareholders per common share:                                 $      0.03   $      0.00
                                                               ============  ============

Basic and diluted weighted average common shares
outstanding:                                                    21,096,423    20,634,314
                                                               ============  ============


           See accompanying notes to consolidated financial statements



                                     GTC  TELECOM  CORP.  AND  SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                    FOR THE TWO-YEAR PERIOD ENDED JUNE 30, 2004



                                                                                          Accumulated
                                                      Additional     Note                     Other       Total
                                      Common Stock       Paid-in  Receivable Accumulated Comprehensive  Stockholders'
                                   Shares     Amount     Capital     Officer     Deficit   Income (Loss) Deficit
                               -----------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2002        20,556,622   20,557   8,723,530   (60,306)   (15,219,479)        --    (6,535,698)

Estimated fair market value of
stock issued for services
 rendered                           50,000       50       8,200        --             --         --         8,250
Estimated fair market value of
 stock and warrants issued in
 connection with notes payable      65,000       65      12,262        --             --         --        12,327
Estimated fair market value of
 warrants granted to
 consultants for services
 rendered                               --       --      26,900        --             --         --        26,900
Estimated fair market value of
 vested options granted to
 employees for compensation             --       --     113,925        --             --         --       113,925
Exercise of stock options by
 officers                           42,500       42         383        --             --         --           425
Net loss                                --       --          --        --        (29,106)        --       (29,106)
Cumulative foreign currency
 Translation adjustment                 --       --          --        --             --     10,010        10,010
                               -----------------------------------------------------------------------------------

BALANCE AT JUNE 30, 2003        20,714,122   20,714   8,885,200   (60,306)   (15,248,585)    10,010    (6,392,967)
                               -----------------------------------------------------------------------------------



Estimated fair market value of
 stock and warrants issued in
 connection with notes payable   1,390,000    1,390     148,305        --             --         --       149,695
Estimated fair market value of
 warrants granted to
 consultant for services
 rendered                               --       --      65,000        --             --         --        65,000
Estimated fair market value of
 vested options granted to
 employees for compensation             --       --     110,251        --             --         --       110,251
Exercise of stock options by
 officers                            2,500        3          22        --             --         --            25
Net loss                                --       --          --        --       (552,267)        --      (552,267)
Cumulative foreign currency
 Translation adjustment                 --       --          --        --             --    (58,146)      (58,146)
                               -----------------------------------------------------------------------------------

BALANCE AT JUNE 30, 2004        22,106,622  $22,107  $9,208,778  $(60,306)  $(15,800,852)  $(48,136)  $(6,678,409)
                               ===================================================================================


















           See accompanying notes to consolidated financial statements


                        GTC  TELECOM  CORP.  AND  SUBSIDIARIES
                       CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

                                                                Years Ended June 30,
                                                                 2004          2003
                                                            ------------  ------------
Cash Flows From Operating Activities:
Net loss                                                    $  (552,267)  $   (29,106)
Adjustments to reconcile net loss to net cash provided by
operating activities:
  Estimated fair market value of options granted
    to employees for compensation                               110,251       113,925
  Estimated fair market value of options and warrants
    granted to consultants for services rendered                 65,000        26,900
  Estimated fair market value of stock
    issued in connection with notes payable                     149,695        12,327
  Bad debt expense                                              159,467       112,770
  Depreciation and amortization                                 298,056       149,248
  Amortization of debt discount                                 199,500            --
  Minority interest in loss of consolidated subsidiaries        (33,278)      (20,584)
  Loss on sale of equipment                                      11,392         2,419
  Gain on waiver of payroll tax penalties and interest               --      (332,018)
  Estimated fair market value of stock issued for services           --         8,250
  Changes in operating assets and liabilities:
    Accounts receivable and other current assets                137,314       178,425
    Accounts payable and accrued expenses                       472,439     1,336,958
    Accrued payroll and related taxes                          (188,472)     (530,208)
    Deferred income                                               1,315       (44,169)
                                                            ------------  ------------

Net cash provided by operating activities                       830,412       985,137
                                                            ------------  ------------

Cash Flows From Investing Activities:
Purchases of property and equipment                            (171,425)     (490,413)
Proceeds from sale of equipment                                      --        15,138
                                                            ------------  ------------

Net cash used in investing activities                          (171,425)     (475,275)
                                                            ------------  ------------

Cash Flows From Financing Activities:
Principal repayments on notes payable                        (1,893,330)   (1,405,571)
Principal borrowings on notes payable, net of fees of
 $202,000                                                     1,305,341       575,000
Proceeds from issuance of stock of subsidiary, net of
  offering costs of $6,000                                       69,000        92,900
Principal payments under capital lease obligations               (8,805)       (8,192)
Proceeds from exercise of stock options                              25           425
                                                            ------------  ------------

Net cash used in financing activities                          (527,769)     (745,438)

Effect of exchange rate on cash                                 (58,146)       10,010

Net increase/(decrease) in cash                                  73,072      (225,566)

Cash at beginning of year                                           500       226,066
                                                            ------------  ------------

Cash at end of year                                         $    73,572   $       500
                                                            ============  ============


           See accompanying notes to consolidated financial statements



                       GTC  TELECOM  CORP.  AND  SUBSIDIARIES
                     CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
                                  (CONTINUED)


Supplemental  disclosure  of  cash  flow  information:

                                                            Years Ended June 30,
                                                              2004        2003
                                                            ---------    ---------
Cash paid during the year for:
  Interest                                                  $577,986     $358,686

See accompanying notes to consolidated financial statements for additional non-cash investing and financing activities.

During the fiscal year ended June 30, 2004, the Company financed the purchase of equipment totaling $146,404, including $39,538 of capital leases and $107,866 of notes payable.

During the fiscal year ended June 30, 2004, Perfexa issued 8,152 shares of restricted common stock pursuant to the conversion of interest payable in the amount of $4,076.


    The accompanying notes are an integral part of these consolidated financial statements.










           See accompanying notes to consolidated financial statements

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


NOTE  1  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

GTC - GTC Telecom Corp. and subsidiaries (the "Company" or "GTC") provide various services including, telecommunication services, which includes long distance telephone and calling card services, Internet related services including Internet service provider access, and business process outsourcing ("BPO") services. GTC Telecom Corp. was organized as a Nevada Corporation on May 17, 1994 and is currently based in Costa Mesa, California. The Company trades on the Over-The-Counter Bulletin Board under the symbol "GTCC".

PERFEXA - Perfexa Solutions, Inc. ("Perfexa" or "Perfexa-U.S."), a majority owned subsidiary of the Company, currently provides customer service for the Company's telecommunication and Internet users. Perfexa's Information Technology ("IT") group currently develops IT solutions for GTC's customer care needs and the integration of GTC's customer care system with those of Perfexa's New Delhi Center. Perfexa has recently begun offering its services to third parties and plans to focus on marketing its outsourced call center services to U.S. based companies. Perfexa's IT group will work initially to ensure the integration of Perfexa's systems with those of Perfexa's clients. Subsequently, the IT group will develop customized software solutions for third parties.

GOING CONCERN - The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At June 30, 2004, the Company has negative working capital of $7,207,871, liabilities from the underpayment of payroll taxes (see Note 10), an accumulated deficit of $15,800,852, and a stockholders' deficit of $6,678,409; in addition, through June 30, 2004, the Company historically had losses from operations and a lack of profitable operational history, among other matters, that raise substantial doubt about its ability to continue as a going concern. The Company hopes to continue to increase revenues from additional revenue sources and/or increase profit margins through continued negotiations with Sprint (see Note 10) and other cost cutting measures. In the absence of significant increases in revenues and margins, the Company intends to fund operations through additional debt and equity financing arrangements. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of GTC Telecom Corp. and its subsidiaries which are CallingPlanet.com, Inc., ecallingcards.com, Inc., Curbside Communications, Inc., and Perfexa Solutions, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

MINORITY INTEREST - Minority interest represents the minority stockholders' proportionate share of the equity of Perfexa Solutions, Inc. At June 30, 2004 and 2003, the Company owned approximately 97% and 98%, respectively, of Perfexa Solutions, Inc.'s common stock. The Company's controlling interest requires that Perfexa Solutions, Inc.'s operations be included in the consolidated financial statements. The 3% and 2% equity interest of Perfexa Solutions, Inc. that is not owned by the Company at June 30, 2004 and 2003, respectively, is shown as minority interest in consolidated subsidiary in the accompanying consolidated financial statements.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management are, among others, the allowance for doubtful accounts on accounts receivable, realizability of long-lived assets, estimates for income tax valuations, and valuation of securities options, and warrants issued.

RISKS AND UNCERTAINTIES - The Company operates in a highly competitive industry that is subject to intense competition, government regulation and rapid technological changes. The Company has limited operating history and is subject to the substantial business risks and uncertainties inherent to such an entity, including financial, operational, technological, regulatory and other risks including the potential risk of business failure. Additionally, the Company's operations in India are subject to various political, economic, and other risks and uncertainties inherent in such country.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

CONCENTRATION OF CREDIT RISK - The Company currently maintains substantially all of its cash with one major financial institution. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation ("FDIC").

The Company sells its telephone and network services to individuals and small businesses throughout the United States and does not require collateral. The Company performs periodic credit evaluations of its customers. The Company maintains reserves for potential credit losses based upon the Company's historical experience related to credit losses which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company establishes an allowance for doubtful accounts based on a qualitative and quantitative review of credit profiles of customers, contractual terms and conditions, current economic trends and historical payments. The Company assesses the allowance for doubtful accounts each period. If the Company made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

DEPENDENT ON KEY CUSTOMERS - The Company is not dependent on any single customer or groups of affiliated customers for a significant portion of its annual sales. The Company's customer base changes on a continuous basis as customers are added or removed.

MAJOR SUPPLIERS - The Company does not own its own long distance network and currently depends primarily upon Sprint to provide for the transmission of phone calls by its customers and to provide the call detail records upon which the Company bases its customer's billings. See Note 10 for details of the Company's agreement with Sprint.

In the event that the services provided by Sprint to the Company were discontinued, the Company believes that it would be able to identify alternate suppliers which would be able to provide it with sufficient levels of services at terms similar to those of Sprint. Although the Company has the right to switch its current customers to an alternate underlying carrier, the Company's customers have the right to discontinue their service with the Company at any time. Accordingly, the termination or non-renewal of the Company's contract tariffs with Sprint or the loss of telecommunications services from Sprint may have a material adverse effect on the Company's results of operations and financial condition.

The Company provides its Internet Service Provider Access services pursuant to an agreement with an outside company for the provisioning of the Company's Internet Service Provider Access service. See Note 10 for details of the Company's agreement with its Internet service provider.

PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the related asset. During the years ended June 30, 2004 and 2003, total depreciation expense was $298,056 and $149,248, respectively.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

LONG-LIVED ASSETS - In July 2001, the Financial Accounting Statements Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144 ("SFAS 144"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

SFAS 144 also requires companies to separately report discontinued operations and extends that reporting requirement to a component of an entity that either has been disposed of (by sale, abandonment or a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. The Company adopted SFAS 144 on July 1, 2002. The provisions of this statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated commitments to plan to sell or dispose of such assets by management. As a result, the Company cannot determine the potential effects that adoption of SFAS 144 will have on the

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

financial statements with respect to future disposal decisions, if any. As of June 30, 2004, management has determined that no such impairment exists and therefore, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions or demand for the Company's products or services will continue which could result in impairment of long-lived assets in the future.

REVENUE AND RELATED COST RECOGNITION - The Company recognizes revenue during the month in which services or products are delivered, as follows:

TELECOMMUNICATIONS RELATED SERVICES

The Company's long distance telecommunications service revenues are generated when customers make long distance telephone calls from their business or residential telephones or by using any of the Company's telephone calling cards.

Telecommunication services cost of sales consists of the cost of long distance service provided by Sprint and other carriers.

INTERNET RELATED SERVICES

Internet service revenues consist of monthly fees charged to subscribers for Internet access and are recognized in the period service access is provided. Internet service cost of sales consists of the cost of providing Internet access.

BPO SERVICES

BPO service revenues consist of amounts billed each month based on a client contract that provides for either a dedicated or per minute rate as the services are rendered. BPO service cost of sales consists of labor and its related support costs directly associated with a service contract.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. SAB 101 was amended and superceded by SAB 104. Management believes the Company's revenue recognition policies conform to SAB 104.

DEFERRED INCOME - Deferred income represents proceeds from prepaid telephone calling cards which are recorded as deferred income when the cash is received. The Company recognizes the revenue in the statement of operations as the telephone service is utilized or when the calling card expires.

ADVERTISING COSTS - Advertising costs are expensed as incurred. Advertising expense was approximately $30,000 and $44,000 for fiscal 2004 and 2003, respectively.

INCOME TAXES - The Company accounts for income taxes under SFAS No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

STOCK-BASED COMPENSATION - The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


SFAS No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

The adoption of the accounting methodology of SFAS 123 is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirements under SFAS 123, are required to be presented.

At June 30, 2004, the Company has two stock-based employee compensation plans (see Note 6). For fixed awards with pro-rata vesting, the Company recognizes compensation cost ratably over the vesting period. Stock-based employee compensation cost totaling $110,251 and $113,925 is reflected in net loss for the years ended June 30, 2004 and 2003, respectively, as certain options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.



                                                                   Years Ended June 30
                                                                     2004         2003
                                                                  ----------  ----------
Net loss                                                          $(552,267)  $ (29,106)
    As reported
    Deduct: total stock-based employee compensation expense
         Determined under fair value based method for all awards   (237,507)   (251,600)
                                                                  ----------  ----------

    Pro-forma                                                     $(789,774)  $(280,706)
                                                                  ==========  ==========

Basic and diluted net loss per share:
    As reported                                                   $   (0.03)  $   (0.00)
                                                                  ==========  ==========
    Pro-forma                                                     $   (0.04)  $   (0.01)
                                                                  ==========  ==========

LOSS PER SHARE - Statement of Financial Accounting Standards ("SFAS") No. 128 ("SFAS 128"), "Earnings Per Share," requires basic earnings per share to be computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive (using the treasury stock method, zero and 51,806 shares were potential additional common shares as of June 30, 2004 and 2003, respectively). Pro forma per share data has been computed using the weighted average number of common shares outstanding during the periods. For the years ended June 30, 2004 and 2003, because the Company had incurred net losses, basic and diluted loss per share are the same as additional potential common shares would be anti-dilutive (see Note 11).

FAIR VALUES OF FINANCIAL INSTRUMENTS - SFAS 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, accounts receivables, trade payables, accrued expenses, and notes payables approximates their estimated fair values due to the short-term maturities of those financial instruments. The fair value of long term debts approximates its carrying value because their rates of interest approximate current market rates. In the opinion of management, the fair value of the note receivable from officer cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about such related-party receivable (such as the carrying amount, the interest rate, and maturity) is provided elsewhere in these notes to consolidated financial statements.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


COMPREHENSIVE INCOME - SFAS 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Total comprehensive loss represents the net change in stockholders' equity during a period from sources other than transactions with stockholders and as such, includes net earnings. For the Company, the components of other comprehensive loss are the changes in the cumulative foreign currency translation adjustments and are recorded as components of stockholders' deficit.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION - SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers (see Note 13).

TRANSLATION OF FOREIGN CURRENCIES - GTC uses the U.S. dollar as its functional currency while the Company's foreign subsidiary uses the Indian Rupee as its functional currency. Assets and liabilities of foreign subsidiary are translated into U.S. dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year or other period presented. In accordance with SFAS No. 52, "Foreign Currency Translation", net exchange gains or losses resulting from such translation are excluded from net loss, but are included in comprehensive loss and accumulated in a separate component of stockholders' deficit. The Company recorded a foreign translation loss of $58,146 for the year ended June 30, 2004 and a foreign translation gain of $10,010 for the year ended June 30, 2003.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at June 30, 2004.

RECLASSIFICATIONS - Certain reclassifications have been made to prior year financial statements to conform to current year presentation.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements became applicable in 2002. The Company is complying with the disclosure requirements of FIN No. 45. The other requirements of this pronouncement did not materially affect the Company's financial statements.

SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this pronouncement amends the disclosure requirements of SFAS No. 123 to require more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company is complying with the disclosure requirements of SFAS No. 148.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIEs"), and not to determine when and which business enterprise should consolidate the VIE. Management has determined that the Company does not have any VIEs.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED JUNE 30, 2004 AND 2003



In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and is effective (except for certain mandatorily redeemable noncontrolling interests) for financial instruments entered into or modified after May 31, 2003. The Company adopted SFAS No. 150 on June 1, 2003. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by Management to have a material impact on the Company's present or future financial statements.

NOTE  2  PROPERTY  AND  EQUIPMENT

Property  and  equipment  consist  of  the  following  at  June  30,  2004:

Computer equipment              $  641,736
Furniture and office equipment     198,833
Telephone equipment                346,742
Leasehold Improvements             235,656
Automobiles                         51,382
                                ----------
                                 1,474,349
Less accumulated depreciation     (853,878)
                                ----------
                                $  620,471
                                ==========

NOTE  3  OBLIGATION  UNDER  CAPITAL  LEASES

The Company is a lessee of certain property and equipment under capital lease obligations that expire on various dates through August 2008. The terms of the capital lease obligations provide for monthly lease payments ranging from approximately $200 to $865. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the related asset. The assets are depreciated over the shorter period of the lease term or the estimate useful life.

Future minimum annual commitments under lease arrangements are as follows:

                Years  Ending
                  June  30,

                    2005                    $ 18,088
                    2006                      13,647
                    2007                      11,859
                    2008                      10,380
                    2009                       1,730
                                             -------


Total minimum future lease payments           55,704

Less:  Amounts representing interest         (10,772)
                                             -------

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003




Present value of net minimum lease payments  $44,932
                                             =======

The following is an analysis of the leased equipment under capital leases as of June 30, 2004, which is included in property and equipment (Note 2).

          Computer equipment                 $24,536
          Telephone equipment                 48,180
                                             -------
                                              72,716
          Less: Accumulated depreciation     (34,120)
                                             -------
                                             $38,596
                                             =======

Interest incurred pursuant to the capital lease obligations was $3,600 and $3,039 for fiscal years 2004 and 2003, respectively.

NOTE  4  RELATED  PARTY  TRANSACTIONS

NOTE RECEIVABLE OFFICER

As of June 30, 2004, the Company has net advances to an officer of $60,306. Advances were made prior to enactment of the Sarbanes-Oxley Act of 2002. The advances accrue interest at 10% (no interest income has been recorded as of June 30, 2004) and are due on demand. The Company has reclassified the note receivable as an increase to stockholders' deficit in the accompanying consolidated balance sheet at June 30, 2004.

NOTE 5 NOTES PAYABLE

On February 12, 2004, the Company borrowed $450,000 for working capital purposes from an unrelated third party. The note was to be repaid plus interest of $48,000 upon maturity at June 11, 2004. In the event of default, the investor shall be entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 150,000 shares of the Company's restricted common stock valued at $11,688 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in February 2004. On May 5, 2004, the note, as amended, was extended to July 15, 2004. In consideration of the extension, the Company agreed to pay an additional $13,280 in interest and issue an additional 300,000 shares of the Company's restricted common stock valued at $45,000 (based on the market price on the date of grant). The Company recorded the value of the common stock to interest expense in May 2004.

On November 5, 2003, the Company borrowed $350,000 for working capital purposes from an unrelated third party. The note was to be repaid plus interest of $37,333 upon maturity at March 5, 2004. In the event of default, the investor shall be entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 20,000 shares of the Company's restricted common stock valued at $2,581 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in November 2003. On March 5, 2004, the Company defaulted on the note and issued 100,000 shares of the Company's restricted common stock valued at $8,000 (based on the market price on the date of issuance) in accordance with the default terms of the note. The note was renegotiated and $75,000 of the note plus interest of $37,333 were repaid. The new note of $275,000 was to be repaid plus interest of $14,667 upon maturity at May 5, 2004. In the event of default, the investor shall be entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 275,000 shares of the Company's restricted common stock valued at $20,370 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in March 2004. On May 5, 2004, the note, as amended, was extended to July 15, 2004. In consideration of the extension, the Company has agreed to pay an additional $15,448 in interest and issue the additional 100,000 shares of the Company's restricted common stock valued at $15,000 (based on the market price on the date of grant). The Company recorded the value of the common stock to interest expense in May 2004.

On August 18, 2004, these 2 notes, as amended, were combined into one note totaling $816,395, incorporating all principal and interest owed, and extended to November 30, 2004. In consideration of the extension, the Company has agreed to pay an additional $73,350 in interest and issue an additional 250,000 shares of the Company's restricted common stock valued at $17,133 (based on the market price on the date of grant). The Company will record the value of the common stock to interest expense in August 2004.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

On June 8, 2004, the Company borrowed $50,000 for working capital purposes from an unrelated third party. The note is to be repaid plus interest of $7,500 upon maturity at September 7, 2004. In the event of default, the investor shall be entitled to accelerate the repayment of the note. In addition, the Company issued to the third party 50,000 shares of the Company's restricted common stock valued at $4,128 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in June 2004. The Company is currently past due on this note and is in discussions to restructure the terms of the note.

On December 9, 2003, the Company borrowed $200,000 for working capital purposes from an unrelated third party. The note was to be repaid plus interest of $21,333 upon maturity at April 8, 2004. In the event of default, the investor shall be entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 40,000 shares of the Company's restricted common stock valued at $4,305 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in December 2003. On May 17, 2004, the note, as amended, was extended to July 19, 2004. In consideration of the extension, the Company has agreed to pay an additional $18,667 in interest and issue an additional 200,000 shares of the Company's restricted common stock valued at $22,000 (based on the market price on the date of grant). The Company recorded the value of the common stock to interest expense in May 2004. As of June 30, 2004, the Company has repaid $100,000. The principal balance due at June 30, 2004 is $100,000. The note is in default and the Company is currently in discussions to restructure the terms of the note.

On October 9, 2003, the Company borrowed $300,000 for working capital purposes from an unrelated third party. The note was repaid plus interest of $32,000 upon maturity at February 17, 2004. In the event of default, the investor was entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 60,000 shares of the Company's restricted common stock valued at $6,458 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in October 2003. There were no defaults under this note.

In connection with the notes payable discussed above, the Company incurred finder's fees in the amount of approximately $202,000. As a result, for the year ended June 30, 2004, the Company recorded a debt discount of approximately $202,000 to interest expense in the accompanying consolidated statements of operations and comprehensive loss.

On October 2, 2002, and amended on April 1, 2004, the Company renegotiated a previous note payable (the "Previous Note") due to an unrelated third party into a new note payable (the "New Note"). The Previous Note had an outstanding balance of $45,000 on the date of renegotiation. The New Note, as amended, pays simple interest of 12% per annum with principal and interest due upon maturity at May 21, 2004. In addition, the Company issued to the third party 45,000 shares of the Company's restricted common stock valued at $4,821 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in April 2004. On July 21, 2004, the note, as amended and extended, calls for payments of $20,000 due on July 21, 2004, $15,000 due on August 21, 2004, and $10,000 due on September 21, 2004. In consideration of the extension, the Company has agreed to issue an additional 45,000 shares of the Company's restricted common stock valued at $2,944 (based on the market price on the date of grant). The Company will record the value of the common stock to interest expense in July 2004. As of August 29, 2004, the Company has not made the August 21 and September 21 payments pursuant to the extension. The Company is currently in discussions to restructure the terms of the note.

On April 15, 2004, the Company borrowed $25,000, bearing no interest, from an employee of the Company for working capital purposes. The borrowing was repaid on April 26, 2004. In addition, the Company issued to the employee 25,000 shares of its restricted common stock valued at $2,273 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company amortized the value of the related common stock to interest expense in April 2004.

In September 2003, the Company borrowed $25,000 for working capital purposes from a third party. The note pays simple interest of 8% per annum with principal and interest due upon maturity at December 3, 2003. In the event of default, the investor shall be entitled to accelerate the repayment of the note. In addition, the Company issued to the third party 25,000 shares of the Company's restricted common stock valued at $3,070 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in September 2003. On December 3, 2003, the note plus interest of $504 were repaid.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


In April 2003, Perfexa-U.S. issued a short-term convertible note with a principal amount of $125,000 to an unrelated third party investor. The note provides for simple interest of 10% per annum with principal and interest due upon maturity at July 31, 2003. Pursuant to the terms of the note, the note may be converted, at the election of the noteholder prior to the maturity of the note, into shares of common stock of Perfexa-U.S. at the rate of $0.50 per share (estimated to be the fair market value on the date of issuance, based on current third party transaction). In August 2003, the Company repaid $100,000 of the principal balance and issued 8,152 shares of Perfexa-U.S. restricted common stock valued at $4,076 (based on the terms of the note) in lieu of an equivalent amount of interest due on the note. In the three month period ended December 31, 2003, the Company repaid the remaining $25,000 of the principal balance.

The Company maintains a revolving line of credit of $20,000 to finance the purchase of computer equipment. The revolving line of credit provides for the Company to make monthly payments of $451, including interest at a rate of 12.99%. The total outstanding balance on the revolving line of credit was $14,139 and is included in notes payable in the accompanying consolidated balance sheet at June 30, 2004. As of the date of this report, the Company has made all payments as required in the revolving line of credit.

The Company from time to time borrows funds from the Company's Chief Executive Officer ("CEO") for working capital purposes. Amounts accrue no interest and are payable on demand. On April 15, 2004, the Company borrowed $12,000 from its CEO. As of August 29, 2004, the Company has repaid $8,000 of the amount borrowed.

On September 30, 2002, and amended on May 30, 2003, the Company renegotiated a previous note payable due to MCI into a new note payable (the "New Note"). As of June 30, 2004, the New Note has an outstanding balance of $4,925,437. On July 1, 2004, the Company received notice from MCI that it was in default of the terms of the above note as well as the Telecommunications Services Agreement and Data Services Agreement between MCI and GTC. According to MCI, GTC has a total balance due MCI of approximately $5,679,329. The Company is attempting to resolve its outstanding balance and the amounts past due with MCI. However, there can be no guarantees that the Company will be successful in its efforts to reach an amicable resolution with MCI regarding the amounts past due. Failure to successfully restructure the amounts due MCI will have a material adverse effect on the Company's operations.

Future minimum principal payments on notes payable approximate the following for the years ending June 30:

       2005     $  5,868,597
       2006           21,826
       2007            1,739
                ------------
                $  5,892,162
                ============

NOTE  6  STOCK  OPTIONS

From time to time, the Company issues stock options pursuant to various agreements and other compensatory arrangements to employees and third parties.

2001 Stock Incentive Plan

On October 17, 2001, the Company's Board approved the GTC Telecom Corp. Stock Incentive Plan (the "SIP Plan"), effective January 1, 2002. The SIP Plan was approved and ratified by the shareholders on December 13, 2001 at the Company's 2001 annual shareholder's meeting. The SIP Plan provides for the grant of various types of equity based incentives, including qualified and non-qualified stock options, stock appreciation rights, restricted stock, bonuses, and other awards. A maximum of 5,000,000 shares of the Company's common stock may be issued pursuant to the SIP Plan. The SIP plan is administered by the Board of Directors.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

During the year ended June 30, 2004, the Company issued options to certain employees to purchase an aggregate of 56,000 shares of common stock at a weighted average exercise price of $0.12 per share pursuant to the SIP Plan (each issuance exercise priced at the estimated fair market value of the Company's common stock on the date of grant). As of August 29, 2004, 50,000 of these options have been forfeited. The remaining options vest over five years from the date of grant and are exercisable through December 2013.

During the year ended June 30, 2004, the Company issued options pursuant to the SIP Plan to certain board of directors to purchase an aggregate of 30,000 shares of common stock, at a weighted average exercise price of $0.12 per share (each issuance exercise priced at the estimated fair market value of the Company's common stock on the date of grant). As of August 29, 2004, these options have been forfeited.

No employee compensation expense was recognized under APB 25 for options issued to employees under the SIP Plan during the year ended June 30, 2004.

1999 Stock Option Plan

On September 20, 1999, the Company's Board approved the GTC Telecom Corp. 1999 Omnibus Stock Option Plan, effective October 1, 1999. The exercise price for each option shall be equal to 25% to 100% of the fair market value of the common stock on the date of grant, as defined, and shall vest over a five-year period. Upon the approval and ratification of the SIP Plan , the Company elected to terminate the 1999 Omnibus Stock Option Plan.

Non-Plan Issuances

In February 2004, the Company's Chief Financial Officer exercised options (previously granted pursuant to his director compensation plan) to purchase a total of 2,500 shares of the Company's common stock for $25.

The Company recorded compensation expense for the vesting of previously issued "in the money" options to employees of $110,251 and $113,925 in the fiscal years ended June 30, 2004 and 2003, respectively.

A following is a status of the stock options outstanding at June 30, 2004 and 2003 and the changes during the years then ended:

                                                  2004                  2003
                                        --------------------------------------------
                                                       Weighted        Weighted
                                                       Average         Average
                                                       Exercise        Exercise
                                          Options       Price      Options    Price
                                        ------------  ---------  -----------  ------
Outstanding, beginning of year            3,356,900   $    0.80   4,592,600   $ 0.75
       Granted                               86,000        0.12     475,000     0.18
       Exercised (see Note 8)                (2,500)       0.01     (42,500)    0.01
       Expired/Forfeited                 (1,176,400)       0.57  (1,668,200)    0.86
                                        ------------  ---------  -----------  ------
Outstanding, end of year                  2,264,000   $    0.62   3,356,900   $ 0.62
                                        ============  =========  ===========  ======
Exercisable at end of year                1,477,560   $    0.75   1,819,580   $ 0.80
                                        ============  =========  ===========  ======
Wtd avg fair value of options granted                 $    0.10               $ 0.17
                                                      ---------               ------

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


The following table summarizes information concerning currently outstanding and exercisable options at June 30, 2004:


                                 WEIGHTED       WEIGHTED                  WEIGHTED
                NUMBER OF        AVERAGE        AVERAGE     NUMBER OF     AVERAGE
  EXERCISE       OPTIONS        REMAINING       EXERCISE     OPTIONS      EXERCISE
PRICE RANGE    OUTSTANDING  CONTRACTUAL LIFE     PRICE     EXERCISABLE     PRICE
-------------  -----------  -----------------  ----------  ------------  ---------

0.01 - $1.00    1,540,600         6.21 years  $     0.29       842,360  $    0.28
1.01 - $2.00      671,400         3.89 years  $     1.15       585,000  $    1.14
2.94 - $5.00       52,000         0.89 years  $     3.93        50,200  $    3.97
               -----------                                  -----------

                2,264,000         4.22 years  $     0.66     1,477,560  $    0.86
               ===========                                  ===========

Other  Information:

The fair market value of each option granted in 2004 and 2003 is estimated using the Black-Scholes option pricing model per SFAS 123. The Black-Scholes option-pricing model used the following weighted average assumptions for the years ended June 30, 2004 and 2003, respectively: (i) no dividend yield for each year, (ii) volatility of 287 percent and 173 percent, respectively, (iii) risk-free interest rate of 3.00 percent and 3.13 percent, respectively, and (iv) expected life of 5.0 years and 4.8 years, respectively.

NOTE 7 WARRANTS

From time to time, the Company issues warrants pursuant to various consulting agreements.

In April 2004, the Company entered into an agreement with an outside consultant for investor relations services. Pursuant to the agreement, the Company agreed to pay $10,000 per month for services and following an initial term of twelve
(12) months, the agreement shall automatically terminate. In addition, the Company agreed to issue to the investor relations company, warrants to purchase up to 500,000 shares of the Company's common stock. The warrants have an exercise price of $0.13 per share and are valued at approximately $65,000 (based on the Black Scholes pricing model) which the Company recorded to consulting expense in April 2004, since management believes the services were substantially provided in the Company's fourth quarter. The warrants vest immediately and are exercisable for a period of three years from the date of issuance.

In March 2003, pursuant to an agreement with an outside consultant for investor services, the Company issued warrants to purchase up to 40,000 shares of the Company's restricted common stock at an exercise price of $0.25 per share valued at approximately $6,400 (based on the Black-Scholes pricing model) which the Company recorded to consulting expense in April 2003. The warrants vested in April 2003 and are exercisable for a period of two years from the date of issuance.

In October 2002, pursuant to a note with a third party (see Note 5), the Company granted warrants to purchase 25,000 shares of the Company's restricted common stock at an exercise price of $0.25 per share valued at approximately $2,595 (based on the Black-Scholes pricing model and the related pro-rata value of the warrants). The warrants vest immediately and are exercisable for a period of two years from the date of issuance. The amount was amortized to interest expense in the accompanying consolidated statements of operations for the fiscal year ended June 30, 2003.

In September 2002, pursuant to an agreement with an outside consultant for investor and public relations services, the Company issued warrants to purchase up to 25,000 shares of the Company's restricted common stock at an exercise price of $0.20 per share valued at approximately $4,500 (based on the Black-Scholes pricing model), which was recorded to consulting expense in the accompanying consolidated statement of operations for the fiscal year ended June 30, 2003. The warrants vest immediately and are exercisable for a period of three years from the date of issuance and contain piggyback registration rights.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

In August 2002, pursuant to an agreement with an outside consultant for investor and public relations services, the Company issued warrants to purchase up to 100,000 shares of the Company's restricted common stock at an exercise price of $0.17 per share valued at approximately $16,000 (based on the Black-Scholes pricing model). The warrants vest 25,000 upon execution of the agreement and 25,000 every three months thereafter, so long as the Company retains the outside consultant. The warrants are exercisable for a period of three years from the date of issuance and contain piggyback registration rights. During fiscal 2003, all 100,000 warrants vested, in which the Company recorded the related value of $16,000 as investor relations expense under selling, general and administrative expenses in the accompanying consolidated statements of operations.

The following represents a summary of the warrants outstanding at June 30, 2004 and 2003 and changes during the years then ended:



                                              2004                       2003
                                    -------------------------------------------------------
                                                   Weighted                     Weighted
                                                   Average                      Average
                                     Warrants   Exercise Price   Warrants   Exercise Price
                                    ----------  ---------------  ---------  ---------------
Outstanding, beginning of year        640,000   $          0.45   490,000   $          0.51
       Granted                        500,000              0.13   190,000              0.20
       Exercised                           --                --        --                --
       Expired/Forfeited             (100,000)             1.02   (40,000)             0.50
                                    ----------  ---------------  ---------  ---------------
Outstanding, end of year            1,040,000   $          0.22   640,000   $          0.45
                                    ==========  ===============  =========  ===============
Exercisable at the end of the year  1,040,000   $          0.22   640,000   $          0.45
                                    ==========  ===============  =========  ===============

The outstanding and exercisable warrants above have prices ranging between $0.13 and $0.50, with a weighted average remaining contractual life of 3.2 years.

The fair value of each warrant granted during 2004 and 2003 is estimated using the Black-Scholes option-pricing model on the date of grant. The Black-Scholes option-pricing model used the following weighted average assumptions for the years ended June 30, 2004 and 2003, respectively: (i) no dividend yield for each year, (ii) volatility of 306 percent and 212 percent, respectively, (iii) risk-free interest rate of 1.5 percent and 3.02 percent, respectively, and (iv) expected life of 3.0 years and 2.8 years, respectively.

NOTE 8 COMMON STOCK ISSUANCES

In February 2004, the Company's Chief Financial Officer exercised options (previously granted pursuant to his director compensation plan) to purchase a total of 2,500 shares of the Company's common stock for $25.

During the year ended June 30, 2004, the Company issued 1,390,000 shares of the Company's restricted common stock in connection with notes payable (see Note 5).

During the fourth quarter of the fiscal year ended June 30, 2003, in connection with a note payable, the Company issued 30,000 shares of the Company's restricted common stock valued at approximately $5,181 (based on the market price on the dates of issuance).

In May 2003, the Company's Chief Executive Officer and the Company's President exercised options (previously granted pursuant to their director compensation agreement) to purchase a total of 17,500 and 25,000 shares, respectively, of the Company's common stock for $175 and $250, respectively.

In December 2002, pursuant to a note with a third party, the Company issued 10,000 shares of the Company's restricted common stock valued at $1,485 (based on the market price on the date of grant and the related pro-rata value of the common stock).

In October 2002, pursuant to a note with a third party, the Company issued 25,000 shares of the Company's restricted common stock valued at $3,066 (based on the market price on the date of grant and the related pro-rata value of the common stock).

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003



NOTE  9  INCOME  TAXES

The tax effects of temporary differences that give rise to deferred taxes are as of June 30, 2004:

Deferred tax asset:
      Net  operating  loss  carryforward         $9,250,000
      Allowance  for  doubtful  accounts             20,000
                                                 ----------

      Total gross deferred tax asset              9,270,000

      Less valuation allowance                   (9,270,000)
                                                 ----------

      Net deferred tax asset                     $       --
                                                 ==========

No current provision for income taxes for the years ended June 30, 2004 and 2003 is significant since the Company incurred taxable losses during such years.

The provision for income taxes for fiscal 2004 and 2003 was $800 and differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following as of:

                                                              June  30,

                                                            2004     2003

Computed tax benefit at federal statutory rate         $(190,000)     $(23,000)
     State income tax benefit, net of federal effect     (30,000)       (4,000)
     Change in valuation allowance                       173,000        27,000
     Other                                                60,753         2,760
                                                       _________     _________
                                                       $  13,753      $  2,760

As of June 30, 2004, the Company had tax net operating loss carryforwards of approximately $23,000,000 and $11,500,000 for federal and state income tax reporting purposes, respectively, which begin expiring in 2014 and 2005, respectively. Effective September 11, 2002, pursuant to California revenue and tax code section 24416.3, no net operating loss deduction would be allowed for any taxable year beginning on or after January 1, 2002, and before January 1, 2004. For any suspended losses, the carryover period would be extended by one year for losses incurred in tax years beginning on or after January 1, 2002, and before January 1, 2003; and by two years for losses incurred in taxable years beginning before January 1, 2002.

In the event the Company were to experience a greater than 50% change in ownership as defined in Section 382 of the Internal Revenue Code, the utilization of the Company's net operating loss carryforwards could be severely restricted.

NOTE 10 COMMITMENTS AND CONTINGENCIES

PAYROLL TAXES -At June 30, 2004, the Company has accrued approximately $28,000 related to penalties and interest in connection with past due payroll taxes of prior periods. This accrual was repaid in July 2004. The Company has verbal confirmation from the IRS that this matter has been settled with no additional amounts owed to the IRS.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


STOCK PURCHASE AGREEMENT - Pursuant to a common stock purchase agreement ("Agreement") with Bluefire Capital, Inc. ("Bluefire"), the Company is entitled to issue and sell common stock to Bluefire in the form of draws for up to an aggregate of $20,000,000, as defined in the Agreement, from time to time during a three year period beginning on the date of the filing of an effective registration statement. On November 20, 2001, the Company filed a registration statement under the Securities Act with the Securities and Exchange Commission ("SEC") for 15,000,000 shares available to be issued to Bluefire under the Agreement should the Company choose to draw down on these shares and on January 23, 2002, the registration statement was declared effective. Pursuant to the Agreement, the Company must draw a minimum of $500,000 over the term of the Agreement, or the Company shall pay liquidated damages equal to one-half of the amount not drawndown, in an amount up to $250,000. As of August 29, 2004, the Company has not drawn under this Agreement.

OPERATING LEASES - The Company leases a total of 7,651 square feet of office space for its headquarters and customer service operations in Costa Mesa, California at a monthly rental rate of $14,745 pursuant to a six month lease agreement ending February 28, 2005.

Effective October 1, 2002, Perfexa-U.S.'s Indian subsidiary, Perfexa Solutions Pvt. Ltd. ("Perfexa-India"), began leasing approximately 15,422 square feet of office space in Gurgaon, India, a suburb of New Delhi, at a monthly rate of Rs. 524,348 (approximately $11,400) per month. This facility serves as Perfexa-India's call center, IT development center, and administrative offices. The lease is for a term of three years with an option to renew for an additional three year term with an increase in the rental rate of 20%. Effective October 1, 2002, Perfexa-India also entered into a maintenance agreement for its New Delhi facility. Pursuant to the terms of the agreement, Perfexa-India is obligated to pay a monthly maintenance fee of Rs. 138,798 (approximately $3,000) per month for the first twelve months. Thereafter, the monthly fee will be calculated based on the actual costs of maintenance (including electricity and water) plus a 20% mark-up.

Future minimum annual commitments under long-term facility lease and supplier arrangements (see below) approximate the following:


Years Ending   Facility Leases         Internet   Telecom
June 30,       and Other Commitments   Supplier   Supplier    Total
-------------  ----------------------  ---------  ----------  ----------
2005           $              295,000  $ 525,000  $  369,000  $1,189,000
2006                           43,000         --     323,000     366,000
2007                               --         --      50,000      50,000
               ----------------------  ---------  ----------  ----------
               $              338,000  $ 525,000  $  742,000  $1,605,000
               ======================  =========  ==========  ==========

Rent expense for the fiscal years ended June 30, 2004 and 2003 was $433,953 and $408,065, respectively.

CONTRACTS AND AGREEMENTS - The Company does not own its own long distance network and currently depends upon third parties to provide for the transmission of phone calls by its customers and to provide the call detail records upon which the Company bases its customer's billings. Previously, the Company contracted with MCI WorldCom Network Services, Inc. ("MCI") as its underlying carrier. On July 1, 2004, the Company received notice from MCI that it was in default of the terms of its Promissory Note with MCI as well as the Telecommunications Services Agreement and Data Services Agreement between MCI and GTC. According to MCI, GTC has a total balance due MCI of approximately $5,679,329 at June 30, 2004. The Company is attempting to resolve its outstanding balance and the amounts past due with MCI. However, there can be no guarantees that the Company will be successful in its efforts to reach an amicable resolution with MCI regarding the amounts past due. Failure to successfully restructure the amounts due MCI will have a material adverse effect on the Company's operations.

In order to minimize service disruptions to the Company's customers, on July 7, 2004, the Company transferred its customer accounts to its alternate supplier, Sprint Communications Company L.P. ("Sprint"). As a consequence of this conversion, a not yet determined number of the Company's long distance customers have either left the Company or were not successfully converted due to technical issues. As a result, the Company has experienced an approximate 16% reduction in its call volumes and corresponding revenues. The Company is attempting to resolve all outstanding technical issues relating to this conversion and will continue to market its services in order to re-acquire or add new customers. Pursuant to the terms of its agreement with Sprint, as amended, the Company is obligated to a monthly minimum of $25,000 through July 26, 2006. For any period during which the Company fails to meet its monthly minimum, the Company would be liable for 25% of the difference between the Company's actual usage and the stated minimum. The Company may terminate the agreement upon ninety (90) days written notice provided that the Company pays a termination fee equal to 50% of the aggregate minimum revenue requirement for the remaining term of the contract if the Company terminates for convenience or by default of the Company prior to the expiration date which was $371,000 as of June 30, 2004. Sprint may terminate the agreement upon thirty (30) days written notice and then only in the event that the Company is in material breach of the agreement. However, in cases of nonpayment, Sprint may elect to immediately terminate the Agreement.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

The termination of the Company's contract with Sprint, the loss of telecommunications services provided by Sprint, or a reduction in the quality of service the Company receives from Sprint could have a material adverse effect on the Company's results of operations. In addition, the accurate and prompt billing of the Company's customers is dependent upon the timeliness and accuracy of call detail records provided to the Company by Sprint. There can be no assurance that accurate information will be provided by Sprint on a timely basis, the failure of which would have a material adverse effect on the Company's results of operations.

In the event that the services provided by Sprint to the Company were discontinued, the Company believes that it would be able to identify alternate suppliers which would be able to provide it with sufficient levels of services at terms similar to those of Sprint. Although the Company has the right to switch its current customers to an alternate underlying carrier, the Company's customers have the right to discontinue their service with the Company at any time. Accordingly, the termination or non-renewal of the Company's contract tariffs with Sprint or the loss of telecommunications services from Sprint may have a material adverse effect on the Company's results of operations and financial condition.

GTC does not currently have its own Internet Network. Currently, the Company provides its Internet Service Provider Access services pursuant to an agreement with a third party company for the provisioning of the Company's Internet Service Provider Access service. The Company is not obligated to any monthly minimums under its agreement with its underlying Internet service provider. Although the Company believes that its relationship with its third-party provider is strong and should remain so with continued contract compliance, the termination of the Company's contract with its underlying provider, the loss of Internet services provided by these companies, or a reduction in the quality of service the Company receives from these companies could have an adverse effect on the Company's internet operations. In the event that its underlying provider was to discontinue its service to the Company, the Company believes, based upon discussions that the Company has had with other Internet service providers, that it could negotiate and obtain contracts with Internet service providers at comparable rates.

ACQUISITION - On April 23, 2004, the Company entered into an agreement for the acquisition of Telspan, Inc., a California corporation ("Telspan"). Pursuant to the Reorganization and Stock Purchase Agreement (the "Acquisition Agreement") entered into between the Company, Telspan, Inc. and its shareholders, the Company agreed to acquire 100% of the outstanding capital stock of Telspan in exchange for that number of shares of the Company's common stock which would equate to 84% of the outstanding capital stock of the Company on a fully diluted basis following the acquisition. Closing of the acquisition is conditioned upon various events, including the approval of the Company's stockholders and upon Telspan's successful acquisition of certain telecommunications assets. As of August 29, 2004, Telspan has not completed the acquisition of the telecommunications assets. There can be no assurances that Telspan Acquisition will be successfully completed.

In a related agreement, the Company on April 23, 2004 agreed to sell a controlling interest in its Perfexa subsidiary to the shareholders of Infospan, Inc., a California company commonly controlled by some of the shareholders of TelSpan. Closing of the sale of the controlling interest is conditioned, in part, upon the approval of the Company's stockholders as well as the generation of certain amounts of business for Perfexa. As of August 29,2004, these conditions have not been completed and therefore, there can be no assurances that the Infospan transaction will be successfully completed.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003



NOTE  11  LOSS  PER  SHARE

The following is a reconciliation of the number of shares used in the calculation of basic earnings per share and diluted earnings per share for the years ended June 30, 2004 and 2003:

                                                               2004          2003
                                                          ------------  ------------
Net loss                                                  $  (552,267)  $   (29,106)


Weighted average number of common shares outstanding       21,096,423    20,634,314
Incremental shares from the assumed exercise of dilutive
  stock options and warrants                                       --        51,806
                                                          ------------  ------------
Dilutive potential common shares                           21,096,423    20,686,120
                                                          ============  ============

Net earnings per share:
Basic                                                     $      0.03   $      0.00
                                                          ============  ============
Diluted                                                   $      0.03   $      0.00
                                                          ============  ============

For the years ended June 30, 2004 and 2003, potentially dilutive incremental shares totaling 0 and 51,806, respectively, (based on the assumed exercise of dilutive stock options and warrants to acquire 0 and 277,500 shares, respectively, of the Company's common stock) were not included in the computation of diluted net loss per share because the Company had a net loss, which would make their inclusion antidilutive. Options and warrants to purchase 3,304,000 and 3,719,400 shares of the Company's common stock that were outstanding at June 30, 2004 and 2003, respectively, were not considered potentially dilutive because the exercise price of the options and warrants was greater than the average market price of the common shares and, therefore, the effect of their inclusion would be antidilutive.

NOTE 12 - PERFEXA SOLUTIONS SUBSIDIARY

In October 2003, Perfexa issued 15,000 shares of restricted common stock, resulting in net proceeds to Perfexa of $15,000, to an "accredited" investor at a price of $1.00 per share.

On June 3, 2003, Perfexa-U.S. issued a confidential private placement memorandum ("PPM") of 2,000,000 shares of Perfexa's restricted common stock at $1.00 per share. As of September 30, 2003, Perfexa had sold 60,000 shares pursuant to this offering, resulting in net proceeds of $54,000 which were transferred to GTC as partial repayment of accrued advances. The PPM closed on August 31, 2003 with no additional investments.

During fiscal year 2003, Perfexa-U.S. issued an aggregate of 210,000 shares of its restricted common stock to third party investors at a price of $0.50 per share, resulting in cash of $92,900, net of offering costs of $12,100.

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

NOTE  13  BUSINESS  SEGMENT  INFORMATION

Segment and geographical information is assigned by region based upon management responsibility for such items. The following table presents information about the Company's operations by geographical area for the years ended June 30, 2004 and 2003.




                                            2004           2003
                                      ---------------  ------------
     Revenues
     --------
    Telecommunications and Internet   $   10,878,944   $15,147,658
    BPO
       Perfexa-U.S.                           78,644            --
       Perfexa-India                              --            --
                                      ---------------  ------------
         Total                        $   10,957,588   $15,147,658
                                      ===============  ============

Cost of Sales
-------------
    Telecommunications and Internet   $    4,777,138   $ 7,410,590
    BPO
       Perfexa-U.S.                           59,239            --
       Perfexa-India                              --            --
                                      ---------------  ------------
         Total                        $    4,836,377   $ 7,410,590
                                      ===============  ============

Operating Income (Loss)
-----------------------
    Telecommunications and Internet   $    3,013,166   $ 1,813,280
    BPO
       Perfexa-U.S.                       (2,396,369)   (1,341,974)
       Perfexa-India                          84,500      (476,904)
                                      ---------------  ------------
         Total                        $      701,297   $    (5,598)
                                      ===============  ============

Capital Expenditures
--------------------
    Telecommunications and Internet   $      146,181   $    18,090
    BPO
       Perfexa-U.S.                            7,864        28,609
       Perfexa-India                         163,784       496,997
                                      ---------------  ------------
         Total                        $      317,829   $   543,696
                                      ===============  ============


Identifiable assets are assigned by region based upon management responsibility.
The following table presents information about the Company's identifiable assets by geographic region:

                                       June 30, 2004    June 30, 2003
Assets
------
    Telecommunications and Internet   $    1,002,223   $ 1,222,734
    BPO
       Perfexa-U.S.                           28,549        26,130
       Perfexa-India                         553,714       569,862
                                      ---------------  ------------
         Total                        $    1,584,486   $ 1,818,726
                                      ===============  ============

                       GTC TELECOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

NOTE  14  SUBSEQUENT  EVENTS

On August 18, 2004, the Company amended 2 notes totaling $816,395 note payable (see Note 5), extending the note to November 30, 2004. In consideration of the extension, the Company has agreed to pay an additional $73,350 in interest and issue an additional 250,000 shares of the Company's restricted common stock valued at $17,133 (based on the market price on the date of grant). The Company will record the value of the common stock to interest expense in August 2004.

On July 21, 2004, the Company amended a $45,000 note payable (see Note 5). The amended note calls for payments of $20,000 due on July 21, 2004, $15,000 due on August 21, 2004, and $10,000 due on September 21, 2004. In consideration of the extension, the Company has agreed to issue an additional 45,000 shares of the Company's restricted common stock valued at $2,944 (based on the market price on the date of grant). The Company will record the value of the common stock to interest expense in July 2004. As of August 29, 2004, the Company has not made the August 21 and September 21 payments pursuant to the extension. The Company is currently in discussions to restructure the terms of the note.

In July 2004, the Company financed additional upgrades to its existing telephone system by entering into a term note in the amount of $23,357. The note provides for the Company to make 11 monthly payments of $2,123, with no interest charged, commencing August 2004.


                                        GTC TELECOM CORP.
                              CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                         March 31,       June 30,
                                                                             2005           2004
                                                                     ----------------------------
                                                                       (Unaudited)      (Audited)

ASSETS
  Cash                                                               $     22,956   $     73,572
  Accounts receivable, net of allowance for doubtful accounts of approximately $241,000 and $49,000 at
   March 31, 2005 and June 30, 2004, respectively                         889,771        691,749
  Deposits                                                                 56,672         57,587
  Prepaid expenses                                                         62,530         64,899
                                                                     ----------------------------
    Total current assets                                                1,031,929        887,807

Property and equipment, net                                               456,769        620,471
Other assets                                                               75,933         76,208
                                                                     ----------------------------

    Total assets                                                     $  1,564,631   $  1,584,486
                                                                     ============================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses                              $  2,896,933   $  1,998,130
  Accrued payroll and related taxes                                       229,487        210,997
  Obligation under capital leases                                          10,604         13,394
  Notes payable                                                         5,815,935      5,868,597
  Deferred income                                                           4,560          4,560
                                                                     ----------------------------
    Total current liabilities                                           8,957,519      8,095,678

Long-term liabilities:
  Obligation under capital leases, net of current portion                  23,687         31,538
  Notes payable, net of current portion                                    32,861         23,565
                                                                     ----------------------------
    Total Liabilities                                                   9,014,067      8,150,781

Commitments and contingencies

Minority interest in consolidated subsidiary                               91,983        112,114

Stockholders' deficit:
  Preferred stock, $0.001 par value; 10,000,000 shares authorized;
    none issued and outstanding                                                --             --
  Common stock, $0.001 par value; 50,000,000 shares authorized;
    23,426,622 and 23,106,622 shares issued and outstanding at
    March 31, 2005 and June 30, 2004, respectively                         23,427         22,107
  Additional paid-in-capital                                            9,370,972      9,208,778
  Note receivable officer                                                 (60,306)       (60,306)
  Accumulated other comprehensive loss                                   (349,407)       (48,136)
  Accumulated deficit                                                 (16,526,105)   (15,800,852)
                                                                     ----------------------------
    Total stockholders' deficit                                        (7,541,419)    (6,678,409)
                                                                     ----------------------------

    Total liabilities and stockholders' deficit                      $  1,564,631   $  1,584,486
                                                                     ============================

    The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                GTC TELECOM CORP.
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                              AND COMPREHENSIVE LOSS
                                                   (UNAUDITED)


                                                          Three Months Ended               Nine Months Ended
                                                              March 31,                         March 31,
                                            ---------------------------------------------------------------------
                                                         2005                 2004         2005          2004
                                            ---------------------------------------------------------------------
Revenues:
  Telecommunications                        $         2,153,735   $        2,393,543   $ 6,085,513   $ 7,972,348
  Internet services                                     136,669              174,663       443,018       568,844
  BPO services                                           47,668               33,022       129,560        42,722
                                            ---------------------------------------------------------------------
    Total revenues                                    2,338,072            2,601,228     6,658,091     8,583,914

Cost of sales:
  Telecommunications                                    904,222              938,484     2,772,196     3,376,774
  Internet services                                      40,676              116,174       139,903       441,705
  BPO services                                           28,728               21,733        86,184        28,117
                                            ---------------------------------------------------------------------
    Total cost of sales                                 973,626            1,076,391     2,998,283     3,846,596
                                            ---------------------------------------------------------------------

Gross profit                                          1,364,446            1,524,837     3,659,808     4,737,318
                                            ---------------------------------------------------------------------

Operating expenses:
  Payroll and related                                   585,271              716,549     1,765,572     2,184,038
  Selling, general, and administrative                  624,404              833,272     1,779,230     2,934,568
                                            ---------------------------------------------------------------------
    Total operating expenses                          1,209,675            1,549,821     3,544,802     5,118,606
                                            ---------------------------------------------------------------------

Operating income/(loss)                                 154,771              (24,984)      115,006      (381,288)

Interest expense, net                                  (270,941)            (421,957)     (851,021)     (842,750)
                                            ---------------------------------------------------------------------

Loss before provision for income taxes
  and minority interest                                (116,170)            (446,941)     (736,015)   (1,224,038)

Provision for income taxes                                1,833               10,203         9,369        12,446
                                            ---------------------------------------------------------------------

Loss before minority interest                          (118,003)            (457,144)     (745,384)   (1,236,484)

Minority interest in loss of consolidated
  subsidiaries, net of taxes                              6,108               16,285        20,131        54,630
                                            ---------------------------------------------------------------------

Net loss available to common stockholders              (111,895)            (440,859)     (725,253)   (1,181,854)

Foreign currency translation adjustment                (144,909)              11,588      (301,271)       13,810
                                            ---------------------------------------------------------------------

Comprehensive loss                          $          (256,804)  $         (429,271)  $(1,026,524)  $(1,168,044)
                                            =====================================================================

Basic and diluted net loss available
  to common stockholders per common
  share                                     $             (0.00)  $            (0.02)  $     (0.03)  $     (0.06)
                                            =====================================================================

Basic and diluted weighted average common
  shares outstanding                                 23,426,622           20,986,759    22,713,575    20,860,922
                                            =====================================================================









    The accompanying notes are an integral part of these condensed consolidated financial statements.


                                        GTC TELECOM CORP.
                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (UNAUDITED)


                                                                            Nine Months Ended
                                                                                 March 31,
                                                                          ----------------------
                                                                            2005           2004
                                                                          ----------------------
Cash Flows From Operating Activities:
Net loss                                                                $ (725,253)  $(1,181,854)
Adjustments to reconcile net loss to net cash
provided by operating activities:
  Estimated fair market value of options granted to
    employees for compensation                                              82,687        82,688
  Estimated fair market value of stock issued in
    connection with notes payable                                           20,827        56,473
  Depreciation and amortization                                            227,951       219,594
  Bad debt expense                                                         287,304       142,285
  Minority interest in loss of consolidated subsidiaries                   (20,131)      (54,630)
  Amortization of debt discount                                                 --       154,317
  Loss on sale of equipment                                                     --        11,392
  Changes in operating assets and liabilities:
    Accounts receivable and other current assets                          (481,767)      109,430
    Accounts payable and accrued expenses                                  901,142     1,131,325
    Accrued payroll and related taxes                                       18,490       (17,461)
    Deferred income                                                             --         1,315
                                                                          ----------------------
Net cash provided by operating activities                                  311,250       654,874
                                                                          ----------------------
Cash Flows From Investing Activities:
Purchases of property and equipment                                        (29,463)     (146,464)
                                                                          ----------------------
Net cash used in investing activities                                      (29,463)     (146,464)
                                                                          ----------------------
Cash Flows From Financing Activities:
Proceeds from sale of stock                                                 60,000            --
Principal repayments on notes payable                                      (80,491)   (1,740,261)
Principal payments under capital lease obligations                         (10,641)      (10,484)
Principal borrowings on notes payable, net of fees of $202,000                  --     1,159,500
Proceeds from issuance of stock of subsidiary, net of                           --        69,000
  offering costs of $6,000
Proceeds from exercise of stock options                                         --            25
                                                                          ----------------------
Net cash used in financing activities                                      (31,132)     (522,220)

Effect of exchange rate on cash                                           (301,271)       13,810
                                                                          ----------------------
Net decrease in cash                                                       (50,616)           --

Cash at beginning of period                                                 73,572           500
                                                                          ----------------------
Cash at end of period                                                  $    22,956   $       500
                                                                          ======================



Supplemental disclosures of cash flow information:
   Cash paid during the period for:
Interest                                                               $     6,902   $   296,846
                                                                          ======================

Income taxes                                                           $     9,369   $    12,448
                                                                          ======================




During the nine month period ended March 31, 2005, the Company financed the purchase of equipment totaling $37,125 with notes payable.

See accompanying notes to condensed consolidated financial statements for other non-cash investing and financing activities.



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005

NOTE  1  -  MANAGEMENT'S  REPRESENTATION:

The management of GTC Telecom Corp. and its subsidiaries (the "Company" or "GTC") without audit has prepared the condensed consolidated financial statements included herein. The accompanying unaudited condensed financial statements consolidate the accounts of the Company and its wholly and/or majority owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Certain information and note disclosures normally included in the condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of the management of the Company, all adjustments considered necessary for fair presentation of the condensed consolidated financial statements have been included and were of a normal recurring nature, and the accompanying condensed consolidated financial statements present fairly the financial position as of March 31, 2005, the results of operations for the three and nine months ended March 31, 2005 and 2004, and cash flows for the nine months ended March 31, 2005 and 2004.

It is suggested that these condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes for the year ended June 30, 2004, included in the Company's Form 10-KSB filed with the Securities and Exchange Commission on September 28, 2004. The interim results are not necessarily indicative of the results for a full year.

NOTE 2 - DESCRIPTION OF BUSINESS:

GTC - GTC provides various services including, telecommunication services such as long distance and local telephone services, Internet related services, including Internet Service Provider access, and business process outsourcing ("BPO") services. GTC Telecom Corp. was organized as a Nevada Corporation on May 17, 1994 and is currently based in Costa Mesa, California. The Company is quoted on the Over-The-Counter Bulletin Board under the symbol "GTCC".

The Company has formed four wholly owned subsidiaries, of which only one is active (see below), that offer different products and services. They are managed separately because each business requires different technology and/or marketing strategies.

The four subsidiaries are: CallingPlanet.com, Inc., ecallingcards.com, Inc., Curbside Communications, Inc., and Perfexa Solutions, Inc.

CallingPlanet.com, Inc. was set up to offer international calling using a PC to phone connection. It is currently inactive. ecallingcards.com, Inc. was set up to offer prepaid calling cards purchased over the internet. It is currently inactive. Curbside Communications, Inc., currently inactive, has been set up for future strategic purposes which the Company is currently in the planning process.

PERFEXA - Perfexa Solutions, Inc. ("Perfexa" or "Perfexa-U.S."), a majority owned subsidiary of the Company, currently provides customer service for the Company's telecommunication and Internet users. Perfexa's Information Technology ("IT") group currently develops IT solutions for GTC's customer care needs and the integration of GTC's customer care system with those of Perfexa's New Delhi Center. Additionally, Perfexa offers outsourced call center and IT development services to third parties.

NOTE 3 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

GOING CONCERN - The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2005, the Company has negative working capital of $7,925,590, an accumulated deficit of $16,526,105, a stockholders' deficit of $7,541,419, and the Company is in default on several notes payable, including approximately $5 million to MCI (see
Note 5). In addition, through March 31, 2005, the Company historically had losses from operations and a lack of profitable operational history, among other matters, that raise doubt about its ability to continue as a going concern. The Company hopes to continue to increase revenues from additional revenue sources

                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005


and/or increase margins through continued negotiations with Sprint (see Note 7) and other cost cutting measures. In the absence of significant increases in revenues and margins, the Company intends to fund operations through additional debt and equity financing arrangements. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These circumstances raise doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRINCIPLES OF CONSOLIDATION - The accompanying condensed consolidated financial statements include the accounts of GTC Telecom Corp. and its subsidiaries, CallingPlanet.com, Inc., ecallingcards.com, Inc., Curbside Communications, Inc., and Perfexa Solutions, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

MINORITY INTEREST - Minority interest represents the minority stockholders' proportionate share of the equity of Perfexa Solutions, Inc. At March 31, 2005 and June 30, 2004, the Company owned approximately 97% of Perfexa Solutions, Inc.'s common stock. The Company's controlling interest requires that Perfexa Solutions, Inc.'s operations be included in the condensed consolidated financial statements of the Company. The 3% equity interest of Perfexa Solutions, Inc. that is not owned by the Company at March 31, 2005 and June 30, 2004 is shown as minority interest in consolidated subsidiary in the accompanying condensed consolidated financial statements.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management are, among others, provisions for losses on accounts receivable, realizability of long-lived assets and estimates for deferred income tax asset valuations.

COMPREHENSIVE INCOME - SFAS 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Total comprehensive loss represents the net change in stockholders' equity during a period from sources other than transactions with stockholders and as such, includes net earnings. For the Company, the components of other comprehensive loss are the changes in the cumulative foreign currency translation adjustments and are recorded as components of stockholders' deficit.

TRANSLATION OF FOREIGN CURRENCIES - GTC uses the U.S. dollar as its functional and reporting currency while the Company's foreign subsidiary uses the Indian Rupee as its functional currency. Assets and liabilities of the foreign subsidiary are translated into U.S. dollars at year-end or period-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year or other period presented. In accordance with SFAS No. 52, "Foreign Currency Translation", net exchange gains or losses resulting from such translation are excluded from net loss, but are included in comprehensive loss and accumulated in a separate component of stockholders' deficit. The Company recorded a foreign translation loss of $301,271 for the nine months ended March 31, 2005 and a translation gain of $13,810 for the nine months ended March 31, 2004.

STOCK-BASED INCENTIVE COMPENSATION - The Company has two stock-based employee compensation plans. The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No.25, Accounting for Stock Issued to Employees, and related interpretations. Stock-based employee compensation cost approximating $27,562 is reflected in net loss for each of the three month periods ended March 31, 2005 and 2004, respectively, as certain options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant.

                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005


The following table illustrates the effect on loss and loss per common share as if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation, for all of its stock-based employee compensation plans.



                                                       Three Months Ended       Nine Months Ended
                                                             March 31,             December 31,
                                                     ------------------------------------------------
                                                        2005         2004       2005          2004
                                                     ------------------------------------------------
Net loss available to common stockholders:
    As reported                                      $(111,895)  $(440,859)  $(725,253)  $(1,181,854)
    Deduct total stock-based employee compensation
     expense determined under fair based method for
     all awards                                        (69,000)    (30,000)   (183,000)     (110,000)
                                                     ----------  ----------  ----------  ------------
    Pro-forma                                        $(180,895)  $(470,859)  $(908,253)  $(1,291,854)
                                                     ==========  ==========  ==========  ============

Basic and diluted net loss available to
  common stockholders per common share
    As reported                                      $   (0.00)  $   (0.02)  $   (0.03)  $     (0.06)
                                                     ==========  ==========  ==========  ============
    Pro-forma                                        $   (0.01)  $   (0.02)  $   (0.04)  $     (0.06)
                                                     ==========  ==========  ==========  ============


LOSS PER SHARE - Statement of Financial Accounting Standards ("SFAS") No. 128 ("SFAS 128"), "Earnings Per Share" requires that basic earnings per share be computed by dividing income available to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive (using the treasury stock method, no shares were potential additional common shares as of March 31, 2005 and 2004, respectively). Pro forma per share data has been computed using the weighted average number of common shares outstanding during the periods. For the three and nine months ended March 31, 2005 and 2004, respectively, because the Company had incurred net losses, basic and diluted loss per share are the same as additional potential common shares.

The following table sets forth the computation of basic and diluted loss per common share:




                                                                     Three Months Ended                  Nine Months Ended
                                                                          March 31,                       March 31,
                                                      ---------------------------------------------------------------------
                                                                   2005                 2004         2005          2004
                                                      ---------------------------------------------------------------------
Net loss available to common stockholders             $          (111,895)  $         (440,859)  $  (725,253)  $(1,181,854)
                                                      =====================================================================

Weighted average number of common shares outstanding           23,426,622           20,986,759    22,713,575    20,860,922
Incremental shares from the assumed exercise of
  dilutive stock options and warrants                                  --                   --            --            --
                                                      ---------------------------------------------------------------------
Dilutive potential common shares                               22,426,622           20,986,759    22,713,575    20,860,922
                                                      =====================================================================

Basic and diluted net loss available to common
stockholders per common share                         $             (0.00)  $            (0.02)  $     (0.03)  $     (0.06)
                                                      =====================================================================


                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005


SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value model of APB Opinion 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method.

Small Business Issuers are required to apply SFAS No. 123-R in the first annual reporting period that begins after December 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after July 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by Management to have a material impact on the Company's present or future financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS:

NOTE RECEIVABLE OFFICER

As of March 31, 2005, the Company has net advances to an officer of $60,306 made prior to the enactment of the Sarbanes-Oxley Act. The advances accrue interest at 10% (no interest income has been recorded as of March 31, 2005) and are due on demand. The Company has classified the note receivable as an increase to stockholders' deficit in the accompanying condensed consolidated balance sheet at March 31, 2005.

NOTE 5 - NOTES PAYABLE AND CAPITAL LEASES:

On February 12, 2004, the Company borrowed $450,000 for working capital purposes from an unrelated third party. The note was to be repaid plus interest of $48,000 upon maturity at June 11, 2004. In the event of default, the investor shall be entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 150,000 shares of the Company's restricted common stock valued at $11,688 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in February 2004. On May 5, 2004, the note, as amended, was extended to July 15, 2004. In consideration of the extension, the Company agreed to pay an additional $13,280 in interest and issue an additional 300,000 shares of the Company's restricted common stock valued at $45,000 (based on the market price on the date of grant). The Company recorded the value of the common stock to interest expense in May 2004.

On November 5, 2003, the Company borrowed $350,000 for working capital purposes from an unrelated third party. The note was to be repaid plus interest of $37,333 upon maturity at March 5, 2004. In the event of default, the investor shall be entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 20,000 shares of the Company's restricted common stock valued at $2,581 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in November 2003. On March 5, 2004, the Company defaulted on the note and issued 100,000 shares of the Company's restricted common stock valued at $8,000 (based on the market price on the date of issuance) in accordance with the default terms of the note. The note was renegotiated and $75,000 of the note plus interest of $37,333 were repaid. The new note of $275,000 was to be repaid plus interest of $14,667 upon maturity at May 5, 2004. In the event of default, the investor shall be entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 275,000 shares of the Company's restricted common stock valued at $20,370 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in March 2004. On May 5, 2004, the note, as amended, was extended to July 15, 2004. In consideration of the extension, the Company has agreed to pay an additional $15,448 in interest and issue the additional 100,000 shares of the Company's restricted common stock valued at $15,000 (based on the market price on the date of grant). The Company recorded the value of the common stock to interest expense in May 2004.

                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005


On August 18, 2004, these two notes, as amended, were combined into one note totaling $816,395, incorporating principal of $725,000 and interest owed of $91,395, and extended to November 30, 2004. In consideration of the extension, the Company agreed to pay an additional $73,350 in interest and issue an additional 250,000 shares of the Company's restricted common stock valued at $17,133 (based on the market price on the date of grant). The Company recorded the value of the common stock to interest expense in August 2004. On May 12, 2005, the Company restructured all amounts due under these notes into a new convertible note, principal amount $1,200,000. The convertible note bears simple interest of twelve (12%) per annum with a term of eighteen (18) months. The convertible note may, at the election of the holder, on the date of the note's maturity, be converted into shares of the Company's common stock at the rate of $0.13 per share.

On June 8, 2004, the Company borrowed $50,000 for working capital purposes from an unrelated third party. The note is to be repaid plus interest of $7,500 upon maturity at September 7, 2004. In addition, the Company issued to the third party 50,000 shares of the Company's restricted common stock valued at $4,128 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in June 2004.

On November 18, 2004, the previously issued note payable of $50,000 was restructured. Pursuant to the restructuring, the Company began repayment of the note January 22, 2005 at the rate of $5,000 per month until all principal and accrued interest are repaid. As of the date of this filing, the Company has made all payments as required under this agreement. The outstanding portions of the note shall continue to accrue simple interest at the rate of 10% per annum. In consideration for the restructuring, the Company agreed to issue the noteholder twenty-five thousand (25,000) shares of the Company's restricted common stock valued at $750 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in November 2004.

On December 9, 2003, the Company borrowed $200,000 for working capital purposes from an unrelated third party. The note was to be repaid plus interest of $21,333 upon maturity at April 8, 2004. In the event of default, the investor shall be entitled to 100,000 shares of the Company's restricted common stock. In addition, the Company issued to the third party 40,000 shares of the Company's restricted common stock valued at $4,305 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in December 2003. On May 17, 2004, the note, as amended, was extended to July 19, 2004. In consideration of the extension, the Company agreed to pay an additional $18,667 in interest and issue an additional 200,000 shares of the Company's restricted common stock valued at $22,000 (based on the market price on the date of grant). The Company recorded the value of the common stock to interest expense in May 2004. As of March 31, 2005, the Company has repaid $100,000. The principal balance due at March 31, 2005 is $100,000. The Company is currently past due on this note and is in discussions to restructure the terms of the note.

On October 2, 2002, and amended on April 1, 2004, the Company renegotiated a previous note payable (the "Previous Note") due to an unrelated third party into a new note payable (the "New Note"). The Previous Note had an outstanding balance of $45,000 on the date of renegotiation. The New Note, as amended, pays simple interest of 12% per annum with principal and interest due upon maturity at May 21, 2004. In addition, the Company issued to the third party 45,000 shares of the Company's restricted common stock valued at $4,821 (based on the market price on the date of grant and the related pro-rata value of the common stock). The Company recorded the value of the common stock to interest expense in April 2004. On July 21, 2004, the note, as amended and extended, calls for payments of $20,000 due on July 21, 2004, $15,000 due on August 21, 2004, and $10,000 due on September 21, 2004. In consideration of the extension, the Company has agreed to issue an additional 45,000 shares of the Company's restricted common stock valued at $2,944 (based on the market price on the date of grant). The Company will record the value of the common stock to interest expense in July 2004. As of November 15, 2005, the Company has not made the August 21 and September 21 payments pursuant to the extension. The Company is currently in discussions to restructure the terms of the note.

The Company maintains a revolving line of credit of $45,000 ("Equipment Line of Credit") to finance the purchase of computer equipment. The revolving line of credit provides for the Company to make monthly payments of $795, including interest at a rate of approximately 14.74%. The total outstanding balance on the revolving line of credit was $29,797 and is included in notes payable in the accompanying condensed consolidated balance sheet at March 31, 2005. As of the date of this report, the Company has made all payments as required in the revolving line of credit.

                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005


The Company from time to time borrows funds from the Company's Chief Executive Officer ("CEO") for working capital purposes. Amounts accrue no interest and are payable on demand. On April 15, 2004, the Company borrowed $12,000 from its CEO. As of the date of this filing, the Company has repaid $11,000 of the amount borrowed.

On September 30, 2002, and amended on May 30, 2003, the Company renegotiated a previous note payable due to MCI into a new note payable (the "New Note"). On July 1, 2004, the Company received notice from MCI that it was in default of the terms of the above note as well as the Telecommunications Services Agreement and Data Services Agreement between MCI and GTC. As of March 31, 2005, the New Note has an outstanding balance of $4,925,437. On March 6, 2005, the Company negotiated a settlement with MCI providing for the full satisfaction of the New Note as well as all other outstanding amounts due MCI in exchange for the payment of $750,000 on or before March 31, 2005 (the "Settlement Amount"). Subsequently, MCI agreed to extend the deadline for the payment of the Settlement Amount until April 30, 2005, provided that the Settlement Amount accrue interest in the amount of $187.50 per day until paid. On April 30, 2005, MCI agreed to further extend the due date for payment of the Settlement Amount until May 15, 2005, which was further extended on May 13, 2005, until May 18, 2005, in exchange for an additional $10,000.

With the exception of the MCI New Note and the Equipment Line of Credit, all of the above notes are unsecured.

NOTE 6 - STOCKHOLDERS' DEFICIT:

On May 12, 2005, the Company issued 2,400,000 shares of the Company's restricted common stock in connection with the issuance of a convertible note (see Note 5).

In December 2004, the Company sold 1,000,000 shares of restricted common stock to an unrelated accredited third-party investor for $60,000. In addition, the Company agreed to issue to the third party, warrants to purchase up to 250,000 shares of the Company's common stock. The warrants have an exercise price of $0.11 per share. The warrants vest immediately and are exercisable for two (2) years from the date of issuance and contain piggy-back registration rights. No consulting expense was recognized due to the fact the warrants were issued in connection with equity fund raising activities.

During the nine months ended March 31, 2005, the Company issued 320,000 shares of the Company's restricted common stock in connection with notes payable (see
Note 5).

On December 21, 2004, the Company's Board granted, pursuant to the SIP Plan, Incentive Stock Options (as defined by the SIP Plan), to purchase an aggregate of 1,375,000 shares of the Company's common stock at an exercise price of $0.10 per share (the fair market value of the Company's common stock on the day of grant), to certain employees of the Company. In addition, on December 21, 2004, the Company's Board granted to the Company's CEO, pursuant to the SIP Plan, options to purchase 925,000 shares of the Company's common stock at an exercise price equal to 110% of the fair market value on the date of grant ($0.11 per share). The options vest equally over a period of five years from the date of grant and are exercisable through December 2013.

The Company recorded compensation expense for previously issued "in the money" options of $82,687 and $82,688 in the nine month periods ended March 31, 2005 and 2004, respectively.

NOTE 7 - CONTRACTS AND CONTINGENCIES:

The Company does not own its own long distance network and currently depends upon third parties to provide for the transmission of phone calls by its customers and to provide the call detail records upon which the Company bases its customer's billings. Previously, the Company contracted with MCI WorldCom Network Services, Inc. ("MCI") as its underlying carrier. On July 1, 2004, the Company received notice from MCI that it was in default of the terms of its New Note with MCI as well as the Telecommunications Services Agreement and Data Services Agreement ("TSA") between MCI and the Company ("Default"). The total outstanding balance due MCI was approximately $7,656,313 at March 31, 2005, including $4,925,437 due on the New Note, $1,103,927 of accrued interest on the New Note, and $1,626,949 owed on the TSA both of which are included in accounts payable in the accompanying condensed consolidated balance sheet at March 31, 2005. As discussed in Note 5, on March 6, 2005, the Company negotiated a settlement with MCI providing for the full satisfaction of all amounts due MCI in exchange for payment of the Settlement Amount. Failure to pay the Settlement Amount or otherwise successfully restructure the amounts due MCI will have a material adverse effect on the Company's operations.

                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005


In order to minimize service disruptions to the Company's customers, on July 7, 2004, the Company transferred its customer accounts to its alternate supplier, Sprint Communications Company L.P. ("Sprint"). As a result, the Company initially experienced an approximate 16% reduction in its call volumes and corresponding revenues. The Company believes that it has resolved all outstanding technical issues relating to this conversion and continues to market its services in order to re-acquire or add new customers. Pursuant to the terms of its agreement with Sprint, as amended, the Company is obligated to a monthly minimum of $25,000 through July 26, 2006. For any period during which the Company fails to meet its monthly minimum, the Company would be liable for 25% of the difference between the Company's actual usage and the stated minimum. The Company may terminate the agreement upon ninety (90) days written notice provided that the Company pays a termination fee equal to 50% of the aggregate minimum revenue requirement for the remaining term of the contract if the Company terminates for convenience or by default of the Company prior to the expiration date which was approximately $255,000 as of March 31, 2005. Sprint may terminate the agreement upon thirty (30) days written notice and then only in the event that the Company is in material breach of the agreement. However, in cases of nonpayment, Sprint may elect to immediately terminate the Agreement.

The termination of the Company's contract with Sprint, the loss of telecommunications services provided by Sprint, or a reduction in the quality of service the Company receives from Sprint could have a material adverse effect on the Company's results of operations. In addition, the accurate and prompt billing of the Company's customers is dependent upon the timeliness and accuracy of call detail records provided to the Company by Sprint. There can be no assurance that accurate information will be provided by Sprint on a timely basis, the failure of which would have a material adverse effect on the Company's results of operations.

In the event that the services provided by Sprint to the Company were discontinued, the Company believes that it would be able to identify alternate suppliers which would be able to provide it with sufficient levels of services at terms similar to those of Sprint. Although the Company has the right to switch its current customers to an alternate underlying carrier, the Company's customers have the right to discontinue their service with the Company at any time. Accordingly, the termination or non-renewal of the Company's contract tariffs with Sprint or the loss of telecommunications services from Sprint may have a material adverse effect on the Company's results of operations and financial condition.

GTC does not currently have its own Internet Network. Currently, the Company provides its Internet Service Provider Access services pursuant to an agreement with a third party company for the provisioning of the Company's Internet Service Provider Access service. The Company is not obligated to any monthly minimums under its agreement with its underlying Internet service provider. Although the Company believes that its relationship with its third-party provider is strong and should remain so with continued contract compliance, the termination of the Company's contract with its underlying provider, the loss of Internet services provided by this company, or a reduction in the quality of service the Company receives from this company could have an adverse effect on the Company's internet operations. In the event that its underlying provider was to discontinue its service to the Company, the Company believes, based upon discussions that the Company has had with other Internet service providers, that it could negotiate and obtain contracts with Internet service providers at comparable rates.

Previously, pursuant to an agreement with MCI for the provisioning of the Company's Internet Service Provider Access service, the Company was required to pay the greater of actual incurred usage or a minimum monthly fee. In December 2003, the Company renegotiated its agreement with MCI. Under the terms of the revised agreement, the Company was no longer obligated to monthly minimums. However, the Company was subject to an aggregate usage minimum of $525,000 during the term of the agreement which was set to expire on June 1, 2006. As of March 31, 2005, the Company had accrued $528,000 which is included in accounts payable.

                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005


STOCK PURCHASE AGREEMENT - Pursuant to a common stock purchase agreement ("Agreement") with Bluefire Capital, Inc. ("Bluefire"), the Company is entitled to issue and sell common stock to Bluefire in the form of draws for up to an aggregate of $20,000,000, as defined in the Agreement, from time to time during a three year period beginning on the date of the filing of an effective registration statement. On November 20, 2001, the Company filed a registration statement under the Securities Act with the Securities and Exchange Commission ("SEC") for 15,000,000 shares available to be issued to Bluefire under the Agreement should the Company choose to draw down on these shares and on January 23, 2002, the registration statement was declared effective. Pursuant to the Agreement, the Company must draw a minimum of $500,000 by January 23, 2005, or the Company shall be required to pay liquidated damages equal to one-half of the amount not drawn-down.

On December 14, 2004, the Company and Bluefire agreed to terminate the agreement. In addition, Bluefire agreed to waive the Liquidated Damages in exchange for a one time payment by the Company of $10,000, to be paid by January 17, 2005. On January 17, 2005, the Company paid the $10,000 termination fee.

NOTE 8 - BUSINESS SEGMENT INFORMATION:

Segment and geographical information is assigned by region based upon management responsibility for such items. The following table presents information about the Company's operations by geographical area for the three and nine months ended March 31, 2005 and 2004.


                                       Three Months Ended    Three Months Ended    Nine Months Ended    Nine Months Ended
                                         March 31, 2005        March 31, 2004       March 31, 2005       March 31, 2004
                                      -----------------------------------------------------------------------------------
REVENUES
    Telecommunications and Internet   $         2,290,404   $         2,568,206   $        6,528,531   $        8,541,192
    BPO
       Perfexa-U.S.                                47,668                33,022              129,560               42,722
       Perfexa-India                                   --                    --                   --                   --
                                      -------------------   -------------------   ------------------   ------------------
Total                                 $         2,338,072   $         2,601,228   $        6,658,091   $        8,583,914
                                      ===================   ===================   ==================   ==================
COST OF SALES
    Telecommunications and Internet   $           944,898   $         1,054,658   $        2,912,099   $        3,818,479
    BPO
       Perfexa-U.S.                                28,728                21,733               86,184               28,117
       Perfexa-India                                   --                    --                   --                   --
                                      -------------------   -------------------   ------------------   ------------------
Total                                 $           973,626   $         1,076,391   $        2,998,283   $        3,846,596
                                      ===================   ===================   ==================   ==================
OPERATING INCOME/(LOSS)
    Telecommunications and Internet   $           359,007   $           797,572   $          787,949   $        2,358,435
    BPO
       Perfexa-U.S.                              (241,115)             (533,781)            (730,078)          (1,870,815)
       Perfexa-India                               36,879              (288,775)              57,135             (868,908)
                                      -------------------   -------------------   ------------------   ------------------
         Total                        $           154,771   $           (24,984)  $          115,006   $         (381,288)
                                      ===================   ===================   ==================   ==================
CAPITAL EXPENDITURES
    Telecommunications and Internet   $            16,239   $            27,250   $           40,849   $          132,207
    BPO
       Perfexa-U.S.                                 1,293                    --                1,293                7,864
                                      -------------------   -------------------   ------------------   ------------------
Perfexa-India                                          --                37,705               24,446              153,282
                                      -------------------   -------------------   ------------------   ------------------
Total                                 $            17,532   $            64,955   $           66,588   $          293,353
                                      ===================   ===================   ==================   ==================

Identifiable assets are assigned by region based upon management responsibility. The following table presents information about the Company's identifiable assets by geographic region:

                                     March 31, 2005   June 30, 2004
                                     -------------------------------
ASSETS

    Telecommunications and Internet  $     1,109,428  $    1,002,223
    BPO
       Perfexa-U.S.                           27,835          28,549
       Perfexa-India                         427,368         553,714
                                     -------------------------------
         Total                       $     1,564,631  $    1,584,486
                                     ===============================

                                GTC TELECOM CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      For the Quarter Ended March 31, 2005

NOTE 9 -- SUBSEQUENT EVENTS


     In May 2005, we restructured $927,524 in amounts due on a past due note payable and corresponding accrued interest and penalties into a new long term note payable, principal amount $1,200,000. The new note accrues simple interest in the amount of 12% per annum. We are obligated to pay accrued interest monthly, but then only if, after deducting all then current obligations, we at that time have at least $300,000 in available cash.

     In February 2005, we negotiated the settlement of all amounts due to MCI Worldcom, our former underlying network provider, totaling approximately $7,700,000 in exchange for the payment of $769,000. On May 23, 2005, we paid the settlement amount and satisfied the terms of the settlement agreement.

     On May 23, 2005, we entered into a subscription agreement with Alpha Capital Aktiengesellschaft, DCOFI Master LDC, SCG Capital, LLC, Silver Oak Investments, Inc., and Ellis International LTD for the purchase of certain securities. This agreement was amended on July 5, 2005 and July 14, 2005 to increase the amount of the securities purchased. The total securities purchased in the amended agreement are as follows:

- Convertible Notes, $2,000,000 principal amount, convertible into shares of our common stock as provided for in the notes;

- Two shares of our common stock for each principal amount purchased, resulting in a total of 4,000,000 shares;

- Six Class A Warrants for each principal amount purchased, which entitles the holder to purchase our common stock for an exercise price of $0.22 per share, resulting in a total of 12,000,000 Class A Warrants; and

- Five Class B Warrants for each principal amount purchased, which entitles the holder to purchase our common stock for an exercise price of $0.20 per share, resulting in a total of 10,000,000 Class A Warrants.

     In conjunction with above subscription agreement, we issued warrants as compensation to Hunter Wise Financial Group, LLC, to purchase a total of 120,000 shares of our common stock, at an exercise price of $0.20 per share, exercisable for a period of five (5) years from the date of issuance.

     On December 9, 2003, we borrowed $200,000 for working capital purposes from an unrelated third party. The note was to be repaid plus interest of $21,333 on April 8, 2004. On May 17, 2004, the note, as amended, was extended to July 19, 2004. On July 1, 2005, we agreed to resolve all outstanding amounts owed under the note via the payment of $30,000 plus bi-weekly payments of $8,000. The outstanding principal and accrued interest, which, at the time of the agreement totaled $167,000 will accrue simple interest at the rate of 10% per annum until fully repaid.

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Use Of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Plan Of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Legal Proceedings    . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Directors, Executive Officers, Promoters And Control Persons . . . . . . . . 10
Security Ownership Of Certain Beneficial Owners And Management . . . . . . . 11
Description Of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . 12
Interests Of Named Experts And Counsel . . . . . . . . . . . . . . . . . . . 14
Disclosure Of Commission Position On Indemnification For Securities Act
 Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Description Of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Management's Discussion And Analysis Or Plan Of Operation  . . . . . . . . . 22
Description Of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Certain Relationships And Related Transactions . . . . . . . . . . . . . . . 30
Market Price Of And Dividends On The Registrant's  . . . . . . . . . . . . . 31
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Changes In And Disagreements With Accountants On
 Accounting And Financial Disclosure . . . . . . . . . . . . . . . . . . . . 35
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Index To Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 36


Dealer Prospectus Delivery Obligation. Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    58,625,770
                                      SHARES

                                GTC TELECOM CORP.



                                [GRAPHIC OMITED]




                            -------------------------
                                   PROSPECTUS
                            -------------------------

                                  _______, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of Nevada Revised Statutes provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

As authorized by Section 78.037 of Nevada Revised Statutes, our Articles of Incorporation eliminate or limit the personal liability of a director to our company or to any of its shareholders for monetary damage for a breach of fiduciary duty as a director, except for:

- Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or
- The payment of distributions in violation of Section 78.300 of Nevada Revised Statutes.

Our Articles of Incorporation provide for indemnification of officers and directors to the fullest extent permitted by Nevada law. Such indemnification applies in advance of the final disposition of a proceeding.

We maintain an insurance policy that provides protection, within the maximum liability limits of the policy and subject to a deductible amount for certain claims, to our company.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee     $       1,128
Printing and Engraving Expenses                         $       1,000
Accounting Fees and Expenses                            $      10,000
Legal Fees and Expenses                                 $      50,000
Blue Sky Qualification Fees and Expenses                $       1,500
Miscellaneous                                           $       5,000
                                              TOTAL     $      68,628

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

DURING THE PRIOR THREE YEARS, WE ISSUED THE FOLLOWING UNREGISTERED SECURITIES:

     On July 11, 2005, we issued to an unrelated third party the following unregistered securities: (i) $117,647 principal amount of our convertible promissory notes; (ii) two shares of our common stock for each dollar of note principal; (iii) six Class A warrants for each dollar of note principal to purchase shares for $0.22 per share; and (iv) five Class B warrants for each one dollar of note principal to purchase shares for $0.20 per share, exercisable until a registration statement covering the warrants has been effective for a period of 120 days. The notes bear simple interest of twelve (12%) per annum and may be converted into shares of our common stock pursuant to the terms of the note. The issuance was an isolated transaction not involving a public offering conducted without general solicitation to "accredited investors" pursuant to Rule 506 and Section 4(2) of the Securities Act of 1933.

     On July 5, 2005, we amended a previously entered into subscription agreement (see below) to issue an additional $794,118 principal amount of our convertible promissory notes; (ii) two shares of our common stock for each dollar of note principal; (iii) six Class A warrants for each dollar of note principal to purchase shares for $0.22 per share; and (iv) five Class B warrants for each one dollar of note principal to purchase shares for $0.20 per share, exercisable until a registration statement covering the warrants has been effective for a period of 120 days. The notes bear simple interest of twelve (12%) per annum and may be converted into shares of our common stock pursuant to the terms of the note. The issuance was an isolated transaction not involving a public offering conducted without general solicitation to "accredited investors" pursuant to Rule 506 and Section 4(2) of the Securities Act of 1933.

     In conjunction with above amendment agreement, we issued warrants as compensation to Hunter Wise Financial Group, LLC, to purchase 55,000 shares of our common stock, at an exercise price of $0.20 per share, exercisable for a period of five (5) years from the date of issuance. The issuance was an isolated transaction not involving a public offering conducted pursuant to
Section 4(2) of the Securities Act of 1933.

     On May 23, 2005, we issued to five unrelated third parties, the following unregistered securities: (i) $1,088,235 principal amount of our convertible promissory notes; (ii) two shares of our common stock for each dollar of note principal; (iii) six Class A warrants for each dollar of note principal to purchase shares for $0.22 per share; and (iv) five Class B warrants for each one dollar of note principal to purchase shares for $0.20 per share, exercisable until a registration statement covering the warrants has been effective for a period of 120 days. The notes bear simple interest of twelve (12%) per annum and may be converted into shares of our common stock pursuant to the terms of the note. The issuance was an isolated transaction not involving a public offering conducted without general solicitation to "accredited investors" pursuant to Rule 506 and Section 4(2) of the Securities Act of 1933.

     In conjunction with above subscription agreement, we issued warrants as compensation to Hunter Wise Financial Group, LLC, to purchase 65,000 shares of our common stock, at an exercise price of $0.20 per share, exercisable for a period of five (5) years from the date of issuance. The issuance was an isolated transaction not involving a public offering conducted pursuant to
Section 4(2) of the Securities Act of 1933.

     On May 12, 2005, we issued the following unregistered securities an unrelated third party: (i) $1,200,000 principal amount of our convertible note and 2,400,000 shares of our common stock. The note bears simple interest of twelve (12%) per annum with a term of eighteen months. The note may, at the election of the holder, on the date of the note's maturity, be converted into shares of our common stock at the rate of $0.13 per share. The issuance was an isolated transaction not involving a public offering conducted without general solicitation to "accredited investors" pursuant to Rule 506 and Section 4(2) of the Securities Act of 1933.

     On November 18, 2004, we amended a previously issued note payable of $50,000. Pursuant to the restructuring, we agreed to begin repayment of the note, beginning January 22, 2005 at the rate of $5,000 per month until all principal and accrued interest are repaid. The outstanding portions of the note shall continue to accrue simple interest at the rate of 10% per annum. In exchange for the restructuring, we agreed to issue the noteholder twenty-five thousand (25,000) shares of the our common stock. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On December 28, 2004, we agreed to issue to an unrelated "accredited" third-part investor (i) One Million shares of our common stock; and (ii) warrants to purchase up to two hundred and fifty thousand (250,000) shares of common stock at an exercise price of $0.11 per share, in exchange for $60,000. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On August 18, 2004, two notes, as amended, were combined into one note totaling $816,395, incorporating all principal and interest owed, and extended to November 30, 2004. In consideration of the extension, we agreed to pay an additional $73,350 in interest and issue an additional 250,000 shares of our restricted common stock. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On July 21, 2004, a note payable of $45,000, as amended, was extended to allow for payments of $20,000 due on July 21, 2004, $15,000 due on August 21, 2004, and $10,000 due on September 21, 2004. In consideration of the extension, we agreed to issue an additional 45,000 shares of our common stock. The issuance was an isolated transaction not involving a public offering pursuant to
Section 4(2) of the Securities Act of 1933.

     On June 8, 2004, in connection with a note payable for $50,000, we issued 50,000 shares of our common stock to a third-party accredited investor. The issuance was an isolated transaction not involving a public offering pursuant to
Section 4(2) of the Securities Act of 1933.

     On May 17, 2004, a note payable of $200,000, as amended, was extended to July 19, 2004. In consideration of the extension, we agreed to pay an additional $18,667 in interest and issue an additional 200,000 shares of our common stock. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On April 15, 2004, we borrowed $25,000, bearing no interest, from one of our employees for working capital purposes. The borrowing was repaid on April 26, 2004. In addition, we issued to the employee 25,000 shares of our common stock. The issuance was an isolated transaction not involving a public offering pursuant to section 4(2) of the Securities Act of 1933.

     On April 12, 2004, we entered into an agreement with an outside consultant for investor relations services. Pursuant to the agreement, we agreed, in addition to certain cash consideration, to issue to the investor relations company, warrants to purchase up to 500,000 shares of our common stock. The warrants have an exercise price of $0.13 per share. The issuance was an isolated transaction not involving a public offering pursuant to section 4(2) of the Securities Act of 1933.

     On April 1, 2004, we renegotiated and amended a prior note, dated
October 2, 2002, due to an unrelated third party into a new note payable. The previous note had an outstanding balance of $45,000 on the date of renegotiation. The new note, as amended, pays simple interest of 12% per annum with principal and interest due upon maturity at May 21, 2004. In addition, we issued to the third party 45,000 shares of our restricted common stock. The issuance was an isolated transaction not involving a public offering pursuant to section 4(2) of the Securities Act of 1933.

     On February 12, 2004, we issued a promissory note in the amount of $450,000 for working capital purposes from an unrelated third party. In conjunction with the note issuance, we issued to the third party 150,000 shares of our common stock. On May 5, 2004, the note, as amended, was extended to July 15, 2004. In consideration of the extension, we agreed to pay an additional $13,280 in interest and issue an additional 300,000 shares of our restricted common stock. The issuances were isolated transactions not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On December 9, 2003, we borrowed $200,000 for working capital purposes from an unrelated third party. In conjunction with the note issuance, we issued to the third party 40,000 shares of our common stock. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On November 5, 2003, we issued a promissory note in the amount of $350,000 for working capital purposes from an unrelated third party maturing at March 5, 2004. In conjunction with the note, we issued the noteholder 20,000 shares of our common stock. On March 5, 2004, we defaulted on the note and issued 100,000 shares of our common stock in accordance with the default terms of the note. In conjunction with the renegotiation of the note, we issued to the third party 275,000 shares of our common stock. On May 5, 2004, we amended the note again, extending the note until July 15, 2004. In consideration of the extension, we issued an additional 100,000 shares of our common stock valued. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On October 9, 2003, we borrowed $300,000 for working capital purposes from an unrelated third party. The note is to be repaid plus interest of $32,000 upon maturity at February 17, 2004. In conjunction with the note issuance, we issued to the third party 60,000 shares of our common stock. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     In September 2003, we borrowed $25,000 for working capital purposes from a third party. In conjunction with the note issuance, we issued to the third party 25,000 shares of our common stock. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     Previously, in August 2002, pursuant to an agreement with an outside consultant for investor and public relations services, we issued warrants to purchase up to 100,000 shares of our common stock at an exercise price of $0.17 per share. The warrants vest 25,000 upon execution of the agreement and 25,000 every three months thereafter, so long as we retained the outside consultant.
On May 31, 2003 the final 25,000 of the warrants vested. The warrants are exercisable for a period of three years from the date of issuance. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     In March 2003, pursuant to an agreement with an outside consultant for investor services, we issued warrants to purchase up to 40,000 shares of our common stock at an exercise price of $0.25 per share. The warrants vest in April 2003 and are exercisable for a period of two years from the date of issuance. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     During the fourth quarter of the fiscal year ended June 30, 2003, in connection with a note payable, we issued 30,000 shares of our common stock to a third-party accredited investor. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On December 5, 2002, in conjunction with the issuance of a note with a third party, we issued 10,000 shares of our common stock to an unrelated accredited investor. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On October 2, 2002, pursuant to a note with an accredited third party, we issued 25,000 shares of our common stock and granted warrants to purchase 25,000 shares of our common stock at an exercise price of $0.25 per share. The issuance was an isolated transaction not involving a public offering pursuant to
Section 4(2) of the Securities Act of 1933.

     In September 2002, pursuant to an agreement with an outside consultant for investor and public relations services, we issued warrants to purchase up to 25,000 shares of our common stock at an exercise price of $0.20 per share. The warrants vested immediately and are exercisable for a period of three years from the date of issuance and contain piggyback registration rights. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     In April 2002, we entered into an agreement with a third party for investment banking services. Pursuant to the agreement, we issued to the investment banking firm 100,000 shares of our common stock and granted warrants valued at approximately $14,000 to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share. The warrants vested immediately and are exercisable through April 2005. The agreement also provides for us to issue the investment banking firm on a monthly basis 25,000 shares of restricted common stock over the term of the agreement. During the year ended June 30, 2002, we issued an additional 50,000 shares of restricted common stock. During the period ended September 30, 2002, we issued an additional 50,000 shares of our common stock, pursuant to the investment banking agreement.

DURING THE PRIOR THREE YEARS, OUR SUBSIDIARY, PERFEXA-U.S. ISSUED THE FOLLOWING UNREGISTERED SECURITIES:

     In October 2003, Perfexa issued 15,000 shares of restricted common stock, resulting in net proceeds to Perfexa of $15,000, to an accredited investor at a price of $1.00 per share. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2003, Perfexa-U.S. initiated a private placement offering of 2,000,000 shares of its common stock at a price of $1.00 per share. A total of 60,000 shares were issued to three investors pursuant to the offering. The issuances were conducted without general solicitation to "accredited investors" pursuant to Rule 506 of Regulation D of the Securities Act of 1933.

     On April 23, 2003, Perfexa-U.S. issued a short-term convertible note, principal amount of $125,000, to an unrelated third-party investor. The note bears simple interest of 10% per annum, interest and principal due upon maturity on July 31, 2003. Pursuant to the terms of the note, the note is convertible (prior to maturity) at the election of the holder into shares of Perfexa-U.S.'s common stock at the rate of $0.50 per share. In August 2003, we repaid $100,000 of the principal balance and issued 8,152 shares of Perfexa-U.S. common stock. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On March 1, 2003, Perfexa-U.S. issued 50,000 shares of its common stock to an unrelated "accredited" third-party investor at a price of $0.50 per share, resulting in cash of $22,500, net of offering costs of $2,500. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2003, Perfexa-U.S. issued an aggregate of 160,000 shares of its common stock to two "accredited" unrelated third-party investors at a price of $0.50 per share, resulting in cash of $70,400, net of offering costs of $9,600. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 27.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following exhibits are filed as part of this registration statement:

Exhibit No.     Description

3.1 Amendment to Articles of Incorporation filed with the Nevada Secretary of State on June 21, 2005 increasing the authorized shares of common stock from 50,000,000 to 100,000,000.

3.2* Restated Articles of Incorporation filed with the Nevada Secretary of State on January 4, 2001 (incorporated by reference to Exhibit 3.1 in the Company's 2000 Proxy Statement filed on November 15, 2000).

3.2* Restated Bylaws of GTC Telecom Corp. adopted on September 20, 1999 (incorporated by reference to Exhibit 3.5 in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999 filed on October 13,
        1999).

4.1 Form of 12% Convertible Promissory Note issued pursuant to Subscription Agreement dated May 23, 2005.

4.2* Form of Class A Warrant -- Exhibit A1 to Subscription Agreement dated May 23, 2005 (incorporated by reference to Exhibit 10.1.1 of the Company's Form 8-K filed on May 24, 2005).

4.3* Form of Class B Warrant -- Exhibit A2 to Subscription Agreement dated May 23, 2005 (incorporated by reference to Exhibit 10.1.2 of the Company's Form 8-K filed on May 24, 2005).

5.1     Opinion of Counsel

10.1* Subscription Agreement by and between GTC Telecom Corp. and Bumper Fund, LP dated July 11, 2005 (incorporated by reference to
        Exhibit 10.1 of the Company's Form 8-K filed on July 15, 2005).

10.2* Amendment Agreement by and between GTC Telecom Corp. and Alpha Capital Alpha Capital Aktiengesellschaft, DCOFI Master LDC, SCG Capital, LLC, Silver Oak Investments, Inc., and Ellis International Ltd. dated June 28, 2005 (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed on July 11, 2005).

10.3* Subscription Agreement by and between GTC Telecom Corp. and Alpha Capital Alpha Capital Aktiengesellschaft, DCOFI Master LDC, SCG Capital, LLC, Silver Oak Investments, Inc., and Ellis International Ltd. dated May 23, 2005 (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed on May 23, 2005).

10.3.1 Escrow Agreement -- Exhibit B to Subscription Agreement dated May 23, 2005 (incorporated by reference to Exhibit 10.1.3 of the Company's Form 8-K filed on May 23, 2005).

10.3.2 Security Agreement by GTC Telecom Corp. -- Exhibit C1 to Subscription Agreement dated May 23, 2005 (incorporated by reference to Exhibit
        10.1.4 of the Company's Form 8-K filed on May 23, 2005).

10.3.3 Collateral Agent Agreement -- Exhibit D to Subscription Agreement dated May 23, 2005. (incorporated by reference to Exhibit 10.1.5 of the Company's Form 8-K filed on May 23, 2005).

10.4* Lease dated March 1, 2005 by and between the Company and Southern California Sunbelt Developers, Inc. for Suite P-3, Costa Mesa, CA 92626 (incorporated by reference to Exhibit 10.1 of the Company's Form 10-QSB filed on May 16, 2005).

10.5* Lease dated March 1, 2005 by and between the Company and Southern California Sunbelt Developers, Inc. for Suite K-103, Costa Mesa, CA 92626 (incorporated by reference to Exhibit 10.2 of the Company's Form 10-QSB filed on May 16, 2005).

10.6* Addendum No. 1 to Subscription Agreement dated May 12, 2005 by and between the Company and the Rapaport Family Trust (incorporated by reference to Exhibit 10.1.5 of the Company's Form 8-K filed on May 23,
        2005).


10.7* Subscription Agreement dated May 13, 2005 by and between the Company and the Rapaport Family Trust (incorporated by reference to Exhibit 10.3 of the Company's Form 10-QSB filed on May 16, 2005).

10.8* Wholesale Solutions Switched Services Agreement by and between the Company and Sprint Communications Company L.P. dated July 26, 2002 (incorporated by reference to Exhibit 10.9 of the Company's Form 10-KSB filed on September 28, 2004).

10.9* Employment Agreement by and between GTC Telecom Corp., a Nevada corporation and Eric Clemons, dated December 1, 1998 (incorporated by reference to Exhibit 10.6 in the Company's Form 10 SB/A filed April 2,
        1999).

10.10* Employment Agreement by and between GTC Telecom Corp., a Nevada corporation and Jerry DeCiccio, dated December 1, 1998 (incorporated by reference to Exhibit 10.7 in the Company's Form 10 SB/A filed April 2,
        1999).

10.11* Employment Agreement by and between GTC Telecom Corp., a Nevada corporation and Paul Sandhu, dated December 1, 1998 (incorporated by reference to Exhibit 10.8 in the Company's Form 10 SB/A filed April 2,
        1999).

21.1    Subsidiaries of the Registrant

23.1    Consent of Registered Public Accounting Firm

------------------------------
* Previously filed and incorporated by reference as indicted.

ITEM 28.  UNDERTAKINGS

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes  that:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Costa Mesa, California, on July 19, 2005.



                                                  GTC TELECOM CORP.


                                                  /s/ S. Paul Sandhu
                                                  By: Name: S. Paul Sandhu
                                                  Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  TITLE                                  DATE

/s/ S. Paul Sandhu
____________________       Chief Executive Officer and Director   July 19, 2005
S. Paul Sandhu

/s/ Eric A. Clemons
____________________       President, Secretary and Director      July 19, 2005
Eric A. Clemons

/s/ Gerald A. DeCiccio
____________________       Chief Financial Officer and Director   July 19, 2005
Gerald A. DeCiccio